As filed with the Securities and Exchange Commission on October 28, 2005
                                                     Registration No. 333-127003
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 --------------


                                 AMENDMENT NO. 2
                                       TO


                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                             SECURED SERVICES, INC.
             (Exact name of Registrant as specified in its charter)

           DELAWARE                         7371                 11-2964894
------------------------------   -------------------------   -------------------
       (State or Other               (Primary Standard        (I.R.S. Employer
       Jurisdiction of           Industrial Classification   Identification No.)
Incorporation or Organization)         Code Number)

                             SECURED SERVICES, INC.
                         110 WILLIAM STREET, 14TH FLOOR
                            NEW YORK, NEW YORK 10038
                            (212) 227-9696 TELEPHONE
                            (888) 445-4467 FACSIMILE
    (Address, including zip code, and telephone number, including area code, of Registrant's executive offices)

                    -----------------------------------------

                                 ROBERT SKINNER

                             SECURED SERVICES, INC.
                         110 WILLIAM STREET, 14TH FLOOR
                            NEW YORK, NEW YORK 10038
                            (212) 227-9696 TELEPHONE
                            (888) 445-4467 FACSIMILE
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                    -----------------------------------------

                                    COPY TO:

                            STEPHEN A. ZELNICK, ESQ.
                       MORSE, ZELNICK, ROSE & LANDER, LLP
                                 405 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 838-5030
                            (212) 838-9190 FACSIMILE

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                 --------------



THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.


PROSPECTUS (SUBJECT TO COMPLETION)
DATED OCTOBER ___, 2005

                                24,692,955 SHARES
                                       OF
                                  COMMON STOCK
                             SECURED SERVICES, INC.


                                ----------------


            The selling stockholders named in this prospectus are offering up to 24,692,955 shares of our common stock ("Common Stock") as indicated on the next page of this Prospectus. We will bear all costs relating to the offer and sale of the shares, which we expect will be approximately $150,000. However, the selling stockholders will pay any commissions, fees and discounts of underwriters, brokers, dealers or agents.


            Concurrent with this offering other selling stock holders are offering up to 14,188,904 shares of our Common Stock which they own or which underlie outstanding warrants and shares of Series A Convertible Preferred Stock ("Series A Shares") pursuant to a Registration Statement on Form SB-2 (File No. 333-116455) which became effective on August 20, 2004.

            Each selling stockholder will sell its shares whenever it chooses to do so at varying prices to be determined at the time of each sale. Each selling stockholder may sell its shares directly to or through broker-dealers, who may receive compensation in the form of discounts, concessions or commissions from either the selling stockholder or the purchasers of the shares or both of them. Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under applicable state law or that an exemption from registration is available.


            Our Common Stock is quoted on the OTC Bulletin Board under the trading symbol "SSVC.OB". The high and low prices for our Common Stock on the OTC Bulletin Board were both $____ on October ___, 2005.


            SEE "RISK FACTORS" BEGINNING ON PAGE 9 OF THIS PROSPECTUS FOR THE FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

            NO UNDERWRITER OR PERSON HAS BEEN ENGAGED BY US TO FACILITATE THE SALE OF THE SHARES OF COMMON STOCK IN THIS OFFERING. THIS OFFERING WILL CONTINUE FOR UP TO 24 MONTHS AFTER THE ACCOMPANYING REGISTRATION STATEMENT IS DECLARED EFFECTIVE BY THE SECURITIES AND EXCHANGE COMMISSION OR FOR SO LONG THEREAFTER AS SALES OF SHARES OFFERED BY THE SELLING STOCKHOLDER WOULD OTHERWISE BE SUBJECT TO VOLUME LIMITATIONS IMPOSED UNDER THE SECURITIES ACT.

            NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED THESE SHARES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. IT IS ILLEGAL FOR ANYONE TO TELL YOU OTHERWISE.

                 The date of this Prospectus is _________, 2005

            An aggregate of 23,194,637 shares offered pursuant to this Prospectus underlie other issued and outstanding securities owned by the selling stockholders as follows: 5,837,226 shares are issuable upon conversion of $7,000,000 face amount of 7.5% Convertible Debentures due June 13, 2008 (the "Debentures"), 5,202,005 shares are issuable upon exercise of 4-year warrants to purchase shares of our Common Stock at a price of $1.2791 per share and 254,002 shares are issuable upon exercise of 3-year warrants to purchase shares of our Common Stock at prices from $1.1992 to $2.00 per share (the "Warrants"), 4,170,000 shares are issuable upon conversion of Series B Convertible Preferred Stock ("Series B Shares"), an estimated 2,598,671 shares are issuable as interest or dividends on the Debentures and Series B Shares and an estimated 5,132,733 shares are issuable as a result of the anti-dilution features of the Debentures and Series B Shares. We will not receive any of the proceeds from the sale of the shares, although we will receive aggregate proceeds of approximately $7,119,000 if all of the warrants held by the selling stockholders are exercised.


                                ----------------

       We own the following trademarks: "IDENTIPRISE(R)," SECUREDUSER(TM), and IDENTIPRISE SECUREDMOBILE(TM).

            Secured Services, Inc. and its subsidiaries are sometimes referred to as "us," "our," or "Secured Services".

                           FORWARD-LOOKING STATEMENTS

            Some of the statements made in this prospectus discuss future events and developments, including our future business strategy and our ability to generate revenue, income and cash flow. In some cases, you can identify forward-looking statements by words or phrases such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," "our future success depends," "seek to continue," or the negative of these words or phrases, or comparable words or phrases. These statements are only predictions that are based, in part, on assumptions involving judgments about future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various facts, including the risks outlined in this "Risk Factors" section. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We do not undertake to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.

                               PROSPECTUS SUMMARY

            THIS SUMMARY PROVIDES A BRIEF OVERVIEW OF THE KEY ASPECTS OF THE OFFERING. HOWEVER, IT IS A SUMMARY AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. FOR A MORE COMPLETE UNDERSTANDING OF THIS OFFERING, WE ENCOURAGE YOU TO READ THIS ENTIRE PROSPECTUS, INCLUDING OUR FINANCIAL STATEMENTS AND THE NOTES TO THOSE STATEMENTS.

                             SECURED SERVICES, INC.

BUSINESS OVERVIEW

            Secured Services provides Secured User Management solutions that enable large organizations to administer, control and audit users' digital identities and their access privileges to applications, data systems and connectivity in wired and wireless networks. With our IDENTIPRISE SECUREDUSER software, a single user logon can provide controlled access to all user applications (Web, client/server and mainframe). Additionally, this solution provides an automated way to grant, modify or revoke user account access to applications and connectivity. Our IDENTIPRISE SECUREDMOBILE software solution delivers end-to-end encrypted data communications between a user device (e.g. computer, handheld, mobile phone) and protected information resources, across any wired or wireless network with connection mobility across such networks.

            We also offer various levels of consulting and support services that enable our customers to identify and manage security issues and practices. Our professional services group provides architecture, design, project management, training and custom development services, to businesses and/or government agencies seeking to protect their information assets.

            Our software products are generally sold on a perpetual license basis. Customers enter into an annual support agreement for their software license at the time of initial purchase and typically renew this support agreement annually. These agreements entitle customers to software upgrades and support.

GROWTH STRATEGY

            Our growth strategy is to increase the sales of our IDENTIPRISE SECUREDUSER and IDENTIPRISE SECUREDMOBILE software solutions by (i) continued investment in promoting and marketing our product and service offerings to prospective customers and to other technology service providers (i.e. systems integrators, value added resellers and managed service providers) which we believe will have the effect of developing greater customer demand and broadening our market coverage and (ii) increasing functionality. Our ability to implement our growth strategy will depend on identifying and obtaining new customers and resellers on desirable economic terms.

CORPORATE INFORMATION

            On July 18, 2003, Secured Services, Inc. ("SSI"), a privately held company organized under the laws of the state of Delaware on September 26, 2002, acquired Southern Software, Group, Inc. ("SSGI"), a then inactive publicly held company, by merging with a wholly owned subsidiary of SSGI formed for that purpose. In the merger, SSGI changed its name to Secured Services, Inc., our present name and the name of the entity whose securities are offered pursuant to this prospectus. Since the stockholders of SSI received approximately 94% of the outstanding securities of SSGI the merger was accounted for as a "reverse acquisition" in which SSI (the legal acquiree) was the accounting acquiror and SSGI (the legal acquiror) was the accounting acquiree (the "July 2003 Merger").

            As conditions for the completion of the merger, SSI consummated (i) the acquisition of the operating assets and business of the VACMAN Enterprise product line ("Vacman") of Vasco Data Security International, Inc. ("VASCO"),

(ii) the acquisition of certain assets and the business of Dolfin.com, Inc. ("Dolfin") and (iii) a capital raise of at least $1,000,000 through a private placement of its Common Stock. Vacman designs, develops, markets and supports security products and services that manage user access and single sign-on to web, client/server and legacy applications in one integrated system for corporate and government customers. Dolfin markets and supports security products and services that manage data security across integrated systems of corporate customers. SSI had completed its organization and commenced negotiations for these acquisitions on April 28, 2003, which is used in Secured Services Financial Statements as the "Date of Inception."

            On June 14, 2005 we acquired all the business and operating assets and assumed certain liabilities of Chameleon Communications Technology, Inc. ("Chameleon") by merger with our wholly-owned acquisition subsidiary, Secured Mobile, Inc. Chameleon specializes in the business of developing networking software for provisioning, managing and securing communications across any wired or wireless broadband network. Upon consummation of the merger we merged its operating business with ours.

            Our principal executive office is located at 110 William Street, 14th Floor, New York, New York 10038 and our telephone number is (212) 227-9696. Our Web address is www.secured-services.com. None of the information on our Web site is part of this prospectus.

                                  THE OFFERING


Securities offered ...............      24,692,955 shares of Common Stock of
                                        which 23,194,637 shares underlie other
                                        issued and outstanding securities owned
                                        by the selling stockholders including
                                        5,837,226 shares underlying the
                                        Debentures, 5,456,007 shares underlying
                                        the Warrants, 4,170,000 shares
                                        underlying the Series B Shares, an
                                        estimated 2,598,671 shares issuable as
                                        interest or dividends on the Debentures
                                        and the Series B Shares and an estimated
                                        5,132,733 shares issuable as a result of the anti-dilution features of these securities.

Shares of Common Stock outstanding
   before this offering ..........      18,508,084

Shares of Common Stock outstanding
   after this offering ...........      41,702,721*


Proceeds: ........................      We will not receive any of the proceeds
                                        from the sale of the shares, although we will receive up to approximately
                                        $7,119,000 upon the exercise of the
                                        warrants in full. We will pay all of the expenses of the offering, including, without limitation, professional fees and printing expenses.

Risk factors: ....................      The offering involves a high degree of
                                        risk. Please refer to "Risk Factors" for a description of the risk factors you should consider.

OTC bulletin board symbol: .......      SSVC.OB

----------
*     Assumes the following:


      (a)
            o     the conversion of the Debentures;
            o     the conversion of the Series B Shares;
            o the exercise of the Warrants giving rise to the issuance of the Common Stock offered hereby;
            o issuance of the shares issuable as interest or dividends on the Debentures and Series B Shares;
            o the issuance of an estimated 5,132,733 additional shares issuable on conversion of the Debentures and Series B Shares as a result of the anti-dilution provisions thereof; and
            o     no issuance of the 125,000 and 98,000 shares of Common Stock issuable to each of Cybrix Corporation and Crosslink
                  Resources, Inc., respectively, pursuant to, and during the remaining term of their existing agreements with Secured Services all of which have been included in this prospectus.


      and

      (b)   no conversion or exercise of the following outstanding securities:

            o 2,000,000 Series A Shares convertible into Common Stock on a 1 for 1 basis;

            o 5-year common stock purchase warrants exercisable for 1,346,156 shares at an exercise price of $1.96 per share;
            o 3-year common stock purchase warrants exercisable for 1,831,567 shares at exercise prices ranging from $1.00 to $6.00 per share; and
            o options for 1,121,490 shares of Common Stock exercisable at prices ranging from $1.50 to $13.13, per share.

                          SUMMARY FINANCIAL INFORMATION

            The following table summarizes historical Statement of Operations data for Secured Services for the year ended December 31, 2004, the period from April 28, 2003 (date of inception) to December 31, 2003, and the six months ended June 30, 2005 and 2004 and pro forma Statement of Operations data for the year ended December 31, 2004 and the six months ended June 30, 2005 assuming Chameleon had been acquired on January 1, 2004 instead of June 13, 2005.

                   (000s omitted, except for per share data )

                                                          HISTORICAL                          PRO FORMA
                                                                                             (UNAUDITED)
                                                     Period
                                                      From         Six Months Ended
                                          Year      April 28,           June 30,           Year     Six Months
                                         Ended       2003 to          (Unaudited)         Ended       Ended
                                        Dec. 31,     Dec. 31     --------------------    Dec. 31     June 30,
                                          2004         2003        2005        2004        2004        2005
                                        --------    ---------    --------    --------    --------   ----------
STATEMENT OF OPERATIONS DATA:

Revenues - Sales and Services           $  2,194     $  1,024    $  1,845    $    937    $  2,276    $  1,889
Gross Profit                               1,157          690         685         589       1,208         726
Net loss                                  (5,754)      (1,016)     (5,294)     (1,772)     (8,580)     (6,160)
Preferred stock dividend requirements        120           60          60          60         120          60
Net loss applicable to common stock     $ (5,874)    $ (1,076)   $ (5,354)   $ (1,832)   $ (8,700)   $ (6,220)
                                        ========     ========    ========    ========    ========    ========
Loss per common share -
  basic and diluted                     $  (0.45)    $  (0.17)   $  (0.32)   $  (0.16)   $  (0.66)   $  (0.35)
Weighted average
number of common shares
outstanding                               13,196        6,232      17,379      11,678      13,196      17,689
                                        ========     ========    ========    ========    ========    ========

            The following table summarizes Balance Sheet data for Secured Services as at December 31, 2004 and June 30, 2005.

                                 (000S OMITTED)

                                      SECURED SERVICES
                               ---------------------------
                               DECEMBER 31,      JUNE 30,
                                   2004            2005
                               ------------     ---------
BALANCE SHEET DATA:                            (UNAUDITED)
Cash and cash equivalents        $  1,608        $  1,134
Accounts receivable, net              518             294
Total assets                        7,156          16,772
Total liabilities                   2,180          10,049
Accumulated deficit                (6,953)        (12,307)
Stockholders' equity             $  4,975        $  6,723

                                  RISK FACTORS

            THIS OFFERING INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS, INCLUDING OUR FINANCIAL STATEMENTS AND THE NOTES TO THOSE STATEMENTS, BEFORE YOU PURCHASE ANY SHARES.

WE ARE DEPENDENT ON OUR ABILITY TO MARKET OUR SERVICES.

            Our success is dependent mainly on our ability to market, and the market's acceptance of, our IDENTIPRISE software systems, together with related implementation services. Our success and the success of our business partners with regard to the marketing of our products and services and the development of significant market acceptance of our product and services are not certain. If our products and services do not achieve sufficient market acceptance, our business, financial condition and results of operations would be materially and adversely affected.

WE HAVE INCURRED, AND WILL CONTINUE TO INCUR, SIGNIFICANT LOSSES.

            We have incurred significant losses since the commencement of operations in 2003 and expect that we will continue to incur losses and negative cash flow for the indefinite future including the year ending December 31, 2005.

            We have a history of losses and the likelihood of our success depends on many factors, including some that are out of our control. We have had cumulative losses since inception through June 30, 2005 of approximately $12.3 million. The likelihood of our success must be considered in light of the problems, delays, expenses and difficulties encountered by an enterprise in our stage of development, some of which may be beyond our control. These include, but are not limited to, our ability to operate our anticipated business; delays in acceptance of our IDENTIPRISE system by our business partners; the ability of our business partners to attract a sufficient number of customers; unanticipated problems relating to further software enhancement and development; the competitive and regulatory environment in which we operate; marketing problems; and additional costs and expenses that may exceed current estimates. We anticipate continued losses and negative cash flow and we cannot predict whether or when we will become profitable.

WE MAY REQUIRE ADDITIONAL FUNDING.

            We may require additional funding to continue in business or to carry out our business plan. On June 14, 2005, we closed a $7 million private placement of Debentures which are convertible into shares of Common Stock by the Debenture holders until June 18, 2008. Any Debenture principal not converted into shares of Common Stock by June 18, 2008, will need to be repaid. If we continue to experience operating losses and our cash flows do not improve we will not be able to repay the Debentures. Under those circumstances we will be forced to obtain additional financing, liquidate our business or seek bankruptcy protection.

            Our cash requirements may vary materially from those now planned due to a number of factors, including the extent to which we develop the IDENTIPRISE software under its own brand, the response of competitors to the IDENTIPRISE software and our ability to satisfy applicable licensing requirements. We may need to raise additional capital to fund our future operations. There can be no assurance that additional financing will be available when needed on terms acceptable to us, or at all. If additional funds are raised by issuing equity securities, further dilution to existing stockholders will result and future investors may be granted rights superior to those of existing stockholders. Moreover, raising additional funds in the future may trigger the anti-dilution provisions in the Debentures, Series B Shares and Warrants, resulting in further dilution to existing stockholders. Insufficient funds may prevent us from implementing our business strategy, may require us to limit our operations significantly or may prevent us from continuing as a going concern.

DUE TO OUR LIMITED OPERATING HISTORY WE MAY NEVER GENERATE SIGNIFICANT REVENUE.

            Our sales and integration cycles with potential business partners for our IDENTIPRISE software is long and unpredictable. Potential business partners typically undertake a lengthy evaluation process. As a result, we may not recognize revenue from sales efforts for an extended period of time, if at all. Assuming an agreement is reached, the IDENTIPRISE software must then be integrated with the business partner's technical environment. The length of time to complete the integration process may be adversely impacted by a number of factors, including the business partner's system infrastructure, its strategic priorities and technical resources. Unanticipated problems during the integration process could result in extensive delays in launching IDENTIPRISE or termination of an agreement, which could materially and adversely affect our business, financial condition and results of operations.

WE MAY BE AFFECTED ADVERSELY BY CHANGES IN EXCHANGE RATES.

            Our international operations subject us to currency exchange risks. A significant portion of our operations are in Canada and denominated in Canadian dollars. As a result, our operating results may be adversely affected by changes in exchange rates. Given the volatility of currency exchange rates, we cannot predict the effect of exchange rate fluctuations on our future operating results.

WE ARE A RELATIVELY SMALL COMPANY WITH LIMITED RESOURCES.

            We face substantial competition in the security industry and may not be able keep up with future technological changes. Our IDENTIPRISE software and the business we intend to operate compete with other forms of security systems. There can be no assurance that future technological advances will not result in improved products or services that could adversely affect our business or that we will be able to develop and introduce competitive uses for our products and to bring such uses to market in a timely manner. Our success depends significantly upon our ability to protect our Intellectual property and to avoid infringing the intellectual property of third parties, which could result in costly and time-consuming litigation.

IF WE ARE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY WE MAY BE UNABLE TO
COMPETE.

            We regard our IDENTIPRISE software and related technology as proprietary and rely primarily on a combination of patent, trademark, copyright and trade secret laws and employee and third-party non-disclosure agreements to protect our proprietary rights. Currently, we have no United States patents for our proprietary methods and our related computer processing system. Defense of intellectual property rights can be difficult and costly, and there can be no assurance that we will be able to effectively protect our technology from misappropriation by competitors. Additionally, third party infringement claims may result in our being required to enter into royalty arrangements or pay damages, any of which could materially and adversely affect our business, financial condition and results of operations. As the number of software products in the industry increases and the functionality of these products further overlap, software developers and publishers may increasingly become subject to infringement claims. Although we have not received any claim that we are infringing on any patent or trade secrets and we are not currently aware of any claim that we are infringing on any such rights of others, there can be no assurance that we will not face such claims, with or without merit, in the future. Any such claims or litigation could be costly and could result in a diversion of management's attention, which could have a material adverse effect on our business, financial condition and results of operations. Any settlement of such claims or adverse determinations in such litigation could also have a material adverse effect on our business, financial condition and results of operations.

OUR SUCCESS DEPENDS ON OUR ABILITY TO ATTRACT AND RETAIN KEY PERSONNEL.

            We are dependent upon the continued efforts and abilities of our executive officers and other key personnel, the loss or unavailability of certain key people for any significant period could have a material adverse effect on our business, financial condition and results of operations. These key employees have entered into employment agreements with us and no assurance can be given that those agreements will be extended or renewed upon expiration of their term and, if not extended or renewed, whether individuals with similar backgrounds and experience could be hired to replace them. We do maintain and do intend to obtain key person life insurance on the life of key employees. Our operations will also depend to a great extent on our ability to attract new key personnel and retain existing key personnel in the future. Competition is intense for highly skilled employees and there can be no assurance that we will be successful in attracting and retaining such personnel or that we can avoid increased costs in order to do so. Our failure to attract additional qualified employees or to retain the services of key personnel could have a material adverse effect on our business, financial condition and results of operations.

EFFECTIVE CONTROL IS HELD BY FIVE DIRECTORS.


            Five of our directors, Michael Faber, King T. Moore, Michael P. Dubreuil, Shawn Kreloff and T. Kendall Hunt, beneficially own, respectively, 2,155,975, 1,900,003, 1,333,336 (held by a family trust for the benefit of Mr. Dubreuil's children, as to which he disclaims beneficial ownership), 900,000 and 2,072,059 shares of our Common Stock, not including 1,634,541 shares in the aggregate underlying immediately exercisable options and warrants at price ranging from $1.2791 to $2.00 per share. In addition, Mr. Hunt is the Chairman and Chief Executive Officer of VASCO and, as such, may be deemed the beneficial owner of the 2,000,000 Series A Shares held by VASCO. Accordingly, these five directors together beneficially own 10,361,373 voting shares or approximately 45.92% of our voting shares based on the number of shares outstanding as of October 25, 2005 plus the outstanding Series A Shares and the Series B Shares held by NextPoint Partners II L.P. As a result, our directors may control the election of our directors and the outcome of issues submitted to a vote of stockholders. In addition, the holders of our Series B Shares have the right, voting as a separate class, to elect three directors on a seven member Board of Directors.


OUR COMMON STOCK IS A "PENNY STOCK" WHICH MAY RESTRICT THE ABILITY OF STOCKHOLDERS TO SELL OUR COMMON STOCK IN THE SECONDARY MARKET.

            The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be an equity security that has a market price, as defined, of less than $5.00 per share, or an exercise price of less than $5.00 per share, subject to certain exceptions, including an exception of an equity security that is quoted on a national securities exchange. Our Common Stock is not now quoted on a national exchange but is traded on the OTC Bulletin Board. Thus, they are subject to rules that impose additional sales practice requirements on broker-dealers who sell these securities. For example, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser's written consent to the transactions prior to the purchase. Additionally, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered underwriter, and current quotations for the securities, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The "penny stock" rules, may restrict the ability of our stockholders to sell our Common Stock and warrants in the secondary market.

THE MARKET PRICE OF OUR COMMON STOCK MAY BE HIGHLY VOLATILE.

            The market price of securities of many emerging and high technology companies has been highly volatile, experiencing wide fluctuations not necessarily related to the operating performance of such companies. Factors such as volatility in the trading markets generally, our operating results, public announcements regarding us or our competitors concerning technological innovations and new products or systems may have a significant impact on the market price of our securities.

            Statements or changes in opinions, ratings or earnings estimates made by brokerage firms or industry analysts relating to the markets in which we operate or expect to operate could also have an adverse effect on the market price of our Common Stock. In addition, the stock market as a whole has from time to time experienced extreme price and volume fluctuations which have particularly affected the market price for the securities of many small-cap companies and which often have been unrelated to the operating performance of these companies.

PROVISIONS IN OUR CHARTER DOCUMENTS COULD PREVENT DELAY OR IMPEDE A CHANGE IN CONTROL OF THE COMPANY AND DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

            Our Certificate of Incorporation authorizes the issuance of 5,000,000 shares of Preferred Stock (of which 2,000,000 have been designated as Series A Shares and are issued and outstanding, and 5,004 have been designated Series B Shares of which 4,170 are issued and outstanding) with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without obtaining stockholder approval, to issue such preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our Common Stock. In the event of issuance, our preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in the control of the company. Certain provisions of Delaware law may also discourage third party attempts to acquire control of the company.

ANY ACQUISITION WE MAKE COULD DISRUPT OUR BUSINESS AND HARM OUR FINANCIAL CONDITION.

            Our strategy is to grow via organic growth of our current products and services and through the acquisition of complimentary companies and technologies. We have limited experiences in making significant acquisitions. Acquisitions entail a number of risks that could materially and adversely affect our business and operating results including problems integrating the acquired operations, technologies and products, potential loss of key employees and difficulties in maintaining relationships with suppliers and customers.

WE HAVE AGREED TO LIMITATIONS ON THE POTENTIAL LIABILITY OF OUR DIRECTORS.

            Our certificate of incorporation provides that, in general, directors will not be personally liable for monetary damages to the company or our stockholders for a breach of fiduciary duty. Although this limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission, the presence of these provisions in the certificate of incorporation could prevent us from recovering monetary damages.

OUR COMMON STOCK HAS BEEN THINLY TRADED, LIQUIDITY IS LIMITED, AND WE MAY BE UNABLE TO OBTAIN LISTING OF OUR COMMON STOCK ON A MORE LIQUID MARKET.

            Our Common Stock is quoted on the OTC Bulletin Board, which provides significantly less liquidity than a securities exchange (such as the American or New York Stock Exchange) or an automated quotation system (such as the Nasdaq National Market or SmallCap Market). There is uncertainty that we will ever be accepted for a listing on an automated quotation system or securities exchange.

            Often there is currently a limited volume of trading in our Common Stock, and on many days there has been no trading activity at all. The Purchasers of shares of our Common Stock may find it difficult to resell their shares at prices quoted in the market or at all.

                                 USE OF PROCEEDS

            All shares of our Common Stock offered by this prospectus are being registered for the account of the selling stockholders. We will not receive any of the proceeds from the sale of these shares, although we will receive aggregate proceeds of approximately $7,119,000 if all the warrants held by the selling stockholders are exercised. These proceeds, if any, will be used for working capital.

                                 DIVIDEND POLICY

            We have not declared or paid any cash dividends on our Common Stock since inception and we do not intend to pay any cash dividends in the foreseeable future. We intend to retain any future earnings for use in the operation and expansion of our business. Any future decision to pay dividends on Common Stock will be at the discretion of our Board of Directors and will be dependent upon our fiscal condition, results of operations, capital requirements and other factors our Board of Directors may deem relevant. So long as shares of our Series A Convertible Preferred Stock are outstanding we may not pay annual dividends on our Common Stock exceeding 5% of our surplus determined under Delaware law.

                                 CAPITALIZATION

            The following table sets forth our capitalization as of June 30, 2005:

                                                                                                   (Unaudited)
                                                                                                   ------------
Long Term Debt:
   Convertible debentures, net of debt discount of $564,671                                        $  6,435,329
   Dividends payable in common stock                                                                     30,000
   Notes payable, net of current portion                                                                 32,483
                                                                                                   ------------

                                                                                                      6,497,812
                                                                                                   ------------

Commitments and contingencies
Stockholders' equity:
     Preferred stock; par value $.0001 per share; 5,000,000 shares authorized;
         2,000,000 shares of Series A convertible preferred
         stock issued and outstanding                                                                       200
         4,170 shares of Series B convertible preferred
         stock issued and outstanding                                                                        --
     Common stock, par value $.0001 per share; 50,000,000 shares
         authorized; 18,179,865 shares issued and outstanding                                             1,818
     Additional paid-in capital                                                                      19,509,792
     Subscriptions receivable for 768,000 shares                                                       (456,000)
     Accumulated deficit                                                                            (12,307,056)
     Accumulated other comprehensive loss                                                               (25,931)
                                                                                                   ------------
              Total stockholders' equity                                                              6,722,823
                                                                                                   ------------

              Total Capitalization                                                                 $ 13,220,635
                                                                                                   ============

                        PRICE RANGES OF OUR COMMON STOCK

            Our Common Stock is not listed on any stock exchange, but is traded on the Over-the-Counter Electronic Bulletin Board (the "OTC Bulletin Board") under the symbol "SSVC.OB" The following table sets forth the high and low bid information for our Common Stock for the periods presented, as reported by the OTC Bulletin Board. The bid information reflects inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.


                                                              BID PRICES
                                                      --------------------------
              QUARTERS                                 HIGH                 LOW
              --------                                 ----                 ---
   YEAR ENDED DECEMBER 31, 2003
January 1, 2003 to March 31, 2003 (*)                 $1.15                $0.12
April 1, 2003 to June 30, 2003                        $2.50                $0.66
July 1, 2003 to September 30, 2003                    $3.15                $1.50
October 1 2003 to December 31, 2003                   $2.71                $1.50
   YEAR ENDED DECEMBER 31, 2004
January 1, 2004 to March 31, 2004                     $2.40                $1.50
April 1, 2004 to June 30, 2004                        $2.80                $1.50
July 1, 2004 to September 31, 2004                    $2.00                $0.75
October 1, 2004 to December 31, 2004                  $1.88                $1.15
   YEAR ENDING DECEMBER 31, 2005
January 1, 2005 to March 31, 2005                     $1.95                $1.30
April 1, 2005 to June 30, 2005                        $1.60                $0.81
July 1, 2005 to September 30, 2005                    $1.15                $0.16

(*) A 1 for 35 reverse-split was effected on March 14, 2003. The Bid prices have been adjusted for this reverse-split.

          As of October 26, 2005, the closing bid price per share for our Common Stock, as reported on the OTC Bulletin Board was $0.27. As of October 26, 2005, we believe we had more than 1,600 beneficial stockholders.

                               RECENT DEVELOPMENTS

            On June 14, 2005 (the "Effective Date"), we acquired all of the business, operating assets and assumed certain liabilities of Chameleon Communications Technology, Inc., a Delaware corporation ("Chameleon"), by merger (the "Chameleon Merger Transaction") and closed on the private placement of up to $7 million of the Debentures and Warrants to Midsummer Investment, Ltd. and Islandia L.P., both institutional buyers and accredited investors (each an "Investor") (the "Debenture Transaction") pursuant to a Securities Purchase Agreement (the "Debenture Agreement") dated as of June 13, 2005.

ACQUISITION OF CHAMELEON

            The consideration for the Chameleon Merger Transaction consisted of $1,147,000 in cash, 1-year non-interest bearing promissory notes (the "Chameleon Merger Notes") in the aggregate principal amount of $1 million convertible at the option of the holders into 834,000 shares of our Common Stock after 360 days, $5 million of our Series B Shares, consisting of 4,170 Series B Shares convertible into 4,170,000 shares of Common Stock (the "Chameleon Merger Shares"), and four-year common stock purchase warrants to purchase 1,876,500 shares of our Common Stock at an exercise price of approximately $1.28 per share (the "Chameleon Merger Warrants"). The Chameleon Merger Notes, the Chameleon Merger Warrants and the Chameleon Merger Shares are all subject to anti-dilution adjustments. The consideration for the Chameleon Merger Transaction was determined in "arms-length" negotiations and the transaction was unanimously approved by the Boards of Directors of the parties involved. In September 2005, upon our receipt of the $3 million held in escrow from the Debenture Transaction, we satisfied the Chameleon Merger Notes.

            Chameleon develops networking software for provisioning, managing and securing communications across any wired or wireless broadband network.

            Prior to the Effective Date, neither we or any of our affiliates, nor any of our officers or directors or any associate of any such officers or directors, had any material relationship with Chameleon.

$7 MILLION PRIVATE PLACEMENT OF CONVERTIBLE DEBENTURES TO INSTITUTIONAL
INVESTORS

            Under the terms of the Debenture Agreement, the Investors purchased $7 million of the Debentures and Warrants to purchase 2,626,716 shares of Common Stock at an exercise price of $1.28 per share.

            The principal amount of the Debentures along with any outstanding interest are due and payable on June 13, 2008. Subject to anti-dilution adjustments, the Debentures are convertible at $1.1992 per share into an aggregate of 5,837,226 shares of Common Stock at the option of the holders.

            In connection with the Debenture Transaction, we paid a commission to Merriman Curhan Ford & Co., sole placement agent, consisting of $420,000 cash and Warrants for 490,320 shares of Common Stock.

EVALUATION OF DISCLOSURE CONTROLS; AMELIORATIVE ACTION

            In connection with the audit of our financial statements for the fiscal year ended December 31, 2004, management, together with J.H. Cohn LLP, our independent registered public accounting firm, identified the existence of several deficiencies related to the preparation of our financial statements and notes thereto. Specifically, on or about March 8, 2005, the independent registered public accounting firm found discrepancies between the number of outstanding options used in a draft of the annual financial statements and the numbers derived from rolling forward the disclosures in the quarterly reports; differences in totals in the Statement of Changes in Stockholders' Equity with other statements and disclosures; that five-year data had not been presented for all operating leases and that additional disclosures were required on the note issued to VASCO in connection with Secured's acquisition of the Identiprise product and related assets. Subsequently, on or about March 31, 2005, our independent registered public accounting firm identified certain errors in recording stock compensation and calculating depreciation of approximately $73,000 and $9,000, respectively, which we corrected prior to filing our financial statements in our annual report on Form 10-KSB for the year ended December 31, 2004. These deficiencies collectively amounted to material weaknesses in the design or operation of internal control over financial reporting that were reasonably likely to adversely affect our ability to record, process, summarize and report financial data if uncorrected. In the main, these deficiencies were a consequence of too small an accounting staff and the need for additional continuing professional education by staff members. In response to these deficiencies being brought to our attention, we performed extensive alternative analysis procedures to mitigate the deficiencies and we believe that, as a result of those procedures, our ability to process, summarize, and report financial data for the year ended December 31, 2004 and for the period from April 28, 2003 (date of inception) to December 31, 2003 was not adversely affected. Subsequently, we rectified the above noted deficiencies by preparing a detailed reconciliation of option grants so that the figures could be reported consistently; we reconciled the share register from inception to provide consistent figures for the Statement of Changes in Stockholders' Equity; we summarized lease data and updated our disclosure related to the note issued to VASCO and had an independent review by a different accounting firm, that we engaged to provide additional assistance. These deficiencies were also noted by our independent registered public accounting firm in their review of our financial statements in our March 31, 2005 quarterly report were corrected by reconciling the actions reflected in Minutes of our Board of Directors with the share register and recalculating all of the depreciation and amortization amounts to eliminate an arithmetic error. All remedial action for deficiencies related to the year ended December 31, 2004 commenced subsequent to December 31, 2004, but before the completion of financial statements for that period. Further, on or about May 10, 2005 we engaged as consultants an accounting and auditing firm to assist us in the preparation of our Form 10-QSB by providing accounting and write-up services prior to the audit or review of the financial statements in those forms by our independent registered public accounting firm. We believe that this independent accounting firm possesses the requisite accounting knowledge and professional education to supplement any deficiencies therein by our internal staff. Since the retention of the independent accounting firm we have met regularly with them, particularly in connection with our quarterly reports for the periods ended March 31, 2005 and June 30, 2005, to identify accounting and reporting issues and to obtain the benefit of their guidance in the preparation of our periodic filings.

            In addition, in June 2005, the Board of Directors engaged as a special consultant, a certified public accountant with over 30 years of experience as chief financial officer of several public companies, a former director and chairman of the audit committee of a public company and an operational and financial consultant to venture capital and leveraged buyout firms to review our financial reporting procedures, review functions of the financial organization and confirm that approved recommendations were implemented. We believe this engagement, combined with the ameliorative actions mentioned above, cured the material weakness noted by our independent registered public accounting firm.

            From May 10, through September 12, 2005, we have incurred expenses of approximately $131,000 in remediating the material deficiencies and providing related accounting and financial advice to the Board and management. After taking into account the deficiencies and the alternative analysis procedures implemented in connection with the completion of our financial reports for the year ended December 31, 2004 and the other ameliorative actions mentioned above, management, with the participation of our chief executive officer and the chief financial officer, carried out an evaluation of the effectiveness of our "disclosure controls and procedures" (as defined in the Securities Exchange Act of 1934 (the "Exchange Act") Rules 13a-15(e) as of June 30, 2005, the end of the period covered by our quarterly report on Form 10-QSB for the period ended June 30, 2005. Based upon that evaluation, the chief executive officer and chief financial officer concluded that, as of the Evaluation Date, our disclosure controls and procedures are effective to ensure that information required to be disclosed by us in the reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC's rules and forms. Information required to be disclosed by us in the reports we file or submit under the Exchange Act is accumulated and communicated to our management, including our principal executive and principal financial officers, as appropriate to allow timely decisions regarding required disclosure.

CONCURENT OFFERING

            Pursuant to a Registration Statement on Form SB-2 (File No. 333-116455) which became effective on August 20, 2004 selling stockholders, in addition to the selling stockholders proposing to sell shares pursuant to this Registration Statement, are offering up to 14,189,904 shares of our Common Stock which they own, including 1,346,156 shares which underlie 5-year warrants to purchase shares at a price of $1.96 per share, 1,327,234 shares which underlie 3-year warrants to purchase shares at prices ranging from $1.00 to $6.00 per share and 2,000,000 shares issuable upon conversion of an equal number of outstanding Series A Shares.

            The principal selling stockholders in the 2004 Registration Statement are 033 Growth Partners I LP and its related entities, other purchasers in a May 2004 $7 million private placement to institutional accredited investors and Vasco Data Security International, Inc. which acquired 2,000,000 Series A Shares in connection with our purchase of its Vacman Division, including Identiprise software system. The selling stockholders also include a large number of other purchasers in various private placements separately effected prior to May 2004.

                      SELECTED CONSOLIDATED FINANCIAL DATA

The selected consolidated financial data set forth below should be read together with "Management's Discussion and Analysis or Plan of Operations" included elsewhere in this prospectus. The Statement of Operations data for the year ended December 31, 2004 and the period from April 28, 2003 (date of inception) to December 31, 2003 and the Balance Sheet data at December 31, 2004 and 2003 are derived from the audited consolidated financial statements of Secured Services included elsewhere in this prospectus. The Statement of Operations data for Secured Services for the six and three months ended June 30, 2005 and 2004 and the Balance Sheet data for Secured Services at June 30, 2005 and 2004 are derived from the unaudited condensed consolidated financial statements of Secured Services, included elsewhere in this prospectus. In the opinion of management, the unaudited condensed consolidated financial statements have been prepared on substantially the same basis as the audited consolidated financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the results of operations for such period. Historical results are not necessarily indicative of the results to be expected in the future, and the results of interim periods are not necessarily indicative of results for the entire year.

                                                              YEAR ENDED           PERIOD FROM
                                                               DEC. 31,          APRIL 28, 2003
                                                                 2004           TO DEC. 31, 2003
                                                           ----------------     ----------------
STATEMENT OF OPERATIONS DATA:

Revenues - sales and services                                $  2,193,999         $  1,023,995
Cost of revenues                                                1,036,617              334,480
                                                             ------------         ------------

Gross profit                                                    1,157,382              689,515

Operating expenses                                              6,918,416            1,676,571
                                                             ------------         ------------

Loss from operations                                           (5,761,034)            (987,056)

Interest income                                                    47,198               2,158
Interest expense                                                  (43,370)            (31,047)
                                                             ------------         ------------

Net loss                                                       (5,757,206)          (1,015,945)
Preferred stock dividend requirements                             120,000               60,000
                                                             ------------         ------------

Net loss applicable to common stock                          $ (5,877,206)        $ (1,075,945)
                                                             ============         ============

Loss per common share - basic and diluted                    $      (0.45)        $      (0.17)
                                                             ============         ============
Weighted average number of common shares outstanding           13,196,336            6,232,304
                                                             ============         ============

    SIX AND THREE MONTHS ENDED JUNE 30, 2005 AND 2004 (UNAUDITED)

                                                  Six Months       Three Months        Six Months       Three Months
                                                     Ended             Ended              Ended             Ended
                                                 June 30, 2005     June 30, 2005      June 30, 2004     June 30, 2004
                                                 -------------     -------------      -------------     -------------
Revenues - sales and services                    $  1,845,128      $    967,492       $    936,928       $    405,863

Cost of revenues                                    1,160,187           526,725            347,547            200,045
                                                 ------------      ------------       ------------       ------------

Gross profit                                          684,941           440,767            589,381            205,818

Operating expenses                                  5,430,970         2,896,362          2,349,912          1,410,822
                                                 ------------      ------------       ------------       ------------

Loss from operations                               (4,746,029)       (2,455,595)        (1,760,531)        (1,205,004)

Other income (expense):
    Cost of terminated acquisitions                  (522,517)         (522,517)
    Other                                              58,092            55,379             13,738             12,519
    Interest expense                                  (83,451)          (70,963)           (24,980)           (12,114)
                                                 ------------      ------------       ------------       ------------

Net loss                                           (5,293,905)       (2,993,696)        (1,771,773)        (1,204,599)
Preferred stock dividend requirements                  60,000            30,000             60,000             30,000
                                                 ------------      ------------       ------------       ------------


Net loss applicable to common stock              $ (5,353,905)     $ (3,023,696)      $ (1,831,773)      $ (1,234,599)
                                                 ============      ============       ============       ============

Loss per common share - basic and diluted        $      (0.30)     $      (0.17)      $      (0.16)             (0.08)
                                                 ============      ============       ============       ============

Weighted average common shares outstanding         17,689,120        17,934,621         11,677,534         14,633,458
                                                 ============      ============       ============       ============

            The tables below summarizes the Balance Sheet data as of December 31, 2004 and 2003 and as of June 30, 2005 and 2004.

                                       DECEMBER 31,         DECEMBER 31,
                                           2004                 2003
                                       ------------         ------------
BALANCE SHEET DATA:

Cash and cash equivalents              $  1,607,777         $    203,677
Accounts receivable, net               $    518,183         $    435,881
Total assets                           $  7,155,999         $  4,620,355
Total liabilities                      $  2,180,621         $  1,533,144
Accumulated deficit                    $ (6,953,151)        $ (1,075,945)
Stockholders' equity                   $  4,975,378         $  3,087,211

                                         JUNE 30,            JUNE 30,
                                           2005                2004
                                       ------------         ------------
                                                  (UNAUDITED)
BALANCE SHEET DATA:

Cash and cash equivalents              $  1,134,101         $  5,666,151
Accounts receivable, net               $    604,006         $    530,690
Total assets                           $ 16,771,719         $ 10,708,169
Total liabilities                      $ 10,048,896         $  2,082,589
Accumulated deficit                    $(12,307,056)        $ (2,907,718)
Stockholders' equity                   $  6,722,823         $  8,625,580

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

            THIS DOCUMENT CONTAINS BOTH STATEMENTS OF HISTORICAL FACTS AND FORWARD LOOKING STATEMENTS. FORWARD LOOKING STATEMENTS ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE INDICATED BY THE FORWARD LOOKING STATEMENTS. EXAMPLES OF FORWARD LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO (I) PROJECTIONS OF REVENUES, INCOME OR LOSS, EARNINGS PER SHARE, CAPITAL EXPENDITURES, DIVIDENDS, CAPITAL STRUCTURE AND OTHER FINANCIAL ITEMS, (II) STATEMENTS OF OUR PLANS AND OBJECTIVES WITH RESPECT TO BUSINESS TRANSACTIONS AND ENHANCEMENT OF STOCKHOLDER VALUE,
(III) STATEMENTS OF FUTURE ECONOMIC PERFORMANCE, AND (IV) STATEMENTS OF ASSUMPTIONS UNDERLYING OTHER STATEMENTS AND STATEMENTS ABOUT OUR BUSINESS PROSPECTS.

            THIS PROSPECTUS ALSO IDENTIFIES IMPORTANT FACTORS, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE INDICATED BY THE FORWARD LOOKING STATEMENTS. THESE RISKS AND UNCERTAINTIES INCLUDE THE FACTORS DISCUSSED UNDER THE HEADING "RISK FACTORS" BEGINNING AT PAGE 9 OF THIS PROSPECTUS.

            THIS SECTION, "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" SHOULD BE READ IN CONJUNCTION WITH OUR AUDITED CONSOLIDATED AND UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AND THE NOTES THERETO APPEARING ELSEWHERE IN THIS PROSPECTUS.

OVERVIEW

         Secured Services, Inc. ("Secured Services") provides Secured User Management solutions that enable large organizations to administer, control and audit users' digital identities' and their access privileges to applications, data systems and connectivity in wired and wireless networks. With our IDENTIPRISE SECUREDUSER software, a single user logon can provide controlled access to all user applications (Web, client/server and mainframe). Additionally, this solution provides an automated way to grant, modify or revoke user account access to applications and connectivity. Our IDENTIPRISE SECUREDMOBILE software solution delivers end-to-end encrypted data communications between a user device (e.g. computer, handheld, mobile phone) and protected information resources, across any wired or wireless network with connection mobility across such networks.

         Every organization is challenged with managing users' digital identities and communications security. Disjointed or piecemeal management approaches create a significant set of operational, security and regulatory compliance problems. The strategy behind our IDENTIPRISE Secured User software is to provide a comprehensive security solution that concurrently addresses this trio of problems.

         IDENTIPRISE differentiates itself in the marketplace by providing the combined benefits of (i) complete, end-to-end functionality "pre-integrated" on one platform and (ii) an architecture design that overcomes traditional barriers to deployment. This yields a solution that implements rapidly, non-disruptively, and comprehensively within complex IT environments, for all users, all application types, and across all networks, both wired and wireless.

         In addition, complementary professional services assist clients in understanding their regulatory and security requirements, designing appropriate policies, and developing plans and budgets to support the implementation of an enterprise-wide security solution. During IDENTIPRISE implementations, Secured Services provides project management, training and services to ensure successful roll-out of the Secured User Management solution. To that end, on November 1, 2004 we purchased the assets of Cybrix Corporation, a Minnesota company in the business of providing IT security services. On June 14 2005 we merged with Chameleon Communications Technology, Inc. ("Chameleon"), a provider of wireless security software which compliments our Identiprise product suite allowing our services to extend to mobile users. We believe that these acquisitions broaden both our skill set and geographic coverage.

         Secured Services' target customers include large to medium size organizations in the financial services, health care, telecom, and government markets, primarily in North America. Secured Services employs a multi-channel approach to reach these sector markets.


THE SECURED SERVICES SOLUTION: IDENTIPRISE

       IDENTIPRISE is the cornerstone of our Secured User Management strategy, targeting two distinct yet interlinked enterprise challenges:

o Securing the User - that is, the administration, control and audit of user's access privileges to information resources, generally known in the industry as "identity and access management" (IAM). These challenges are met by the IDENTIPRISE SECUREDUSER solution set.

o Securing the Connection - that is, the management of users' data communications encryption, bandwidth, and mobility. These challenges are met by the IDENTIPRISE SECUREDMOBILE solution set.

IDENTIPRISE SECUREDUSER

IDENTIPRISE SECUREDUSER offers the combined advantages of:

COMPLETE DIGITAL IDENTITY LIFE CYCLE MANAGEMENT. IDENTIPRISE SECUREDUSER incorporates comprehensive identity administration, access control, and audit management functionality, BUILT ON A SINGLE, INTEGRATED PLATFORM. This makes for unique cohesiveness and seamlessness in managing the entire life cycle of an identity (i.e. grant, use, modify, revoke and audit);

TRUE, ENTERPRISE-WIDE REACH. IDENTIPRISE SECUREDUSER establishes a single identity management system that spans all users and application types, whether Web-based, client/server or legacy mainframe. The realization of TRUE SINGLE SIGN-ON, seamlessly integrated with user account provisioning processes, is unique to the industry; and

EASE OF DEPLOYMENT. IDENTIPRISE SECUREDUSER overcomes traditional barriers to IAM deployments by adhering to three architecture design principles of Span, Speed and Scale. This yields a solution that is highly flexible, deploys rapidly and non-disruptively, and is radically less risky and complex to implement, relative to competing approaches.


IDENTIPRISE SECUREDMOBILE

IDENTIPRISE SECUREDMOBILE combines four core traits for managing and controlling the user's physical communications connection:

END-TO-END ENCRYPTION. IDENTIPRISE SECUREMOBILE ensures confidentiality and integrity for all data communications by providing certificate-based encryption from the user to the information system resource, even when transmitted across untrusted, public networks.

MOBILITY THROUGH CONNECTION PERSISTENCE. The IDENTIPRISE SECUREDMOBILE technology automatically maintains encrypted communications even as the user moves from one type of network to another, without requiring the user to re-authenticate themselves or be concerned with which network is being used at any given time.

CENTRALIZED MANAGEMENT CONSOLE. Through a central management console, IDENTIPRISE SECUREDMOBILE enables the organization to provision users, audit their use, and implement user-based bandwidth and access management.

EASE OF DEPLOYMENT. IDENTIPRISE SECUREDMOBILE is architected to overlay on any type of communications equipment, without requiring changes or integration to such equipment. The platform is "agnostic" to any brand of gear that an organization may procure, making deployment rapid, non-disruptive, and capable of handling the equipment heterogeneity that is common in most organizations.


         Our software products are generally sold on a perpetual license basis. Customers enter into an annual support agreement for their software license at the time of initial purchase and typically renew this support agreement annually. Our support agreement entitles customers to software upgrades and support.

CRITICAL ACCOUNTING POLICIES AND USE OF ESTIMATES

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.

SOFTWARE DEVELOPMENT COSTS

         Pursuant to Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," we are required to charge the costs of creating a computer software product to research and development expense as incurred until the technological feasibility of the product has been established; thereafter, all related software development and production costs are required to be capitalized.

         Commencing upon the initial release of a product, capitalized software development costs and any costs of related purchased software are generally required to be amortized over the estimated economic life of the product or based on current and estimated future revenues. Thereafter, capitalized software development costs and costs of purchased software are reported at the lower of unamortized cost or estimated net realizable value. Due to the inherent technological changes in the software development industry, estimated net realizable values or economic lives may decline and, accordingly, the amortization period may have to be accelerated.

         We did not capitalize any software development costs since our date of inception.

RECOGNITION OF IMPAIRMENT

         Goodwill and other intangible assets with indefinite useful lives are subject to reduction when their carrying amounts exceed their estimated fair values based on impairment tests that are required to be made annually or more frequently under certain circumstances. Fair values are determined based on models that incorporate estimates of future profitability and cash flows.

         Impairment losses on long-lived tangible and intangible assets which do not have indefinite useful lives, such as computer equipment, customer lists and technology, are recognized when events indicate that the undiscounted cash flows estimated to be generated by such assets are less than their carrying value and all or a portion of such carrying value may not be recoverable. Impairment losses are then measured by comparing the fair value of assets to their carrying amounts.

STOCK-BASED COMPENSATION

         We measure compensation cost for stock options granted to employees using the intrinsic value method of accounting prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), which generally only requires charges to compensation expense for the excess, if any, of the fair value of the underlying stock at the date a stock option is granted over the amount the employee must pay to acquire the stock. We provide pro forma disclosures of net loss and loss per common share as if a fair value based method of accounting had been applied at the date of grant and the fair value of the options had been amortized over the vesting period as required by Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123") and SFAS No. 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure."

REVENUE RECOGNITION

         We apply the provisions of AICPA Statement of Position 97-2, "Software Revenue Recognition," as amended, which specifies the following four criteria that must be met prior to recognizing revenue: (1) there must be persuasive evidence of the existence of an arrangement, (2) delivery must be completed, (3) fees must be fixed or determinable, and (4) amounts due must be probable as to collection. In addition, revenue earned on software arrangements involving multiple elements is allocated to each element based on the relative fair value of the elements. When applicable, revenue allocated to software products (including specified upgrades/enhancements) is recognized upon delivery of the products.

         The above listing is not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management's judgment in their application. There are also areas in which management's judgment in selecting any available alternative would not produce a materially different result. See our audited and unaudited consolidated financial statements and notes thereto which begin on page F-7 of this prospectus, which contain accounting policies and other disclosures required by accounting principles generally accepted in the United States of America.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

         In December 2004, the Financial Accounting Standards Board (the "FASB") issued SFAS No. 123 (revised 2004), "Share-Based Payment" ("SFAS 123R"), which replaces SFAS 123 and supersedes APB 25. SFAS 123, as originally issued in 1995, established as preferable a fair-value based method of accounting for share-based payment transactions with employees. However, SFAS 123 permitted entities the option of continuing to apply the guidance in APB 25 and use the intrinsic value method of accounting for employee stock options, as long as the notes to the financial statements disclosed what net income or loss would have been had the preferable fair-value based method been used. SFAS 123R requires that the compensation cost relating to all share-based payment transactions, including grants of stock options to employees, be measured and recognized in the financial statements using the fair value of the compensation awards. Public entities filing as small business issuers will be required to apply the provisions of SFAS 123R as of the first interim or annual reporting period that begins after December 15, 2005. As the Company currently applies the guidance in APB 25, it will be required to adopt the provisions of SFAS 123R in the first quarter of the year ending December 31, 2006. The adoption will result in recognition of additional compensation expense in our consolidated statements of operations.

         In January 2003, the FASB issued Interpretation No. 46R "Consolidation of Variable Interest Entities," ("FIN 46R"). In general, a variable interest entity is a corporation, partnership, trust, or any other legal structure used for business purposes that either (a) does not have equity investors with voting rights or (b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. A variable interest entity often holds financial assets, including loans or receivables, real estate or other property. A variable interest entity may be essentially passive or it may engage in activities on behalf of another company. Until the adoption of FIN 46R, a company generally had included another entity in its consolidated financial statements only if it controlled the entity through voting interests. FIN 46R changes that by requiring a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the residual returns or both. FIN 46R's consolidation requirements apply immediately to variable interest entities created or acquired after January 31, 2003. The requirements of FIN 46R apply to all financial statements issued after December 15, 2004 regardless of when the variable interest entity was established. The adoption of FIN 46R did not have a material effect on our consolidated financial position and results of operations.

         In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" ("SFAS 150"). SFAS 150 changes the accounting for certain financial instruments that, under previous guidance, issuers could account for as equity. The new statement requires that those instruments be classified as liabilities in statements of financial position. Most of the guidance in SFAS 150 is effective for all financial instruments entered into or modified after May 31, 2003. The adoption of this statement did not have a material impact on our consolidated financial position, results of operations or cash flows.

         In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." We do not hold any material derivative instruments and do not conduct any significant hedging activities.

RESULTS OF OPERATIONS

         The following table sets forth for the period presented the consolidated operations data as an approximate percentage of revenues:

------------------------------------------------------------------------------------------------------------------------------------
                                                                                    THREE       THREE                   PERIOD FROM
                                                      SIX MONTHS     SIX MONTHS    MONTHS      MONTHS      YEAR ENDED    APRIL 28,
                                                         ENDED         ENDED       ENDED       ENDED      DECEMBER 31,    2003 TO
                                                        JUNE 30,      JUNE 30,    JUNE 30,    JUNE 30,       2004       DECEMBER 31,
                                                          2005          2004        2005        2004                        2003
------------------------------------------------------------------------------------------------------------------------------------
Revenues                                                  100.0%       100.0%      100.0%      100.0%       100.0%        100.0%
------------------------------------------------------------------------------------------------------------------------------------
Cost of revenues                                           62.9%        37.1%       54.4%      49.3.%        47.2%         32.7%
------------------------------------------------------------------------------------------------------------------------------------
Gross profit                                               37.1%        62.9%       45.6%       50.7%        52.8%         67.3%
------------------------------------------------------------------------------------------------------------------------------------
Selling, general and administrative expense               191.0%       200.6%      169.3%      280.0%       219.8%        132.7%
------------------------------------------------------------------------------------------------------------------------------------
Research and development                                   52.5%        35.6%       44.4%       51.0%        53.9%         18.0%
------------------------------------------------------------------------------------------------------------------------------------
Charge for impairment of loans from related parties        40.4%          --        77.1%         --         27.3%           --
------------------------------------------------------------------------------------------------------------------------------------
Depreciation and amortization                              10.4%        14.6%        8.6%       16.6%        14.4%         13.0%
------------------------------------------------------------------------------------------------------------------------------------
Total operating costs and expenses                        294.3%       250.8%      299.4%      347.6%       315.4%        163.7%
------------------------------------------------------------------------------------------------------------------------------------
Loss from operations                                     (257.2)%     (187.9)%    (253.8)%    (296.9)%     (262.6)%       (96.4)%
------------------------------------------------------------------------------------------------------------------------------------
Other income (expense)                                    (29.7)%       (1.2)%     (55.6)%        .1%         0.2%         (2.8)%
------------------------------------------------------------------------------------------------------------------------------------
Net loss                                                 (286.9)%     (189.1)%    (309.4)%    (296.8)%     (262.4)%       (99.2)%
------------------------------------------------------------------------------------------------------------------------------------

SIX AND THREE MONTH PERIODS ENDED JUNE 30, 2005 AND 2004:

REVENUES. The revenues for the six months ended June 30, 2005 and 2004 were $1,845,000 and $937,000, respectively, which represented a growth of approximately 97%. Revenues for the three months ended June 30, 2005 and 2004 were $967,000 and $406,000 and represented a growth of 138%. The increase in revenues was due primarily to additional sales of our product and services resulting from our acquisition of Cybrix in November 2004 and our continued investment in our sales and marketing.

COST OF REVENUES. Cost of revenues was $1,160,000 or 63% and $347,000 or 37% of our revenues for the six months ended June 30, 2005 and 2004. The cost of revenues for the three months ended June 30, 2005 and 2004 were $527,000 and $200,000, respectively. Cost of revenues mainly consists of payroll and related expenses associated with our consulting services and software maintenance in connection with previously installed Identiprise licenses. The increase in cost of revenues was primarily due to the increase in cost from the increase in sales and the increase in salaries paid resulting from our build-up of staff.

GROSS PROFIT. Our gross profit approximated $685,000 or 37% for the six months ended June 30, 2005 and $589,000 or 63% for the six months ended June 30, 2004. The gross profit for the three months ended June 30, 2005 and 2004 was $441,000 and $206,000. The increase in the gross profit in the last six and three months is due to an increase in sales. We believe that our manpower base can handle the anticipated growth in sales and services in 2005.

RESEARCH AND DEVELOPMENT. The cost associated with our research and development efforts totaled $968,000 or 52% and $430,000 or 44% for the six and three months ended June 30, 2005, respectively. The comparable figures for the same period in 2004 were $334,000 and $207,000, respectively. Our investment in research and development enabled us to improve and further enhance our Identiprise product in response to our customers' request and in anticipation of their future requirements.

SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses totaled $3,525,000 and $1,880,000 for the six months ended June 30, 2005 and 2004, respectively. Selling, General and Administrative figures for the three months ended June 30, 2005 and 2004 were $1,637,000 and $1,137,000, respectively. These costs include a rapid build up of compensation costs for sales and marketing personnel together with the initial marketing costs for developing sales literature to maximize our new sales and marketing initiatives. We believe that this cost as a percentage of revenue will decrease in future periods as our fixed expense growth decreases as sales increase.

DEPRECIATION AND AMORTIZATION. The costs for depreciation and amortization amounted to $192,000 and $83,000 for the six and three months ended June 30, 2005, respectively, compared to $137,000 and $67,000 for the same periods in 2004. These costs represented primarily amortization of intangible assets acquired in connection with our business acquisitions. These costs are expected to increase significantly as a result of the acquisition of Chameleon in June 2005.

CHARGE FOR IMPAIRMENT OF LOANS TO RELATED PARTIES. As of December 31, 2004, we made aggregate cash advances of $1,545,281 to Dolfin.com Inc. and its subsidiary Galaxy Inc. Mr. Michael Dubreuil holds the position of chairman and chief executive officer of Dolfin.com and is a director of Secured Services Inc. The related companies have used the funds to pursue litigation to regain certain technology consulting contracts, which they believe were misappropriated from them. We own rights to purchase the contracts from the related companies in exchange for its common stock. Management believes that the contracts in question are lucrative, and if the related companies prevail in the litigation, we would seek to exercise its rights to obtain the contracts.

The advances of $1,545,281 are evidenced by two notes receivable bearing interest at the rate of 6% per annum. Interest only is payable monthly with the entire principal balance and all accrued and unpaid interest due on April 1, 2006. The notes are collateralized by 500,000 shares of our common stock as well as certain other proprietary intangible assets of related companies.

At December 31, 2004, management made an assessment that the related companies did not have sufficient resources to continue pursuing the litigation, and possibly would not have sufficient resources to continue operating if the litigation process is not decided in their favor. Based on the status of the litigation, management had estimated that subsequent to December 31, 2004, the related companies could require additional funds of approximately $300,000 to carry the litigation to its conclusion. At December 31, 2004, we wrote down the notes receivable by $600,000 to $945,000. During the six and three months ended June 30, 2005, we reduced the carrying value of the loans by an additional $726,000 to a total of $220,000, which represents the estimated fair value of the collateral that secures the notes at that date. There were no comparable costs in 2004.

OTHER INCOME. Other income (expense) for the six and three months ended June 30, 2005 totaled ($548,000) and ($538,000), respectively, compared to ($11,242) and $405 for the same periods in 2004, respectively. The increase is primarily attributable to the now terminated acquisition of Allegent Inc. In December 2004, we signed a letter of intent to purchase Allegent Inc., for cash and stock. As of June 30, 2005, the letter of intent has expired and negotiations have been suspended. As a result, during the six and three months ended June 30, 2005, we recorded a $522,517 charge associated with costs expensed towards this potential acquisition.

INTEREST EXPENSE. Interest expense during the six and three months ended June 30, 2005 approximated $83,000 and $71,000, respectively, and related primarily to the obligation owing to VASCO Data Security International, Inc., in accordance with the terms of the purchase of our Identiprise software system and interest on the 7.5% debentures accrued from June 14, 2005.

NET LOSS. Our net loss for the six months ended June 30, 2005 and 2004 amounted to $5,294,000 and $1,772,000, respectively, and for the three months ended June 30, 2005 and 2004 totaled $2,994,000 and $1,205,000, respectively, and represents the cost to maintain current revenue streams while investing in the rapid growth of selling, marketing and research and development costs in order to reach our expansion goals in addition to the charge for impairment of loans to related parties and cost of the terminated transaction discussed above. Net loss applicable to common stock for the six months and three months ended June 30, 2005 amounted to $5,354,000 and $3,024,000, respectively, after preferred stock dividend requirements of $60,000 and $30,000, for the six months and three months ended June 30, 2005, respectively.

YEAR ENDED DECEMBER 31, 2004 AND THE PERIOD FROM APRIL 28, 2003 (DATE OF INCEPTION) TO DECEMBER 31, 2003

REVENUES. The revenues for year ended December 31, 2004 and for the period from April 28, 2003 (date of inception) to December 31, 2003 totaled $2,194,000 and $1,024,000, respectively, reflecting a year over year increase of $1,170,000. IDENTIPRISE revenues totaled $1,103,500 and revenues from other services totaled $1,090,500 for the year ended December 31, 2004. For the period from April 28, 2003 (date of inception) to December 31, 2003, IDENTIPRISE revenues totaled $621,000 and revenues from other services totaled $403,000. The increase in revenues was due primarily to the increased operating period in 2004. We believe that with our continued increased investment in sales and marketing efforts and recent release of our new version 6.0 of IDENTIPRISE, we are well positioned for a growth in revenue in the future.

COST OF REVENUES. Cost of revenues increased by $702,000 to $1,037,000 or 47% of our revenues for the year ended December 31, 2004 compared to $334,000 or 33% of our revenues for the period from April 28, 2003 (date of inception) to December 31, 2003. The increase in the cost of revenues is due to primarily to the recruitment of staff to deliver the products and services and the increase in operating period. Cost of revenues mainly consists of payroll and related expenses associated with our consulting services and software maintenance in connection with previously installed IDENTIPRISE licenses.

GROSS PROFIT. Our gross profit increased by $467,000 to $1,157,000 for the year ended December 31, 2004 compared to $690,000 for the period from April 28, 2003 (date of inception) to December 31, 2003. For the year ended December 31, 2004 our gross profit margin decreased to 53% from 67% for the period from April 28, (date of inception) to December 31, 2003. The decrease in gross profit margin is due mainly to the rapid increase in staffing cost from the recruitment of additional staff without a comparable increase in sales during the period with the anticipation of not having to increase staff until our revenue base increases at which time we anticipate our gross profit performance in the near term to increase.

SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increased by $4,063,000 to $5,422,000 for the year ended December 31, 2004 compared to $1,359,000 for the period from April 28, 2003 (date of inception) to December 31, 2003. The increase in costs include a rapid build-up of compensation costs for sales and marketing personnel together with the initial marketing costs for developing sales literature to maximize our new sales and marketing initiatives and total 300% of our sales revenue. The increase is also attributed to a $600,000 impairment charge of a related party receivable (Explained Below).

RESEARCH AND DEVELOPMENT. The cost associated with our research and development efforts increased by $997,000 to $1,181,000 for the year ended December 31, 2004 compared to $184,000 for the period from April 28, 2003 (date of inception) to December 31, 2003. These costs represent 54% and 18% of our revenues for the year ended December 31, 2004 and for the period from April 28, 2003 (date of inception) to December 31, 2003, respectively. The increase in costs has enabled us to improve our IDENTIPRISE product to match future requirements of our customers and has resulted in the release of the new version 6.0 of the product.

DEPRECIATION AND AMORTIZATION. Depreciation and amortization increased by $182,000 to $315,000 for the year ended December 31, 2004 from $133,000 for the period from April 28, 2003 (date of inception) to December 31, 2003, respectively. These costs represented primarily amortization of intangible assets acquired in connection with the acquisition of our business operations in July 2003.

IMPAIRMENT. The impairment cost of $600,000 relates to the charge taken against a loan receivable of $1,543,000 from Dolfin.com Inc. and its subsidiary Galaxy Inc. as explained above.

INTEREST EXPENSE. Interest expense increased by $12,000 to $43,000 for the year ended December 31, 2004 from $31,000 for the period from April 28, 2003 (date of inception) to December 31, 2003. Interest expense related primarily to the 6% note payable in installments to VASCO Data Security International, Inc. incurred in connection with the acquisition of Vacman (now re-branded as IDENTIPRISE(TM)). In 2004, interest expense was partially offset by interest income of approximately $47,000 for the year ended December 31, 2004, from increased interest revenues from the short-term investment of our cash.

INCOME TAX EXPENSE. As of December 31, 2004, our accumulated net operating loss carryforward was in excess of $5.3 million. We anticipate that all of this loss carryforward amount will remain available for offset against any future tax liability that we may incur.

NET LOSS. Net loss for the year ended December 31, 2004 and for the period from April 28, 2003 (date of inception) to December 31, 2003 amounted to approximately $5,757,000 and $1,016,000, respectively. These losses are due to the cost of maintaining current revenue streams while investing in the rapid growth of selling, marketing and research and development costs in order to reach our expansion goals. Net loss applicable to Common Stock for the year ended December 31, 2004 and for the period from April 28, 2003 (date of inception) to December 31, 2003 amounted to approximately $5,877,000 and $1,076,000, respectively, and includes preferred stock dividend requirements of $120,000 and $60,000, respectively.

LIQUIDITY AND CAPITAL RESOURCES

         At June 30, 2005, we had current assets totaling approximately $5,291,000. Total current assets include cash and cash equivalents of $1,134,000, certificates of deposit for $294,000, cash held in escrow of $3,000,000, accounts receivable of $604,000, other receivables of $70,000, and prepaid expenses and other current assets of $188,000. Cash equivalents are limited to investment grade marketable securities with maturities of less than 3 months when acquired. A certificate of deposit for $76,249 secures a letter of credit, matures in February 2006 and accrues interest at 2.85% per annum. The second certificate of deposit matures in November 2005, accrues interest at 4.75% per annum.

         Net cash used in operating activities totaled $4,279,131 for the six months ended June 30, 2005 compared to $1,009,111 for the six months ended June 30, 2004. The increase in net cash used in operating activities is due primarily to our net loss resulting from an increase in investment in our sales and marketing efforts. Net cash used in investing activities approximated $1,292,332 for the six months ended June 30, 2005, of which $1,147,000 was paid in connection with our acquisition of Chameleon, as described below.

         Net cash provided by financing activities for the six months ended June 30, 2005 approximated $5,160,000 which includes $4,000,000 of proceeds from our sale of 7.5% convertible debentures in June 2005, $864,000 of proceeds from private placements of common stock, $347,000 of loan proceeds from stockholders and $126,000 of proceeds from warrant exercises and collections of subscriptions receivable offset by repayments of principal amounts due under the note payable to VASCO Data Security International, Inc. ("VASCO") in the amount of $176,000. The cash provided by financing activities will be used to fund working capital requirements and to expand our sales and marketing initiatives for Identiprise.

         Net cash used in operating activities totaled $3,606,978 for the year ended December 31, 2004 compared to $674,730 for the period from April 28, 2003 (date of inception) to December 31, 2003. The increase in net cash used in operating activities is due primarily to our net loss resulting from an increase in investment in our sales and marketing efforts. Net cash used in investing activities totaled $1,468,611 for the year ended December 31, 2004, of which approximately $1,082,000 was advanced to a related entity for working capital (of which $600,000 was written down as a result of the loan impairment) and professional fees, $200,000 was used in licensing a compatible security software product, approximately $130,000 was used to acquire computer equipment, and $38,000 was loaned to an employee.

         Net cash provided by financing activities for the year ended December 31, 2004 approximated $6,664,000 which included proceeds from sales of 7,831,090 shares of common stock and warrants to purchase 1,997,513 shares of common stock through private placements reduced by related fees and repayments of notes payable. Private placements of common stock and warrants generated net proceeds of approximately $6,622,000 consisting of gross proceeds of approximately $8,349,000 reduced by subscriptions receivable of $792,000 and fees of $935,000 incurred in connection with the private placements. Collections of subscriptions receivable amounted to $391,100. Repayments of principal amounts due under the note payable to VASCO Data Security International, Inc. in exchange for Vacman approximated $350,000. The cash provided by financing activities will be used to fund working capital requirements and to expand our sales and marketing initiatives for Identiprise.

Going Concern Uncertainty

         Our accompanying consolidated financial statements have been prepared assuming that we will continue as a going concern. However, as shown in our accompanying condensed consolidated financial statements, we only generated revenues of approximately $1,845,000 and $937,000 and incurred net losses of approximately $5,354,000 and $1,832,000 and had cash flow deficiencies from operating activities of approximately $4,279,000 and $1,009,000 for the six months ended June 30, 2005 and 2004, respectively. We also had net losses and cash flow deficiencies from operating activities during the year ended December 31, 2004 and the period from our inception on April 28, 2003 to December 31, 2003. These matters raise substantial doubt about our ability to continue as a going concern.

         Management believes that, in the absence of a substantial increase in revenues from sales and services, it is probable that we will continue to incur losses and negative cash flows from operating activities through at least June 30, 2006 and that we will require new capital funding to maintain a required minimum level of operations and continue as a going concern. If we are unable to meet our revenue and cash goals and also renegotiate the terms of our outstanding debt or obtain new equity or debt funding, before we can market our products, expand our customer base and achieve profitability and positive cash flows, we may have to curtail or terminate some, or all, of our planned operations. Our accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification or recorded assets, or the amounts and classifications of liabilities that might be necessary in the event we cannot continue as a going concern.

RECENT FINANCING AND ACQUISITION

         In March 2005, we commenced private placement offerings aggregating 400,000 units at $6.00 per unit, each unit consisting of four shares of common stock and one warrant to purchase one share of common stock, exercisable at $2.00 per share for the first year and for $2.50 per share for the subsequent two years. Through mid May 2005, when we terminated this offering, we sold 144,002 units from which we received proceeds, net of estimated offering costs, of approximately $864,000. The proceeds of this financing will be used for sales and marketing, research and development, government certification, finance and administration and working capital. The securities were issued pursuant to exemptions from registration under the Securities Act of 1933, as amended pursuant to Section 4(2) and Regulation D thereunder.

         On June 14, 2005 we closed on the Chameleon Merger Transaction and the Debenture Transaction. The consideration for the Chameleon Merger Transaction consisted of $1,147,000 in cash, the Chameleon Merger Notes in the aggregate principal amount of $1 million convertible at the option of the holders into 834,000 shares of our common stock after 360 days, the Chameleon Merger Shares valued at $5 million, and the Chameleon Merger Warrants. The Chameleon Merger Notes, the Chameleon Merger Warrants and the Chameleon Merger Shares are all subject to anti-dilution adjustments. The consideration for the Chameleon Merger Transaction was determined in "arms-length" negotiations and the transaction was unanimously approved by the Boards of Directors of the parties involved. In September 2005, upon our receipt of the $3 million held in escrow from the Debenture Transaction, we satisfied the Chameleon Merger Notes.

         Chameleon develops networking software for provisioning, managing and securing communications across any wired or wireless broadband network.

         Under the terms of the Debenture Agreement, the Investors purchased $7 million of the Debentures and warrants to purchase 2,626,716 shares of common stock at an exercise price of $1.28 per share. Of the $7 million, $4 million was paid to us on the Effective Date and the remaining $3 million was paid to us in September 2005.

         The principal amount of the Debentures along with any outstanding interest is due and payable on June 13, 2008. Subject to anti-dilution adjustments, the Debentures are convertible into an aggregate of 5,837,146 shares of common stock at the option of the holders.

         In connection with the Debenture Transaction, we paid a commission to Merriman Curhan Ford & Co., sole placement agent, consisting of $420,000 cash and warrants for 490,320 shares of Common Stock.

                                    BUSINESS

CORPORATE HISTORY

            We were a privately-held company that was formed in September 2002. We were inactive until we were capitalized and commenced business activities on April 28, 2003. These business activities were initially limited to activities related to negotiating the acquisitions of two operating businesses and obtaining the financing to acquire those businesses. In July 2003, we acquired Vacman, now referred to as our IDENTIPRISE Data Security System for a note payable of $1,073,094 and 2,000,000 Series A Shares with an approximate fair value of $2,000,000. Also in July 2003, we acquired certain of the assets and the business of Dolfin for 500,000 shares of our Common Stock having a fair value of $375,000. Promptly following these two acquisitions we merged with a subsidiary of SSGI (the "July 2003 Merger"), in a transaction which was accounted for, effective as of July 18, 2003, as a "reverse acquisition" in which we (the legal acquiree) were the accounting acquirer and SSGI (the legal acquirer) was the accounting acquiree. Since SSGI was inactive, the reverse acquisition was accounted for, effectively, as a recapitalization by us as of July 18, 2003 with SSGI's assets and liabilities recorded at their historical carrying values which approximated fair values.

            On June 14, 2005 we acquired all the business and operating assets and assumed certain liabilities of Chameleon by merger with our wholly-owned acquisition subsidiary, Secured Mobile, Inc. Chameleon specializes in the business of developing networking software for provisioning, managing and securing communications across any wired or wireless broadband network. Upon consummation of the merger we merged its operating business with ours.

OVERVIEW

            Secured Services provides Secured User Management solutions that enable large organizations to administer, control and audit users' digital identities'and their access privileges to applications, data systems and connectivity in wired and wireless networks. With our IDENTIPRISE SECUREDUSER software, a single user logon can provide controlled access to all user applications (Web, client/server and mainframe). Additionally, this solution provides an automated way to grant, modify or revoke user account access to applications and connectivity. Our IDENTIPRISE SECUREDMOBILE software solution delivers end-to-end encrypted data communications between a user device (e.g. computer, handheld, mobile phone) and protected information resources, across any wired or wireless network with connection mobility across such networks.

            Every organization is challenged with managing users' digital identities and communications security. Disjointed or piecemeal management approaches create a significant set of operational, security and regulatory compliance problems. The strategy behind our IDENTIPRISE Secured User Management software is to provide a comprehensive security solution that concurrently addresses this trio of problems.

            IDENTIPRISE differentiates itself in the marketplace by providing the combined benefits of (i) complete, end-to-end functionality "pre-integrated" on one platform and (ii) an architecture design that overcomes traditional barriers to deployments. This yields a solution that implements rapidly, non-disruptively, and comprehensively within complex IT environments, for all users, all application types, and across all networks, both wired and wireless.

            In addition, complementary professional services assist clients in understanding their regulatory and security requirements, designing appropriate policies, and developing plans and budgets to support the implementation of an enterprise-wide security solution. During IDENTIPRISE implementations, Secured

Services provides project management, training and services to ensure successful roll-out of the Secured User Management solution.

            Secured Services' target customers include large to medium size organizations in the financial services, health care, telecom, and government markets, primarily in North America. Secured Services employs a multi-channel approach to reach these sector markets.

2005 HIGHLIGHTS

            In January 2005 we executed two letters of intent to acquire the businesses and certain assets of two companies which we believe will compliment our current products and service offerings. One of the Letters of Intent is for the purchase of a security software product company for an initial purchase price of approximately $17,000,000 which is to be paid in cash and stock and the other is for the purchase of a software security product company relating to wireless technology, Chameleon, for a purchase price of approximately $6,250,000 which is to be paid in cash and stock (the "Wireless Acquisition"). The Wireless Acquisition was completed on June 14, 2005 with, among other changes, the proposed purchase price being increased to $7,000,000, $5,000,000 of which was paid in shares of our convertible preferred stock and the remainder was paid in cash and promissory notes. As of the date hereof the purchase of the security software product company has been suspended and we lack the required cash resources to complete transaction.

            On March 18, 2005, we entered into a preliminary understanding with the lead institutional investor to sell shares of convertible preferred stock to a group of institutional investors for $10,000,000 in cash, $7,000,000 of which was to be used to fund the two proposed acquisitions with the balance to be used for working capital purposes. This understanding was subsequently terminated. However, in May 2005, we received a new proposal from the lead institutional investor. Under the terms of the new proposal, the investors would be purchasing $7,000,000 of 3-year convertible debentures and, in addition to the closing conditions customary for this type of transaction, the closing of this transaction will be conditioned on the consummation of the Wireless Acquisition transaction (described above). The sale of these debentures was completed on June 14, 2005. The funds from this sale will be used mainly for working capital purposes.

            On March 7, 2005, we commenced private placement offerings of up to 400,000 units at $6.00 per unit, each unit consisting of four shares of Common Stock and one warrant to purchase one share of Common Stock, exercisable at $2.00 per share for the first year and for $2.50 per share for the subsequent two years. Through March 31, 2005, we sold 69,002 units from which it received proceeds, net of estimated offering costs, of approximately $414,000. Through mid May 2005, when we terminated this offering, we sold 75,000 additional units for proceeds of $450,000. The proceeds of this financing will be used for sales and marketing, research and development, government certification, finance and administration and working capital. The securities were issued pursuant to exemptions from registration under the Securities Act of 1933, as amended pursuant to Section 4(2) and Regulation D and Regulation S thereunder.

            On June 14, 2005 we acquired all the business and operating assets and assumed certain liabilities of Chameleon by merger with our wholly-owned acquisition subsidiary, Secured Mobile, Inc. Chameleon specializes in the business of developing networking software for provisioning, managing and securing communications across any wired or wireless broadband network. Upon consummation of the merger we merged its operating business with ours.

2004 HIGHLIGHTS

CORPORATE

      o On November 1, 2004 we purchased the assets of Cybrix Corporation, a Minnesota Company. Cybrix is a security services Company based in Minneapolis and the acquisition broadens both our skill set and geographic coverage. The purchase price, of approximately $188,000, was paid by the issuance of 125,000 shares of Common Stock and is to be subject to an earnout calculation that is dependant upon the fulfillment of all of the Cybrix's financial projections.

      o In September 2004 we acquired a twenty-five year license to market and sub-license the VisualGold(R) Securetrack software product from Visual Gold.com, Inc. for a one time fee of $200,000.

      o In May 2004, we completed a $7.4 million equity financing to institutional investors. As a result we issued a total of 7,831,090 shares of Common Stock and warrants to purchase 1,993,246 shares of Common Stock. The proceeds from this financing are being used to implement our sales and marketing plan.

PRODUCT

      o In February 2004 we completed the re-branding of IDENTIPRISE. The new branding reflects refreshed and expanded product and vision to provide enhanced and comprehensive identity-focused security for all applications within the enterprise.

      o In March 2004 we announced the establishment of our on-demand service offering based on IDENTIPRISE. Managed Service Providers can now provide the benefits of IDENTIPRISE SECUREDUSER Management, as a managed service offering to their customers.

      o In December 2004, strong focus on product development and delivery resulted in the release of Version 6.0 of IDENTIPRISE.

CUSTOMER DRIVERS

            All organizations seek to enhance business performance, protect intellectual assets, and achieve and maintain compliance to legal and regulatory mandates. Information Technology (IT) plays a key role in fulfilling these objectives. Corporations have recognized the critical role that SecuredUser Management plays in this regard.

            Today's business practices demand that organizations make computer applications and the information they produce accessible to an increasing number of users - whether employees, outside business partners, or clients. This accessibility, however, must be achieved without compromising the confidentiality of client information or the security of the applications and overall network. The most common way for granting access in a controlled and secure fashion is through the use of the username/password mechanism. But, as most people have experienced, there has been and continues to be an explosion in the number of usernames and passwords that users and administrators alike have had to contend with.

            Within an organization, where it is estimated that the average worker has twelve username/password identities, this is clearly becoming unwieldy and burdensome for the user, costly to administer and support, prone to security breaches, and practically impossible to audit.

            To use the industry vernacular, "identity and access management"
(IAM) is the challenge. IAM is concerned with how to grant, modify, and revoke the access rights given to an individual, as well as how to control and audit the use of such access rights.

            Disjointed (or non-existent) identity management practices within organizations create a set of problems of an operational, security, and compliance nature. Operational problems include productivity costs of users having to personally manage the myriad of usernames and passwords, help desk support costs involved in helping users reset passwords every time they forget one, and the inefficiency involved in creating a new account every time a user requests access rights to a new application. Security problems include the risks of identity theft that can come about when users write down or share usernames and passwords, or when accounts whose rightful owner has long left are left active in the system, to be exploited by internal or external hackers. Finally, regulatory compliance dictates that companies be able to report on who accessed what information and when, as well as prove that effective process controls have been implemented to prevent unauthorized access to accounts and information.

            Related to the concern over identity management is the question of how to secure and control the physical means by which users connect to information systems. That is, the question of securing the connection. Wired networks have historically been the only means by which users can connect to systems, using mechanisms such as dial-up, DSL (Digital Subscriber Line), or cable modems. Increasingly however, the demand for mobility has lead to deployment of wirelessly-accessed networks of different kinds, most notably WiFi. These wireless access technologies represent a new security risk, as well as a management challenge. Organizations are now seeking a solution that will tie wired and wireless network administration together, enable more efficient management of individual user rights and configuration, and ensure that all these disparate networks are both highly secure and conveniently accessed.

THE SECURED SERVICES SOLUTION: IDENTIPRISE

      IDENTIPRISE is the cornerstone of our Secured User Management strategy, targeting two distinct yet interlinked enterprise challenges:

o Securing the User - that is, the administration, control, and audit of user's access privileges to information resources, generally known in the industry as "identity and access management" (IAM). These challenges are met by the IDENTIPRISE SECUREDUSER solution set.

o Securing the Connection - that is, the management of users' data communications encryption, bandwidth, and mobility. These challenges are met by the IDENTIPRISE SECUREDMOBILE solution set.

IDENTIPRISE SECUREDUSER

IDENTIPRISE SECUREDUSER offers the combined advantages of:

COMPLETE DIGITAL IDENTITY LIFE CYCLE MANAGEMENT. IDENTIPRISE SECUREDUSER incorporates comprehensive identity administration, access control, and audit management functionality, BUILT ON A SINGLE, INTEGRATED PLATFORM. This makes for unique cohesiveness and seamlessness in managing the entire life cycle of an identity (i.e. grant, use, modify, revoke, and audit);

TRUE, ENTERPRISE-WIDE REACH. IDENTIPRISE SECUREDUSER establishes a single identity management system that spans all users and application types, whether Web-based, client/server, or legacy mainframe. The realization of TRUE SINGLE SIGN-ON, seamlessly integrated with user account provisioning processes, is unique to the industry; and

EASE OF DEPLOYMENT. IDENTIPRISE SECUREDUSER overcomes traditional barriers to IAM deployments by adhering to three architecture design principles of Span, Speed and Scale. This yields a solution that is highly flexible, deploys rapidly and non-disruptively, and is radically less risky and complex to implement, relative to competing approaches.

IDENTIPRISE SECUREDMOBILE

IDENTIPRISE SECUREDMOBILE combines four core traits for managing and controlling the user's physical communications connection:

END-TO-END ENCRYPTION. IDENTIPRISE SECUREMOBILE ensures confidentiality and integrity for all data communications by providing certificate-based encryption from the user to the information system resource, even when transmitted across untrusted, public networks.

MOBILITY THROUGH CONNECTION PERSISTENCE. The IDENTIPRISE SECUREDMOBILE technology automatically maintains encrypted communications even as the user moves from one type of network to another, without requiring the user to re-authenticate themselves or be concerned with which network is being used at any given time.

CENTRALIZED MANAGEMENT CONSOLE. Through a central management console, IDENTIPRISE SECUREDMOBILE enables the organization to provision users, audit their use, and implement user-based bandwidth and access management.

EASE OF DEPLOYMENT. IDENTIPRISE SECUREDMOBILE is architected to overlay on any type of communications equipment, without requiring changes or integration to such equipment. The platform is "agnostic" to any brand of gear that an organization may procure, making deployment rapid, non-disruptive, and capable of handling the equipment heterogeneity that is common in most organizations.

COMPETITION

IDENTIPRISE SECUREDUSER

            The identity management market is highly fragmented, with no one vendor dominating the space. Market consolidation continues. At this time, Secured Services regards the marketplace as consisting of two general classes of competitors: (i) "Suite" providers and (ii) "Point Product" providers.

            The Suite providers seek to provide breadth of functionality through a set of distinct software products that can be purchased a-la-carte and integrated by customers to form a complete identity life cycle management system. IBM, Computer Associates, and Sun Microsystems are examples of such providers.

            Point Product providers offer product(s) that are specifically targeted at one function within identity life cycle management, such as account provisioning, or single sign-on, or password management. Point Product providers typically engage in OEM or alliance approaches with complementary Point Product providers in order to offer customers the complete identity life cycle management solution. Point Product providers include such companies as RSA Security, Thor Technologies, Oblix, Imprivata, and Protocom Technology Corporation.

            Secured Services regards both classes of providers as competitors, depending on the customer situation, although the Suite providers are generally our primary competitors. Thanks to IDENTIPRISE's functional breadth, level of inherent platform integration, and ease of deployment, Secured Services believes that we compete favorably against our competitors. However, some of our competitors have longer operating histories, greater name recognition, stronger relationships with channel partners, and/or greater financial, technical and marketing resources. These factors may provide our competitors with an advantage in penetrating markets with their competing products and services.

IDENTIPRISE SECUREDMOBILE

The market for IDENTIPRISE SECUREDMOBILE is highly fragmented and consists mainly of small to mid-size "Point Product" companies, such as BlueSocket and NetMotion. Large equipment providers such as Cisco are focused on providing security and management capabilities to their own equipment platforms, which may make them a competitor to Secured Services in those situations where a customer has a Cisco-only network.

PROFESSIONAL SERVICES

      To complement our SECUREDUSER Management product focus, Secured Services provides a range of identity and security-focused professional services. These include:

      o Assisting clients in understanding their regulatory and security requirements.

      o     Designing security and identity management policies.

      o Developing plans and budgets to support the implementation of enterprise-wide security solutions.

      o Providing project management, training and implementation services for IDENTIPRISE roll-outs.

Secured Services' professional services capabilities were greatly expanded with the acquisition of Cybrix Corporation. Cybrix provides our professional services group a pool of senior security consultants whose expertise can be leveraged to address a broad range of security challenges faced by existing and prospective customers. Our consultative approach is integral in meeting the evolving needs of our customers, as they move toward an IDENTIPRISE solution.

MARKETING AND SALES STRATEGY

            Our marketing activities were organized and significantly expanded in 2004 in order to develop the corporate brand and to establish penetration into key markets and accounts. The marketing team engaged the Horn Group in New York to develop and execute a public relations strategy in June 2004. Our corporate messaging was solidified and an active campaign initiated to promote our brand and our solutions. The program to date has involved engaging industry analysts and media sources as part of a twelve-month strategy that commenced in September. This activity is expected to lead to positive press which may be utilized by prospective customers to validate the Secured Services offerings. A corporate Web site was revised in June of this year to reflect the new corporate branding and to better articulate the direction of Secured Services.

            The sales strategy has been to target specific market verticals in financial services, health care, government and utilities where we have a proven track record of success. Expansion of the sales team was started in June 2004, with the goal of providing coverage for the mid to eastern part of the United States and Canada. The initial expansion was completed by October 2004. To support lead and account management, a team of pre-sales engineers has been established to support sales initiatives.

            The sales cycle for IDENTIPRISE SECUREDUSER continues to be long, but is shortening as the market becomes more aware of their need for a Secured User Management solution. Many opportunities are developing from customers that have become disillusioned with failed previous attempts at solving their identity management challenges. Our marketing and sales team is focusing on this market discontent by providing a working alternative. For this skeptical customer base, a sophisticated product demonstration has been established to show customers our ability to address their needs. In addition, a strategy of offering onsite proof-of-concept implementations has been established to provide customers with tangible evidence of Identiprise's ease of deployment within their environment.

            The sales cycle for IDENTIPRISE SECUREDMOBILE is expected to be shorter than for identity management, given the more tightly bound nature of the solution and the problem set it targets. Over the course of 2005, Secured Services will educate and activate its sales and marketing force to position this second solution set, which came to us by means of the acquisition of Chameleon.

PARTNERS

            In 2004, we started to lay the foundations for a significant partner program. Initial steps consisted of strengthening existing partner relationships. These partnerships provided an opportunity for increased revenue in 2004. Development of an on-demand offering for IDENTIPRISE also opened up the opportunities for Managed Service Providers to deliver the benefits of IDENTIPRISE as a managed service.

INTELLECTUAL PROPERTY

            Our success depends significantly upon our proprietary software technology. We rely on a combination of contractual rights, trademarks, trade secrets, copyrights and licensing agreements. We enter into confidentiality agreements with our customers to establish and protect proprietary rights to our software. However, these protections may be inadequate or competitors may independently develop technologies or products that are substantially equivalent or superior to our products.

PRODUCT RESEARCH AND DEVELOPMENT

            Our development objectives for IDENTIPRISE have been focused on extending the functionality of the product and furthering its ease-of-use and ease of deployment. We believe that our development efforts must accurately reflect the demands of our customers. To that end, (i) we established a product steering committee in September 2004 to provide direction and prioritize the investments we make on our products; and (ii) we moved our product development team to new facilities in Baltimore, Maryland.

            Considerable strides were made in enhancing core functionality of IDENTIPRISE and in the development of an `out of the box' solution. The release of IDENTIPRISE Version 6.0 in 2004 reflects the successful efforts of the development team.

CUSTOMER SUPPORT

            We believe that high quality customer support and professional services are requirements for continued growth and increased sales of our products. As a result, we have made a significant investment in our support and services organization and plan to continue to do so. Customer support personnel provide technical support by telephone, email and fax, and maintain our Web site to complement these services. Product upgrades and enhancements are provided to our maintenance customers as part of their maintenance subscriptions.

EMPLOYEES

            At September 12, 2005, we had thirty-six full time employees, with twelve engaged in research and development, seven engaged in service delivery, nine in sales and marketing and eight in administration, finance and business development. None of our employees are represented by a labor union and we consider the relationships with our employees to be positive. Competition for qualified management and technical personnel is intense in the software industry. Our continued success depends in part upon our ability to attract and retain qualified personnel. To date, we believe that we have been successful in recruiting qualified employees, but there is no assurance that we will continue to be successful in the future.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

            Our executive officers and directors, and their respective ages as of September 12, 2005, are as follows:

NAME                               AGE          POSITION                                    DIRECTOR SINCE
----                               ---          --------                                    --------------
Robert Skinner                     53           President and Chief Executive Officer       September 2005
Jane A. Dietze                     40           Chairperson of the Board and                August 2005
                                                Interim Chief Financial Officer
Michael Faber                      46           Director                                    August 2005
Michael P. Dubreuil                46           Director                                    September 2003
King T. Moore                      61           Director                                    September 2003
T. Kendall Hunt(1)(2)(3)           61           Director                                    September 2003

Shawn Kreloff                      43           Director                                    September 2004

Dale Quick                         44           Acting Chief Operating Officer                    -
                                                Senior Vice President, Sales and
                                                Marketing

----------
(1)   Member of the Audit Committee
(2)   Member of the Compensation Committee
(3)   Member of the Nominating and Governance Committee

         ROBERT SKINNER, has more than twenty five years of senior management experience in private and publicly traded software companies. Mr. Skinner served, (i) from 2003 to 2005, as executive vice president of sales and professional services at Vastera, Inc., a public global trade management software company acquired by JPMorgan Chase Bank, NA; (ii) from 2002 to 2003, as executive vice president of worldwide sales & professional services at Icode, a developer of ERP software; (iii) from 2001 to 2002, as executive vice president of sales and services at Cysive, Inc., a public web services and software company; and (iv) from 2000 to 2001, as president and chief executive officer of High Branch Software, Inc., a developer of business to business e-commerce software. From 1992 to 2000, Mr. Skinner also was an executive at Best Software, helping to grow revenues from $10 million to $90 million, and to manage its 1997 initial public offering and subsequent acquisition by The Sage Group, plc. Mr. Skinner currently is a director of True Commerce, a venture backed software company, and is an advisor to Survivalware, an early stage software developer. Mr. Skinner received an MBA in Finance from the University of Connecticut in 1977 and a B.A. from Quinnipiac University in 1974.

            JANE DIETZE is a managing member of NextPoint GP, LLC and NextPoint GP III, LLC, a general partner of NextPoint Partners III, L.P. and NextPoint Partners II, L.P., respectively. Ms. Dietze has taken a leave of absence from these positions in connection with her interim appointment. She has more than 12 years experience investing in and operating seed- and early-stage technology and software companies. Previously, Ms. Dietze served as a general partner at Columbia Capital Corporation, with $1.4 billion under management, investing in early-stage enterprise and communications software companies from 1998 to 2004. As a partner in Columbia Capital Equity Partners II and III, Ms. Dietze has been involved directly as a principal in 69 early-stage technology investments. Ms Dietze also was the co-founder and chief executive officer of Torso, Inc., an enterprise software company subsequently purchased by Wayfarer Communications, Inc. (now PeopleSoft Corporation, Inc.), and an investment officer at the International Finance Corporation, the private investment arm of The World Bank. Ms. Dietze also was an investment banker focusing on mergers and acquisitions at Goldman, Sachs & Co., Inc. Ms. Dietze graduated with honors from Princeton University, and was an Olmsted Fellow and received a master's degree at The Johns Hopkins School of Advanced International Studies. Ms. Dietze has served as a director and/or observer of numerous companies, including Affinity Internet, Inc., Pihana Pacific, Inc. (acquired by Equinix, Inc.), Adjoined Consulting, Inc., Approva Corp., Netuitive, Inc., Rivermine Software, Inc., Spaceworks, Inc. (acquired by Manugistics Group, Inc.), SingleShop, Inc., Intersect Software Corp., Relera, Inc., and Digital Paper Corp. (acquired by ePlus, Inc.)

            MICHAEL FABER is a general partner of NextPoint Partners III, L.P., NextPoint Partners II, L.P. and NextPoint Partners, L.P. Mr. Faber has more than 15 years of experience in early-stage venture capital and has been directly involved as a principal in approximately 100 investments with emphasis on software and information technology. Previously, Mr. Faber served as founder and managing general partner of Walnut Growth Partners, L.P., and vice president and secretary of Walnut Capital Corp. Mr. Faber has invested on behalf of prominent families and institutional investors since 1990. Mr. Faber has served as a director and/or lead shareholder of more than two dozen private companies, including webMethods, Inc., XtremeSpectrum, Inc., and CampusTech, Inc. Mr. Faber has been of counsel to Mintz Levin, an attorney with Arnold & Porter, and a senior consultant to The Advisory Board. Mr. Faber is an honors graduate of the University of Chicago Law School, received the John M. Olin Foundation Scholarship in Law and Economics, and attended The Johns Hopkins University School of Advanced International Studies (SAIS) and the State University of New York. Mr. Faber also is a director or advisor to a number of non-profit organizations;

            MICHAEL P. DUBREUIL, a co-founder of Secured Services, Inc., was our Chairman from September, 2003 through September, 2004 and co-Chairman from September, 2004 through August, 2005. He started SSI Operating Corp. (f/k/a Secured Services, Inc.) in November 2002. Prior to that, in May 1988 Mr. Dubreuil founded Dolfin.com, Inc. and holds the positions of CEO and Chairman. Mr. Dubreuil brings 20 years of strong general business team building, sales, start-up, and acquisition experience to our Company. Mr. Dubreuil holds a B.S. in Mathematics from the University of Waterloo where he focused on computer science, business and economics.

            KING T. MOORE, a co-founder of Secured Services, Inc., was our President and Chief

Executive Officer from July, 2003 through August, 2005. From November 2001 to September 2002 he was a private investor. From June 1998 to November 2001 he was Chief Executive Officer of Mastech Quantum, Inc. Previously, he led Quantum Information Resources ("Quantum") from a money losing operation with a few employees to a $75 million (Canadian) Company with over 800 employees in Canada and the United States. In 1998, Quantum was purchased by Mastech Systems Corp. and subsequently became known as "Mastech Quantum, Inc." Mr. Moore has been actively involved in the IT industry for over 35 years. He brings a strong Marketing, Sales and Operations background to our Company.

            T. KENDALL "KEN" HUNT, a co-founder of Secured Services, Inc., is founder, Chairman and CEO of VASCO Data Security International, Inc. (Nasdaq,
Symbol: vdsi). He served as Chief Executive Officer of VASCO through June 1999 and returned as CEO in November 2002. He has been a director of VASCO since July 1997 and currently serves a one-year term. He served since 1990 as Chairman and President of its predecessor, VASCO Corp. He is also affiliated with several high-tech early-stage companies, serving as a member of their Board of Directors. Mr. Hunt is President of the Belgian Business Club of Chicago. Additionally, he is on the Advisory Board for the Posse Foundation, an organization dedicated to providing full college scholarships to urban minority youth leaders through its partnerships with elite universities across the U. S. He holds an MBA from Pepperdine University, Malibu, California, 1979 and a BBA from the University of Miami, Florida, 1965.

            SHAWN KRELOFF was our co-Chairman from September, 2004 through September, 2005 and previously was a consultant to us. He provides business development and entrepreneurial skills to our board. Since 1999, Mr. Kreloff served on the board of directors of Hudson Williams until Keynote Systems acquired it. Prior to that he was a founding investor in Insight First, which was acquired by 24/7 Real Media in 2003. From September 2002 to 2003, Mr. Kreloff was Executive Vice President ("EVP") of Sales, Marketing and Business Development of Predictive Systems Corp., a network infrastructure and security consulting Company. In 1999, he was a founding investor and EVP of Business Development at Opus360 Corporation until it was acquired in 2001. In 1996 he founded Gray Peak Technologies, Inc., a network consulting firm that provided high end consulting to telecomm, financial and other Fortune 1000 companies, and served as its Chairman and CEO until it was sold to USWeb (NASDAQ: USWB) in 1998 for over $100 million. From 1986 to 1994 he served as Vice President of Global Network Services at Credit Suisse First Boston, Mr. Kreloff was responsible for global network operations and engineering to 50,000 users. Mr. Kreloff also sits on the boards of two private IT hi-tech companies. Mr. Kreloff holds a BS degree in Operations Research from Syracuse University, 1984.

            DALE L. QUICK, is our Senior Vice President - Sales and Marketing since June 2005 and additionally became our Acting Chief Operating Officer in August 2005. He joined us through our acquisition of Chameleon, where he was President from April 2003 to June 2005. Prior to joining Chameleon, from January 2002 to April 2003 Dale was the Vice President - Sales and Marketing for Elematics, Inc., developing and selling software for managing optical network infrastructure to national and international service providers. Prior to Elematics, Dale spent five years with telecommunications software provider Quintessent Communications, where he held a number of roles including Chief Operating Officer, Chief Financial Officer, and Executive Vice President of Sales, Marketing and Business Development. Previous to Quintessent, he held senior level positions with Bank of America, Covey Leadership Center, and Kit's Cameras. Quick holds a B.S. degree from Brigham Young University's Marriott School of Management, and an M.B.A. from the University of Washington.

            In connection with the Chameleon Merger Transaction, the size of our Board has been expanded to seven members with three members to be elected exclusively by the holders of the Series B Shares voting as a separate class. At this time, the holders of the Series B Shares have not yet chosen to elect any new directors to the Board. The remaining four directors are to be chosen solely by a plurality of the votes of the holders of our Common Stock and Series A Shares voting together as one class so long as the holders of the Series B Shares continue to have this exclusive right. All directors hold offices until the next annual meeting of stockholders and until their successors are duly elected and qualified. Officers are elected to serve, subject to the discretion of the Board of Directors, until their successors are appointed.

BOARD COMMITTEES

            Our Board of Directors has established compensation, audit and nominating and governance committees. The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of all of our officers, reviews general policy matters relating to compensation and benefits of our employees, and administers the issuance of stock options to our officers, employees, directors and consultants. All compensation arrangements between us and our directors, officers and affiliates are reviewed by the Compensation Committee comprised of an independent director. The Audit Committee meets with management and our independent auditors to determine the adequacy of internal controls and other financial reporting matters. The Nominating and Governance Committee identifies director candidates who possess an ability, as demonstrated by recognized success in his or her field, to make meaningful contributions to the Board's oversight of our business and affairs and an impeccable reputation of integrity and competence in his or her personal or professional activities.

AUDIT COMMITTEE FINANCIAL EXPERT

            The Board has determined that T. Kendall Hunt qualifies as our "audit committee financial expert," as that term is defined in Item 401(e) of Regulation S-B, and "independent" as that term is used in Item7 (d) (3)(iv) of schedule 14A under the Securities Exchange Act of 1934.

CODE OF ETHICS

            The integrity of Secured Services' employees and consultants is key to our business and professional reputation. Our Customers trust us with their proprietary systems and data. To warrant this trust we are required to maintain the highest standards of professionalism. Employees are expected to conduct themselves honestly and with good business judgment. Secured Services has adopted a code of ethics for all Secured Services employees based on those of leading industry associations, as well as a more comprehensive one that applies to its principal executive officer, principal financial officer and other persons performing similar functions. The code of ethics for Secured Services' employees is posted on our web site at www.secured-services.com.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

            The following table provides information regarding the compensation awarded or paid to, or earned by, our CEO and each of our most highly compensated executive officers whose compensation exceeded $100,000 for the period from April 28, 2003, the date of inception, through December 31, 2003 and the year ended December 31, 2004. We refer to these individuals elsewhere in this report as "Named Executive Officers."

                                                           ANNUAL COMPENSATION                   LONG TERM COMPENSATION AWARDS
                                                           -------------------
                                                                                                                    SECURITIES
                                                                                                  RESTRICTED        UNDERLYING
OFFICER NAME                   POSITION               YEAR                  SALARY($)             STOCK AWARD       OPTIONS
------------                   --------               ----                  ---------             -----------       -------
Michael P. Dubreuil (1)        Co-chairman of         2004                  164,000                                   100,000
                               the Board              2003
King T. Moore (1)              President & CEO (1)    2004                  164,000                                   100,000
                                                      2003                   76,600
John Day (2)                   VP Finance             2004                  149,984
                               & CFO                  2003                  106,600                  60,000            20,000

(1) In August 2005, his position as an executive officer of Secured Services was terminated. He remains a member of our board of directors.

(2) In September 2005, Mr. Day's employment with Secured Services was terminated.

EQUITY COMPENSATION PLAN INFORMATION

            To attract and retain the personnel necessary for our success, we adopted a stock option plan and reserved 2,000,000 shares of stock for future grants under that plan. Under this plan, administered by our board of directors we may grant options covering up to 2,000,000 shares of Common Stock to our employees, directors and consultants. In addition, the plan provides that the maximum term for options granted under the plan is 10 years and that the exercise price for the options may not be less than the fair market value of the Common Stock on the date of grant. Options granted to stockholders owning more than 10% of our outstanding common shares must be exercised within five years from the date of grant and the exercise price must be at least 110% of the fair market value of the Common Stock on the date of the grant. As of December 31, 2004, we issued options covering 1,097,397 shares of Common Stock under the stock option plan. These options have a weighted exercise price of $1.81.

            The following table sets forth, as of December 31, 2004, information concerning our stock option plan, as well as information relating to other equity compensation plans that we have adopted.


                                       NUMBER OF SECURITIES TO BE                                    NUMBER OF SECURITIES REMAINING
                                        ISSUED UPON EXERCISE OF        WEIGHTED-AVERAGE EXERCISE     AVAILABLE FOR FUTURE ISSUANCE
                                     OUTSTANDING OPTIONS, WARRANTS       PRICE OF OUTSTANDING       UNDER EQUITY COMPENSATION PLANS
                                               AND RIGHTS            OPTIONS, WARRANTS AND RIGHTS   (EXCLUDING SECURITIES REFLECTED
                                                  (A)                             (B)                      IN COLUMN (A))(C)
Equity Compensation Plans Approved
by Stockholders                                1,097,397                         $1.81                          902,603

Equity Compensation Plans Not
Approved by Stockholders                          70,000                         $1.70

Total                                          1,167,397                                                        902,603

The equity compensation plans not approved by stockholders referred to in the table above include:

      o An issuance of ten thousand (10,000) 3-year common stock purchase warrants with an exercise price of $1.96 per share, which expires on November 1, 2007 and are immediately exercisable, were issued to an outside consultant for services rendered in connection with our acquisition of the assets of Cybrix Corporation. This issuance was made pursuant to Sections 4(2) and 4(6) of the Securities Act of 1933, as amended (the "Act").

      o A grant of twenty thousand (20,000) non-qualified common stock purchase options exercisable at $1.50 per share, which expires on November 29, 2014 and are exercisable upon vesting on December 31, 2004. This grant was made to a non-employee director for his services to the Board.

      o A grant of forty thousand (40,000) non-qualified common stock purchase options exercisable at $1.85 per share, which expires on June 22, 2014. This grant was made to a non-employee director for his services to the Board.


            On November 29, 2004, the Board authorized the issuance of 50,000 restricted shares, at a price of $1.40 per share of our Common Stock to Steven Sonnenberg, an employee. The shares were issued to Mr. Sonnenberg as of the close of business on November 16, 2004 pursuant to Sections 4(2) and 4(6) of the Act. Of the 50,000 shares issued, 16,666 shares will vest on the 1st anniversary of the issuance date and the remaining 33,334 shares will vest on the 2nd anniversary of the issuance date. The vesting of the shares is contingent upon Mr. Sonnenberg's continued employment with us. Mr. Sonnenberg is deemed the owner of these shares as of the date of grant and, as such will be entitled to vote them on all matters presented to stockholders for a vote and will be entitled to dividends, if any, payable on our Common Stock. If Mr. Sonnenberg terminates his employment with us voluntarily or we terminate him, any unvested shares will be forfeited and will revert to back to us. In September 2005, Mr. Sonnenberg submitted his resignation to us terminating his employment effective as of November 9, 2005.

COMPENSATION OF DIRECTORS

            Directors are compensated at the rate of 40,000 options per annum pro rated for partial periods of services. The following grants were made in 2004:

      o A grant of 40,000 non-qualified Common Stock purchase options exercisable at $1.85 per share which expires on June 22, 2014 are exercisable upon vesting on June 30, 2004. This grant was made to a non-employee director for his services to the board.

      o A grant of twenty thousand (20,000) non-qualified Common Stock purchase options exercisable at $1.50 per share, which expires on November 30, 2014 and are exercisable upon vesting on December 31, 2004. This grant was made to a non-employee director for his services to the Board.

LIMITATION OF DIRECTORS' LIABILITY AND INDEMNIFICATION

            The Delaware General Corporation Law (the "DGCL") authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. Our Certificate of Incorporation limits the liability of our directors to us and our stockholders to the fullest extent permitted by Delaware law.

            Our Certificate of Incorporation provides mandatory indemnification rights to any of our officers or directors who, by reason of the fact that he or she is an officer or director, is involved in a legal proceeding of any nature. Such indemnification rights include reimbursement for expenses incurred by such officer or director in advance of the final disposition of such proceeding in accordance with the applicable provisions of the DGCL. Insofar as indemnification for liabilities under the Securities Act of 1933 (the "Act") may be provided to officers and directors or persons controlling us, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

            Mr. Michael P. Dubreuil holds the position of chairman and chief executive officer of Dolfin.com, Inc. Secured Services, Inc. has loaned Dolfin.com, Inc. and its subsidiaries a total of $1,543,000 as at December 31, 2004. This loan is secured by 500,000 shares of Secured Services, Inc. Common Stock and other assets, primarily the intellectual property owned by a Dolfin.com subsidiary. In December 2004 and during the six months ended June 30, 2005, we wrote the loan down by $600,000 and $725,625, respectively, to the estimated fair value of the security.

            Mr. T. Kendall Hunt holds the position of Chief Executive Officer of Vasco Data Security International, Inc, which beneficially owns 2,000,000 of our Series A Shares, which they obtained when they sold to us the IDENTIPRISE product. In addition to the Series A Shares, VASCO also beneficially owns 144,679 shares of Common Stock which they received in payment for accrued dividends on the Series A Shares.

            Mr. King T. Moore loaned Secured Services an aggregate of $254,000 as of April 20, 2005. The loan is evidenced by demand notes in the aggregate principal amount of $254,000 and accrues interest at 6% per annum.

            As disclosed in Secured's Current Report on Form 8-K, filed on June 14, 2005, on June 14, 2005 Secured acquired all of the business of Chameleon Communications Technology, Inc. ("Chameleon") (the "Merger Transaction"). Pursuant to the Merger Transaction, Secured paid merger consideration in the aggregate amount of approximately $7 million consisting of cash, notes ("Convertible Note"), 4-year common stock warrants exercisable at $1.2791 per share ("Warrants") and a new series of convertible preferred stock, initially convertible into 1,000 shares of common stock ("B Preferred Stock") to, among others, Dale Quick and NextPoint Partners II, L.P. Of the aggregate merger consideration, Mr. Quick received approximately $1,120 of cash, 51 shares of B Preferred Stock and a Warrant exercisable for 22,950 shares, and NextPoint Partners II, L.P., received approximately $500,000 of cash, 2,057 shares of B Preferred Stock, a Warrant exercisable for 925,650 shares and a Convertible Note in the principal amount of approximately $500,000.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


            The following table sets forth certain information regarding the beneficial ownership of our outstanding Common Stock as of October 25, 2005 by:
(i) each director; (ii) each Named Executive Officer (as defined under "Executive Compensation - Compensation of Executive Officers" above); (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our Common Stock:

                                                                      SHARES OF COMMON STOCK          PERCENTAGE OF
         NAME OF BENEFICIAL OWNER (1)                                 BENEFICIALLY OWNED (2)            OWNERSHIP
         ----------------------------                                 ----------------------            ---------
Robert Skinner                                                                    --                         *
Jane A. Dietze                                                                    --                         *
Michael Faber                                                              3,081,625 (10)                 14.3%
Dale Quick                                                                    76,404 (6)                     *
King T. Moore                                                              2,111,115 (3)                  11.3%
Michael P. Dubreuil                                                        1,402,781 (4)(5)                7.6%
T. Kendall Hunt                                                            2,150,393 (7)                  11.3%
Shawn Kreloff                                                              1,250,000 (8)                   6.6%

All Directors and Officers as a group 8 persons                           10,072,318                      51.5%

5% STOCKHOLDER
033 Asset Management, LLC                                                  5,096,800 (9)                  26.2%

NextPoint Partners II L.P.                                                 3,081,625 (10)                 14.3%
Toucan Capital Fund II L.P.                                                3,081,625 (11)                 14.3%
Vasco Data Security International, Inc.                                      728,723 (12)                  3.9%


----------
*less than 1%

(1) Unless otherwise indicated the address of each beneficial owner identified is: c/o Secured Services, Inc. 110 William Street, 14th Floor, New York, New York 10038.


(2) A person is deemed to be a beneficial owner of securities that can be acquired by such person within 60 days from the filing of this report upon the exercise of options and warrants or conversion of convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not held by any other person) and that are exercisable or convertible within 60 days from October 25, 2005 have been exercised or converted. Except as otherwise indicated, and subject to applicable community property and similar laws, each of the persons named has sole voting and investment power with respect to the shares shown as beneficially owned. On October 25, 2005, 18,508,084 shares of Common Stock were outstanding.


(3) Includes (i) qualified options to purchase 61,111 shares of Common Stock at an exercise price of $1.65 which expires on November 29, 2009. On November 29, 2004, Mr. Moore was awarded qualified options to purchase 100,000 shares of Common Stock with an exercise price of $1.65 (110% of the fair market value on November 30, 2004) which expires on November 29, 2009. Of the options, 36,111 vested on the date of grant with the remaining 25,000 vested on a pro-rata monthly basis through August, 2005 (approximately 2,777.78 per month). In August 2005, Mr. Moore's employment with the company terminated; (ii) Two immediately exercisable 3-year common stock purchase warrants to purchase 66,667 and 75,000 shares, respectively, at an exercise price of $1.50 per share. The warrants expire on 3/31/2007 and 4/9/2007, respectively; and (iii) one immediately exercisable 3-year common stock purchase warrant to purchase 8,334 exercisable at $2.00 per share until 4/26/06 and at $2.50 per share thereafter until its expiration on 4/26/08. These shares are held in the name of King Moore Consultants Ltd. Mr. Moore is the President of King Moore Consultants Ltd.

(4) Includes (i) qualified options to purchase 61,111 shares of Common Stock at an exercise price of $1.50 which expires on November 29, 2014. On November 29, 2004, Mr. Dubreuil was awarded qualified options to purchase 100,000 shares of Common Stock with an exercise price of $1.50 (the fair market value on November 30, 2004) which expires on November 29, 2014. Of the options, 36,111 vested on the date of grant and 25,000 vested on a pro-rata monthly basis through August, 2005 (approximately 2,777.78 per month). In August 2005, Mr. Dubreuil's employment with the company terminated; and (ii) one immediately exercisable 3-year common stock purchase warrant to purchase 8,334 exercisable at $2.00 per share until 4/26/06 and at $2.50 per share thereafter until its expiration on 4/26/08.

(5) 1,333,336 shares are held by the Dubreuil Family Trust for the benefit of Mr. Dubreuil's children. The filing of this report shall not be construed as an admission that Mr. Dubreuil is the beneficial owner of any of the shares owned by the Dubreuil Family Trust for the purposes of Section 13 (d) or 13(g) of the Securities Exchange Act of 1934, as amended.

(6) Consist of 2,454 shares of Common Stock, 51 Series B Shares convertible into 51,000 shares of Common Stock and 4-year common stock purchase warrants to purchase 22,950 shares at an exercise price of $1.2791 per share.


(7) Includes (i) non-qualified options to purchase 40,000 shares of Common Stock exercisable at $1.85 per share which expires on June 22, 2014; (ii) non-qualified options to purchase 30,000 shares of Common Stock exercisable at $1.60 per share which expire on January 1, 2015 and represent the vested portion of the 40,000 compensatory options awarded by Secured Services for services as a director for the fiscal year ending December 31, 2005 which vest quarterly on a pro-rata basis provided that at the time of vesting Mr. Hunt is a director;
(iii) one immediately exercisable 3-year common stock purchase warrant to purchase 8,334 exercisable at $2.00 per share until 4/26/06 and at $2.50 per share thereafter until its expiration on 4/26/08; (iv) 238,723 shares of Common Stock owned by Vasco Data Security International, Inc. and (v) 500,000 shares of Common Stock into which a portion of the Series A Shares owned by Vasco Data Security International, Inc. are convertible within the next 60 days. Mr. Hunt, a co-founder and director of Secured Services, is the founder, Chairman and CEO of Vasco Data Security International, Inc.

(8) Includes non-qualified options to purchase 30,000 shares of Common Stock exercisable at $1.50 per share which expires on November 29, 2014; (ii) non-qualified options to purchase 20,000 shares of Common Stock exercisable at $1.60 per share which expire on January 1, 2015 and represent the vested portion of the 40,000 compensatory options awarded by Secured Services for services as a director for the fiscal year ending December 31, 2005 which vest quarterly on a pro-rata basis provided that at the time of vesting Mr. Kreloff is a director; and immediately exercisable 3-year common stock purchase warrants to purchase 300,000 shares, at an exercise price of $1.50 per share. The warrants expire on 12/28/2006.


(9) Consists of 4,135,260 shares of Common Stock and warrants to purchase 961,540 shares of Common Stock exercisable at $1.96 per share which expires on May 19, 2009. The address for 033 Asset Management, LLC is 125 High Street, Suite 1405, Boston, Massachusetts 02110.

(10) Consists of 2,057 shares of Series B Shares convertible into 2,057,000 shares of Common Stock, immediately exercisable 4-year common stock purchase warrants to purchase 925,650 shares at an exercise price of $1.2791 per share, and 98,975 shares of Common Stock. The address for NextPoint Partners II, L.P. is 701 Pennsylvania Ave. N.W., Suite 900, Washington, D.C. 20004. Control of its investment and voting decisions is vested with Michael Faber, a managing member of NextPoint GP, LLC, general partner of NextPoint Partners II, L.P.

(11) Consists of 2,057 shares of Series B Shares convertible into 2,057,000 shares of Common Stock, immediately exercisable 4-year common stock purchase warrants to purchase 925,650 shares at an exercise price of $1.2791 per share, and 98,975 shares of Common Stock. The address for Toucan Capital Fund II, L.P. is 7600 Wisconsin Avenue, Suite 700, Bethesda, Maryland 20814.


(12) Vasco Data Security International, Inc. owns 2,000,000 Series A Shares, which has one vote per share, votes together with our Common Stock as a single class and is convertible into an equivalent number of shares of Common Stock at certain times, of which 500,000 are currently convertible, and 238,723 shares of Common Stock issued to them in payment of the dividends due on the Series A shares. Mr. Hunt is the Chairman and Chief Executive Officer of Vasco and may be deemed the beneficial owner of its shares. Including the shares owned by Vasco, Mr. Hunt would be the beneficial owner of 18.7% of our Common Stock and all officers and directors would be the beneficial owners of 58.9% of our Common Stock.

                            DESCRIPTION OF SECURITIES

            Our authorized capital stock consists of 55,000,000 shares, including 50,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share of which 2,000,000 has been designated Series A Convertible Preferred Stock (the "Series A Shares") and 5,004 has been designated Series B Convertible Preferred Stock (the "Series B Shares"). Our Board of Directors may designate the rights and preferences of the preferred stock. Preferred stock could be used, under certain circumstances, as a way to discourage, delay or prevent a takeover of the company. As of June 30, 2005, there were issued and outstanding 18,179,865 shares of Common Stock, 2,000,000 of Series A Shares and 4,170 of Series B Shares.

            The authorized but unissued shares of Common Stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued Common Stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

            The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or bylaws, unless the corporation's certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our certificate of incorporation does not impose any super-majority vote requirements.

COMMON STOCK

            Under our Certificate of Incorporation, shares of our Common Stock are identical in all respects, and each share entitles the holder to the same rights and privileges as are enjoyed by other holders and is subject to the same qualifications, limitations and restrictions as apply to other shares.

            Holders of our Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of our Common Stock do not have cumulative voting rights. Accordingly, subject to any voting rights of the Series A Shares and holders of any other preferred stock that may be issued by us from time to time, holders of a plurality of our Common Stock present at a meeting at which a quorum is present are able to elect all of the directors eligible for election except that for as long as 51% of the Series B Shares are outstanding, the holders of the Series B Shares have the sole right to vote as a separate class for the election of three members of our Board of Directors, provided however that while the Series B Shares have such separate class voting rights the holders thereof do not have the right to vote on the election of the remaining members of our Board of Directors.

            The presence of a majority of the voting power of our outstanding capital stock constitutes a quorum.

            The holders of our Common Stock are entitled to dividends when and if declared by our Board of Directors from legally available funds. The holders of our Common Stock are also entitled to share pro rata, following satisfaction of the Series A Shares and Series B Shares in any distribution to stockholders upon our liquidation or dissolution.

None of the shares of our Common Stock:

      o     have preemptive rights;

      o     are redeemable;

      o     are subject to assessments or further calls;

      o     have conversion rights; or

      o     have sinking fund provisions.

PREFERRED STOCK

            We are currently authorized to issue 5,000,000 shares of preferred stock in one or more series of which 2,000,000 shares have been designated as Series A Shares and 5,004 shares have been designated as Series B Shares. Our Board of Directors may determine the terms of the authorized but unissued shares of preferred stock at the time of issuance without action by our stockholders. The terms of any issuance of preferred stock may include:

      o voting rights, including the right to vote as a series on particular matters, which could be superior to those of our Common Stock;

      o preferences over our Common Stock as to dividends and distributions in liquidation;

      o conversion and redemption rights, including the right to convert into shares of our Common Stock; and

      o     sinking fund provisions.

SERIES A SHARES

            We currently have 2,000,000 Series A Shares issued and outstanding. The Series A Shares are convertible into Common Stock on a 1 for 1 basis beginning in July 2005, and are entitled to a 6% annual dividend compounded quarterly from the original issuance date in July 2003. The quarterly dividend is payable in shares of Common Stock valued at the average public trading price of the Common Stock during the 10 business days immediately preceding the end of the quarter preceding the dividend payment date. The Series A Shares have one vote per share and vote together with the Common Stock as a single class. The Series A Shares are entitled to a liquidation preference based on the then value of the Vasco Division we acquired from VASCO Data Security International, Inc. We may redeem the Series A Shares at any time at a price of $1.00 per share. We are required to include in certain registration statements which we may file including the registration statement of which this Prospectus forms a part, the shares of Common Stock issued as a dividend on the Series A Shares. So long as the Series A Shares are outstanding we may not pay a dividend on our Common Stock except for annual dividends not exceeding 5% of our surplus determined under Delaware law.

SERIES B SHARES

            We currently have 4,170 Series B Shares issued and outstanding. The Series B Shares: (i) Rank pari passu with the Series A Shares, except that the Series A Shares are entitled to a preference on liquidation with respect to certain property; (ii) are entitled to cumulative dividends at a rate of 7.5% per annum payable in Common Stock on a quarterly basis on March 1, June 1, September 1 and December 1. The number of shares of Common Stock are calculated based on 90% of the average of the daily volume weighted average price for the 20 days prior to the quarterly dividend payment date; (iii) vote: (a) as a single class with the holders of the Common Stock, on all matters submitted to a vote of, or the consent of, the holders of the Common Stock, except that for as long as 51% of the Series B Shares are outstanding, the holders also have the right to vote as a separate class for the election of three members of our Board of Directors, provided however that while the Series B Shares have such separate class voting rights the holders thereof do not have the right to vote on the election of the remaining members of the Board; and (b) that number of votes equal to the number of whole shares of the Common Stock as to which such shares are then convertible; (iv) have preference on liquidation over any junior rank security; and (v) subject to anti-dilution adjustment, are each convertible into 1000 shares of Common Stock at the option of the holder.

OUTSTANDING OPTIONS AND WARRANTS

            At June 30, 2005, we had outstanding stock options granted to employees and consultants to purchase 1,121,490 shares of Common Stock. These options have exercise prices ranging from $1.00 to $14.00 per share, with an average weighted exercise price of $2.11, and expire between November 2007 and March 2014. Of the options outstanding at June 30, 2005, 463,167 are vested and currently exercisable. We also had outstanding non-compensatory warrants issued to purchase 8,633,730 shares of Common Stock. These warrants have exercise prices ranging from $1.00 per share to $6.00 per share, with an average weighted exercise price of $1.4820, and expire between 2006 and 2010.

7.5% CONVERTIBLE DEBENTURES DUE JUNE 13, 2008

            As described above in this prospectus, on June 14, 2005, we sold 3-year convertible debentures in the aggregate principal amount of $7 million, with a maturity date of June 13, 2008, bearing interest at 7.5% per annum (the "Debentures"). Subject to anti-dilution adjustment, the Debentures are convertible into shares of our Common Stock at anytime following issuance at a price of $1.1992 per share provided however, no conversion can be effected if upon giving effect to such conversion, the holder would beneficially own in excess of 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to such conversion. The interest on the Debentures are payable in arrears quarterly on March 31, June 30, September 30 and December 31, in cash or shares of Common Stock if certain conditions are met including, the effectuation of a registration statement registering, among other shares, the shares underlying the Debentures, the Warrants, an estimated 2,598,671 shares covering the interest and an estimated 5,382,897 shares covering the impact of the anti-dilution features.

REGISTRATION RIGHTS

            In addition to the registration rights with respect to the shares offered by this Prospectus, we granted registration rights to certain institutional and accredited investors set forth in our registration statement on Form SB-2 (SEC No. 333-116455) effective as of August 20, 2004.

TRANSFER AGENT

            The transfer agent and registrar for our Common Stock and the warrant agent for the unit warrants is Illinois Stock Transfer Company, located at 209 West Jackson Boulevard, Suite 903, Chicago, Illinois 60606.

                              SELLING STOCKHOLDERS


            The following table sets forth certain information known to us with respect to the beneficial ownership of our Common Stock as of October 25, 2005, by the selling stockholders. The number of shares in the column labeled "Number of Shares Offered" represent all of the shares that the selling stockholders may offer under this prospectus. The table assumes that each selling stockholder sells all of the shares. We are unable to determine the exact number of shares that actually will be sold. We do not know how long the selling stockholders will hold the shares before selling them and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale of any of the shares other than our agreement with the selling stockholders to maintain the effectiveness of this registration statement for two years.


            The transactions in which the shares being offered by each selling stockholder and all material relationships between the selling stockholder and Secured Services are contained in the footnotes with respect to the number of shares owned by each selling stockholder before the offering.


                                           NUMBER OF SHARES    PERCENTAGE OF      NUMBER OF     NUMBER OF SHARES
                                             OWNED BEFORE         CLASS OF          SHARES       OWNED AFTER THE      PERCENTAGE OF
          NAME AND ADDRESS                   THE OFFERING          SHARES          OFFERED           OFFERING        CLASS OF SHARES
Richard Ben-Veniste
4935 Quebec Street NW
Washington, DC 20016                            20,000(1)                *          20,000                   0                 0%

Richard L. Bergen
2729 Belle Road,
Bellmore, NY 11710                              10,000(2)                *          10,000                   0                 0%

Howard and Bernice Busch
3550 Riverside Drive,
Oceanside, NY 11572                             20,000(3)                *          20,000                   0                 0%

Mathew Dancy
9 Small Avenue
Caldwell, NJ 07006                              20,000(4)                *          20,000                   0                 0%

David Dent
6712 Arrowhead Pass,
Edina, MN 55439                                243,850(5)             1.3%          10,000             233,850               1.3%

Dubreuil Family Trust
95 Wellington Street, Ste 1200, W.
Toronto Dominion Centre
Toronto, Ontario M5J 2Z9                     1,341,670(6)             7.3%          41,670           1,300,000               7.0%

Richard N. Gilberg and Elise Cohen
100 Hudson Street, #7B
New York, NY 10013                              10,000(7)                *          10,000                   0                 0%

Donald and Donna Gilberg
35687 Millville Road,
Middleburg, VA 20117                            30,000(8)                *          30,000                   0                 0%

Thomas J. Henderson
150 Warren Circle
Jacksonville, FL 32259                          10,000(9)                *          10,000                   0                 0%

David and Brenda Hershman
5119 Doyle Lane,
Centreville, VA 20120                           20,000(10)               *          20,000                   0                 0%

                                           NUMBER OF SHARES    PERCENTAGE OF      NUMBER OF     NUMBER OF SHARES
                                             OWNED BEFORE         CLASS OF          SHARES       OWNED AFTER THE      PERCENTAGE OF
          NAME AND ADDRESS                   THE OFFERING          SHARES          OFFERED           OFFERING        CLASS OF SHARES
Michael J. Hershman
1313 Baker Crest Court,
McLean, VA 22101                                20,000(11)               *          20,000                   0                 0%

Richard and Donna Hershman,
191 Anchorage Drive,
Woodbury, NY 11797                              20,000(12)               *          20,000                   0                 0%

T. Kendall Hunt
11735 Briarwood Court,
Burr Ridge, IL 60527                         1,401,670(13)            7.6%          41,670           1,360,000               7.3%

Charles Kalina III
93 Grove Street,
Sommerville, NJ 08876                          100,000(14)               *         100,000                   0                 0%

George Kiang
8 Ardwold Gate
Richmond Hill, Ontario, L4B 2J8                 20,000(15)               *          20,000                   0                 0%

John C. L'Abbate
26 Maldon Street,
Malverne, NY 11565                              20,000(16)               *          20,000                   0                 0%

Paul Maniscalco
47072 Stillwood Place,
Potomac Falls, VA 20165                         10,000(17)               *          10,000                   0                 0%

Dale Quick
1020 258th,
Sammamish, WA 98074                            113,352(18)               *         113,352                   0                 0%

Daniel Ryweck
10125 Crosstown Circle, #210,
Eden Prairie, MN 55344                          88,715(19)               *          31,015              57,700                  *

Lino Sienna
1469 Durham Street,
Oakville, Ontario L6J 2P4                       15,000(20)               *          15,000                   0                 0%

David Simon
1414 William Street
Baltimore, MD 21230                              6,000(21)               *           6,000                   0                 0%

Gary L. Simon
8906 Maxwell Drive,
Potomac, MD 20854                                8,000(22)               *           8,000                   0                 0%

                                           NUMBER OF SHARES    PERCENTAGE OF      NUMBER OF     NUMBER OF SHARES
                                             OWNED BEFORE         CLASS OF          SHARES       OWNED AFTER THE      PERCENTAGE OF
          NAME AND ADDRESS                   THE OFFERING          SHARES          OFFERED           OFFERING        CLASS OF SHARES
Alan Wasserman
6601 Kenhill Road,
Bethesda, MD 20817                               6,000(24)               *           6,000                   0                 0%

Jay Ziv
P.O. Box 348092,
Coral Gables, FL 33234                          10,000(25)               *          10,000                   0                 0%

Carter Management Group, LLC
25 East 67th Street, Suite 6D
New York, NY 10021                             104,235(26)               *         104,235                   0                 0%

Corporate Capital Management, LLC
10125 Crosstown Circle, #210,
Eden Prairie, MN 55344                         200,652(27)            1.1%         134,485              66,167                  *

Corporate Capital Partners, LLC 10125
Crosstown Circle, #210,
Eden Prairie, MN 55344                          88,800(28)               *          86,500               2,300                  *

Crosslink Resources, Inc.
99 Janes Street, Suite 1120
Mill Valley, CA 94941                          322,000(29)            1.7%         322,000                   0                 0%

G.C. Investments, LLC
901 N. Green Valley Parkway,
Suite 210,
Henderson, NV 89074                            200,000(30)            1.1%         200,000                   0                 0%

Cybrix Corporation
7400 Metro Boulevard, Ste. 335
Minneapolis, MN 55439                          250,000(31)            1.3%         250,000                   0                 0%

Islandia L.P.
485 Madison Avenue, 23rd Floor
New York, NY 10022                           5,560,146(32)           23.1%       5,560,146                   0                 0%

JM Zell Partners Ltd.
1900 K Street NW, Suite 850
Washington, DC 20006                            20,000(33)               *          20,000                   0                 0%

King Moore Consultants Ltd.
1325 Amber Crescent,
Oakville, Ontario L6J 2N9                    2,111,115(34)           11.3%          41,670           2,069,445              11.1%

                                           NUMBER OF SHARES    PERCENTAGE OF      NUMBER OF     NUMBER OF SHARES
                                             OWNED BEFORE         CLASS OF          SHARES       OWNED AFTER THE      PERCENTAGE OF
          NAME AND ADDRESS                   THE OFFERING          SHARES          OFFERED           OFFERING        CLASS OF SHARES
MCF Corporation
600 California Street, 9th Floor
San Francisco, CA 94108                        594,555(35)            3.1%         104,235             490,320               2.6%

Merriman Curhan Ford & Co.
600 California Street, Ninth Floor
San Francisco, CA  94108                       490,320(36)            2.6%         490,320                   0                 0%

Midsummer Investment, Ltd.
485 Madison Avenue, 23rd Floor
New York, NY 10022                           7,413,527(37)           28.6%       7,413,527                   0                 0%

NextPoint Partners L.P.
Suite 900, 701 Pennsylvania Ave., N.W.
Washington, D.C. 20004                       4,571,854(38)           19.8%       4,571,854                   0                 0%

Queen Anne Square LLC
200 Mercer Street,
Seattle, WA                                     11,112(39)               *          11,112                   0                 0%

RML Burwick Family LP
P.O. Box 1129
Williamsville, NY 14231                         20,000(40)               *          20,000                   0                 0%

Toucan Capital Fund II, L.P
7600 Wisconsin Avenue, 7th Floor
Bethesda, MD 20814                           4,571,854(41)           19.8%       4,571,854                   0                 0%

VASCO Data Security International, Inc.
1901 South Meyers Rd,
Oakbrook Terrace, IL 60181                   2,238,723(42)           10.8%         178,310           2,060,413               9.9%
                                            ----------                          ----------           ---------
                                            32,333,150                          24,692,955           7,640,195
                                            ==========                          ==========           =========


* - Less than 1%

(1) Richard Ben-Veniste acquired his securities in a Private Placement to accredited investors of units priced at $6.00 (the "March 2005 Private Placement"). Each unit consisted of four shares of Common Stock and one three-year warrant to purchase a share of Common Stock for $2.00 and $2.50 thereafter. His beneficial ownership includes 4,000 shares underlying currently exercisable warrants.
(2) Richard L. Bergen acquired his securities in our March 2005 Private Placement. His beneficial ownership includes 2,000 shares underlying currently exercisable warrants.
(3) Howard and Bernice Busch acquired their securities in our March 2005 Private Placement. Their beneficial ownership includes 4,000 shares underlying currently exercisable warrants.
(4) Mathew Dancy acquired his securities in our March 2005 Private Placement. His beneficial ownership includes 4,000 shares underlying currently exercisable warrants.


(5) David Dent's beneficial ownership consist of 168,295 shares of Common Stock and 65,555 shares underlying currently exercisable warrants acquired in our March 2003, November 2003, and January 2004, private placements and 10,000 shares underlying currently exercisable warrants acquired for consulting services rendered in connection with the Cybrix Acquisition, valued at $2,500. The private placement shares and warrants covering 65,555 shares are covered in our Registration Statement on Form SB-2 (SEC File # 333-116455) filed on August 20, 2004.


(6) The Dubreuil Family Trust beneficial ownership includes 1,300,000 shares of Common Stock gifted to the trust by Michael Dubreuil, and 41,670 shares consisting of 33,336 shares of Common Stock and 8,334 shares underlying currently exercisable warrants acquired from us in our March 2005

      Private Placement. Control of its investment and voting decisions is vested with its trustees, Thomas Hopper, Brian Ropell and Lloyd Barnaby.
(7) Richard Gilberg and Elise Cohen acquired their securities in our March 2005 Private Placement. Their beneficial ownership includes 2,000 shares underlying currently exercisable warrants.
(8) Donald and Donna Gilberg acquired their securities in our March 2005 Private Placement. Their beneficial ownership includes 6,000 shares underlying currently exercisable warrants.
(9) Thomas J. Henderson acquired his securities in our March 2005 Private Placement. His beneficial ownership includes 2,000 shares underlying currently exercisable warrants.
(10) David and Brenda Hershman acquired their securities in our March 2005 Private Placement. Their beneficial ownership includes 6,000 shares underlying currently exercisable warrants.
(11) Michael J. Hershman acquired his securities in our March 2005 Private Placement. His beneficial ownership includes 4,000 shares underlying currently exercisable warrants.
(12) Richard and Donna Hershman acquired their securities in our March 2005 Private Placement. Their beneficial ownership includes 4,000 shares underlying currently exercisable warrants.
(13) Includes (i) non-qualified options to purchase 40,000 shares of Common Stock exercisable at $1.85 per share which expires on June 22, 2014; (ii) non-qualified options to purchase 20,000 shares of Common Stock exercisable at $1.60 per share which expire on January 1, 2015 and represent the vested portion of the 40,000 compensatory options awarded by Secured Services for services as a director for the fiscal year ending December 31, 2005 which vest quarterly on a pro-rata basis provided that at the time of vesting Mr. Hunt is a director; and (iii) one immediately exercisable 3-year common stock purchase warrant to purchase 8,334 exercisable at $2.00 per share until 4/26/06 and at $2.50 per share thereafter until its expiration on 4/26/08. The number of shares offered by Mr. Hunt consist of 33,336 shares of Common Stock and 8,334 shares underlying currently exercisable warrants acquired from our March 2005 Private Placement.
(14) Charles Kalina III acquired his securities in our March 2005 Private Placement. His beneficial ownership includes 20,000 shares underlying currently exercisable warrants.


(15) George Kiang acquired his securities as an incentive bonus for services rendered as a Project Manager.


(16) John C. L'Abbate acquired his securities in our March 2005 Private Placement. His beneficial ownership includes 4,000 shares underlying currently exercisable warrants.
(17) Paul Maniscalco acquired his securities in our March 2005 Private Placement. His beneficial ownership includes 2,000 shares underlying currently exercisable warrants.
(18) Dale Quick acquired his securities in connection with Secured Services' purchase of Chameleon in June 2005. The securities he received were included in the merger consideration paid to Chameleon. His beneficial ownership includes 51,000 shares underlying currently convertible Series B Shares and 22,950 shares underlying currently exercisable Warrants. In addition to the shares beneficially owned by Mr. Quick, the number of shares offered for resale also includes shares of Common Stock issuable to pay dividends for the next three years beginning June 14, 2005 and anti-dilution adjustment shares totaling 30% of the maximum number of conversion and dividend shares for the next three years.


(19) Daniel Ryweck's beneficial ownership consists of 42,700 shares of Common Stock and 15,000 shares underlying currently exercisable warrants acquired in our January 2004 private placement, and 31,015 shares of Common Stock in payment of $38,770 in fees for primarily identifying and introducing potential merger and/or acquisition candidates. The private placement shares and the shares underlying the warrants are covered in our Registration Statement on Form SB-2 (SEC File # 333-116455) filed on August 20, 2004.


(20) Lino Sienna acquired his securities in our March 2005 Private Placement. His beneficial ownership includes 3,000 shares underlying currently exercisable warrants.
(21) David Simon acquired his securities in our March 2005 Private Placement. His beneficial ownership includes 1,200 shares underlying currently exercisable warrants.
(22) Gary L. Simon acquired his securities in our March 2005 Private Placement. His beneficial ownership includes 1,600 shares underlying currently exercisable warrants.

(23)  Not applicable.

(24) Alan Wasserman acquired his securities in our March 2005 Private Placement. His beneficial ownership includes 1,200 shares underlying currently exercisable warrants.
(25) Jay Ziv acquired his securities in our March 2005 Private Placement. His beneficial ownership includes 2,000 shares underlying currently exercisable warrants.


(26) Carter Management Group, LLC acquired its securities in connection with a bridge loan financing transaction in June, 2005. Its beneficial ownership includes 104,235 shares underlying currently exercisable warrants. Control of all investment and voting decisions for Carter Management Group, LLC is vested with John C. Lipman, its managing member.
(27) Corporate Capital Management, LLC, acquired its shares in payment of $168,100 in fees for primarily identifying and introducing potential merger and/or acquisition candidates. Control of all investment and voting decisions for Corporate Capital Management, LLC is vested with its president, Mark S. Savage.
(28) Corporate Capital Partners, LLC, acquired its shares in payment of $108,100 in fees for primarily identifying and introducing potential merger and/or acquisition candidates. Control of its investment and voting decisions is vested with its president, Karen MacCloskey.
(29) From January to September 2005, pursuant to a Consulting Agreement between Secured Services and Crosslink Resources, dated January 17, 2005, (a copy of which has been attached to this Registration Statement as Exhibit 10.11) we issued to them an aggregate of 124,000 shares of Common Stock in payment of $175,530 in fees for their investor relations services rendered. As an incentive bonus, we also issued to them warrants to purchase 50,000 shares of Common Stock at $1.96 per share until January 7, 2008 and warrants to purchase 50,000 shares of Common Stock at $1.199216 per share between January 7, 2007 and January 7, 2010 provided that the agreement between us is still in effect on January 7, 2007. The warrants had an aggregate Black-Scholes value of $35,750. Under the terms of our agreement, Crosslink can earn up to an additional 98,000 shares through January 7, 2007. The number of shares offered for resale includes the additional 98,000 shares Crosslink can earn under the Agreement. Control of all investment and voting decisions for Crosslink Resources, Inc. is vested with its president, William L. Arnold.


(30) G.C. Investments, LLC acquired its securities in our March 2005 Private Placement. Its beneficial ownership includes 40,000 shares underlying currently exercisable warrants. Control of its investment and voting decisions is vested with its president, Brian Greenspun.


(31) Cybrix Corporation acquired its securities, with an approximate value of $185,500, from the sale of some of their assets to us including its customer list, existing customer contracts, and existing supplier contracts. Control of its investment and voting decisions is vested with its Board of Directors, including Robert Bradee (and David Norris) who are employees of Secured Services, and Reginald Dupre.

(32) Islandia L.P. acquired its securities in our June 2005 private placement of Debentures to institutional accredited investors. Under the terms of the Debenture no conversion of any portion of the Debenture can occur if, after giving effect to such conversion, the holder would beneficially own in excess of 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to such conversion. Notwithstanding the restrictions on the conversion of the Debentures, its beneficial ownership before the offering includes approximately 2,501,668 shares underlying currently convertible Debentures and 1,125,735 shares underlying currently exercisable Warrants. In addition to the shares beneficially owned by Islandia, the number of shares offered for resale also includes shares of Common Stock issuable to pay Debenture interest through maturity and anti-dilution adjustment shares totaling 30% of the aggregate number of conversion, interest and warrant shares. Control of its investment and voting decisions is vested with Richard O. Berner, Edgar R. Berner and Thomas R. Berner, officers of John Lang, Inc., the general partner of Islandia, L.P.


(33) JM Zell Partners Ltd acquired its securities in our March 2005 Private Placement. Its beneficial ownership includes 4,000 shares underlying currently exercisable warrants. Control of its investment and voting decisions is vested with its president, Jim Zell.
(34) Includes (i) qualified options to purchase 61,111 shares of Common Stock at an exercise price of $1.65 which expires on November 29, 2009. On November 29, 2004, Mr. Moore was awarded qualified options to purchase 100,000 shares of Common Stock with an exercise price of $1.65 (110% of the fair market value on November 30, 2004) which expires on November 29, 2009. Of the options, 36,111 vested on the date of grant with the remaining 63,889 vesting on a pro-rata monthly basis through October 2006 provided that at the time of vesting Mr. Moore is an employee of Secured Services; (ii) Two immediately exercisable 3-year common stock purchase warrants to purchase 66,667 and 75,000 shares, respectively, at an exercise price of $1.50 per share. The warrants expire on 3/31/2007 and 4/9/2007, respectively; and
      (iii) one immediately exercisable 3-year common stock purchase warrant to purchase 8,334 exercisable at $2.00 per share until 4/26/06 and at $2.50 per share thereafter until its expiration on 4/26/08. King Moore Consultants Ltd., beneficial ownership of Common Stock includes 33,336 shares of Common Stock and 8,334 shares underlying currently exercisable warrants acquired from our March 2005 Private Placement all of which are being offered for resale under this prospectus. The number of shares offered by King Moore Consultants Ltd. consist of 33,336 shares of Common Stock and 8,334 shares underlying currently exercisable warrants acquired from our March 2005 Private Placement. Control of its voting decisions is vested with its President, King T. Moore.
(35) MCF Corporation acquired its securities in connection with a bridge loan financing transaction in June, 2005. Its holdings include 104,235 shares underlying currently exercisable warrants. MCF Corporation owns Merriman Curhan Ford & Co, ("Merriman") and thus is a beneficial owner of the 490,320 shares underlying the Merriman warrants. Control of its investment and voting decisions is vested with its president, John Merriman.
(36) Merriman Curhan Ford & Co. acquired its securities as part of the commissions paid in connection with the debenture transaction. Its holdings include 490,320 shares underlying currently exercisable warrants. Merriman Curhan Ford & Co. is a subsidiary of MCF Corporation.
(37) Midsummer Investment, Ltd. acquired its securities in our June 2005 private placement of Debentures to institutional accredited investors. Under the terms of the Debenture no conversion of any portion of the Debenture can occur if, after giving effect to such conversion, the holder would beneficially own in excess of 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to such conversion. Notwithstanding the restrictions on the conversion of the Debentures, its beneficial ownership before the offering includes approximately 3,335,557 shares underlying currently convertible Debentures and 1,500,980 shares underlying currently exercisable Warrants. In addition to the shares beneficially owned by Midsummer, the number of shares offered for resale also includes shares of Common Stock issuable to pay Debenture interest through maturity and anti-dilution adjustment shares totaling 30% of the aggregate number of conversion, interest and warrant shares. Control of its investment and voting decisions is vested with Midsummer Capital, LLC. Midsummer Capital, LLC is the investment manager to Midsummer Investment, Ltd. By virtue of such relationship, Midsummer Capital, LLC may be deemed to have dispositive power over the shares owned by Midsummer Investment, Ltd. Midsummer Capital, LLC disclaims beneficial ownership of such shares. Mr. Michel Amsalem and Mr. Scott Kaufman have delegated authority from the members of Midsummer Capital, LLC with respect to the shares of common stock owned by Midsummer Investment, Ltd. Messrs. Amsalem and Kaufman may be deemed to share dispositive power over the shares of our Common Stock owned by Midsummer Investment, Ltd. Messrs. Amsalem and Kaufman disclaim beneficial ownership of such shares of our common stock and neither person has any legal right to maintain such delegated authority.
(38) NextPoint Partners II, L.P. acquired its securities in connection with Secured Services' purchase of Chameleon. Its beneficial ownership includes 2,057,000 shares underlying currently convertible Series B Shares, 925,650 shares underlying currently exercisable Warrants. In addition to the shares beneficially owned by NextPoint, the number of shares offered for resale also includes shares of Common Stock issuable to pay dividends for the next three years beginning June 14, 2005 and anti-dilution adjustment shares totaling 30% of the maximum number of conversion and dividend shares for the next three years.Control of its investment and voting decisions is vested with Michael Faber, a managing member of NextPoint GP, LLC, general partner of NextPoint Partners II, L.P.
(39) Queen Anne Square LLC acquired its securities in connection with Secured Services' purchase of Chameleon. Its beneficial ownership includes includes 5,000 shares underlying currently convertible Series B Shares and 2,250 shares underlying currently exercisable Warrants. In addition to the shares beneficially owned by Queen Anne, the number of shares offered for resale also includes shares of Common Stock issuable to pay dividends for the next three years beginning June 14, 2005 and anti-dilution adjustment shares totaling 30% of the maximum number of conversion and dividend shares for the next three years. Control of its investment and voting decisions is vested with Jim Harmon, Sr. V.P., Investments for Sabey Corporation who is the parent company of Queen Anne Square LLC.


(40) RML Burwick Family LP acquired its securities in our March 2005 Private Placement. Its beneficial ownership includes 4,000 shares underlying currently exercisable warrants. Control of its investment and voting decisions is vested with Robert Burwick, General Partner.


(41) Toucan Capital Fund II, L.P acquired its securities in connection with Secured Services' purchase of Chameleon. Its beneficial ownership includes includes 2,057,000 shares underlying currently convertible Series B Shares and 925,650 shares underlying currently exercisable Warrants. In addition to the shares beneficially owned by

      Toucan, the number of shares offered for resale also includes shares of Common Stock issuable to pay dividends for the next three years beginning June 14, 2005 and anti-dilution adjustment shares totaling 30% of the maximum number of conversion and dividend shares for the next three years. Control of its investment and voting decisions is vested with Bruce Robertson, Linda Powers and Robert F. Hemphill Jr., the Managing Directors of Toucan Management LLC. Toucan Management LLC provides certain management services for Toucan General II, LLC, the general partner of Toucan Capital Fund II, L.P.


(42) VASCO Data Security International, Inc. acquired 2,000,000 shares of our Series A Convertible Preferred Stock in connection with our purchase of its VACMAN division which included the IDENTIPRISE software. Its holdings include 238,723 shares of Common Stock issued as dividends on the preferred stock. T. Kendall Hunt, a director and co-founder of Secured Services, is founder, Chairman and CEO of Vasco and may be deemed the beneficial owner of its shares.


      The securities sold in our March 2005 Private Placement were exempt from registration pursuant to Rule 506 of Regulation D, Sections 4(2) and 4(6) of the Act. Securities issued for services rendered by David Dent, Daniel Ryweck, Steven Sonnenberg, Carter Management Group, LLC, Corporate Capital Partners LLC, Corporate Capital Management LLC, Crosslink Resources, Inc., MCF Corporation and Merriman Curhan Ford & Co. were issued pursuant to an exemption from registration under Sections 4(2) and 4(6) of the Act. The securities issued to George Kiang, an employee and a Canadian citizen, for services rendered to us as a Project Manager were exempt from registration pursuant to Section 4(2) and Regulation S of the Act.

      All of the share and warrant certificates issued in connection with the above private placements or issued in compensatory transactions or under Regulation S of the Act were imprinted with a legend restricting transfer unless pursuant to an effective registration statement or an available exemption under the Act.

      In each of the private placements, the investors were required to represent and warrant (i) that the securities were purchased entirely for their own account with no intention, at the time of purchase, of dividing the securities with others or of reselling or otherwise disposing of any portion of the securities unless covered by an effective registration statement or pursuant to an available exemption from such registration; (ii) that the securities will be held for investment purposes and not with a view toward further distribution or sale; and (iii) further agree that they will not engage in any short selling.

                              PLAN OF DISTRIBUTION

            Each selling stockholder (the "SELLING STOCKHOLDERS") of the Common Stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on the Trading Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares:

            o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

            o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

            o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

            o an exchange distribution in accordance with the rules of the applicable exchange;

            o     privately negotiated transactions;

            o settlement of short sales entered into after the date of this prospectus;

            o broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

            o     a combination of any such methods of sale;

            o through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

            o     any other method permitted pursuant to applicable law.

            The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the "SECURITIES ACT"), if available, rather than under this prospectus.

            Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

            In connection with the sale of the Common Stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of the Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

            The Selling Stockholders and any broker/dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker/dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

            We are required to pay certain fees and expenses incurred by us incident to the registration of the shares offered by this prospectus. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

            Because Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each Selling Stockholder has advised us that they have not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

            We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

            Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the Common Stock for a period of two business days prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

                                  LEGAL MATTERS

            The validity of the common shares offered by this prospectus will be passed upon for us by Morse, Zelnick, Rose & Lander LLP, New York, New York.

                                     EXPERTS

            The consolidated financial statements of Secured Services, Inc. and subsidiaries as of December 31, 2004 and for the period from April 28, 2003 (date of inception) to December 31, 2003 included in this prospectus have been audited by J.H. Cohn LLP, independent registered public accounting firm, as stated in their report dated March 31, 2005. Such consolidated financial statements have been so included in reliance upon the authority of such firm as experts in accounting and auditing.

            The financial statements of VACMAN Enterprise Line of Business of VASCO Data Security International, Inc. for the year ended December 31, 2002 included in this prospectus have been audited by KPMG LLP, independent registered public accounting firm, as stated in their report dated September 5, 2003. Such financial statements have been so included in reliance upon the authority of such firm as experts in accounting and auditing.

            The financial statements of Chameleon Communications Technology, Inc. for the years ended December 31, 2004 and 2003 included in this prospectus have been audited by Peterson Sullivan PLLC, independent registered public accounting firm, as stated in their report dated April 26, 2005. Such financial statements have been so included in reliance upon the authority of such firm as experts in accounting and auditing.

                     COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

            Our Certificate of Incorporation provides that none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

      o for any breach of the director's duty of loyalty to us or our stockholders;
      o for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;
      o under section 174 of the Delaware General Corporation Law for the unlawful payment of dividends; or
      o for any transaction from which the director derives an improper personal benefit.

            These provisions require us to indemnify our directors and officers unless restricted by Delaware law and eliminate our rights and those of our stockholders to recover monetary damages from a director for breach of his fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect our ability or that of its stockholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his fiduciary duty.

            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission ("SEC"), such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                       WHERE YOU CAN FIND MORE INFORMATION

            In connection with the shares of our Common Stock offered by this prospectus, we have filed a registration statement on Form SB-2 under the Securities Act with the Securities and Exchange Commission ("SEC"). This prospectus, filed as part of the registration statement, does not contain all of the information included in the registration statement and the accompanying exhibits and schedules. For further information with respect to our securities, and us you should refer to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other document are not necessarily complete, and you should refer to the copy of the contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by the actual contents of the contract or other document referred to. You may inspect a copy of the registration statement and the accompanying exhibits and schedules without charge at the SEC's public reference facilities, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and you may obtain copies of all or any part of the registration statement from the SEC for a fee. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically. The address of the site is http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS

                                                                                                                               PAGE
AUDITED FINANCIAL STATEMENTS OF SECURED SERVICES, INC. AND SUBSIDIARIES

Report of Independent Registered Public Accounting Firm                                                                         F-1

Consolidated Balance Sheet
      As of December 31, 2004                                                                                                   F-2

Consolidated Statements of Operations
      Year Ended December 31, 2004 and the Period from April 28, 2003 (Date of Inception) to December 31, 2003                  F-3

Consolidated Statements of Changes in Stockholders' Equity
      Year Ended December 31, 2004 and the Period from April 28, 2003 (Date of Inception) to December 31, 2003                  F-4

Consolidated Statements of Cash Flows
      Year Ended December 31, 2004 and the Period from April 28, 2003 (Date of Inception) to December 31, 2003                  F-6

Notes to Consolidated Financial Statements                                                                                   F-7/25

INTERIM FINANCIAL STATEMENTS OF SECURED SERVICES, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets
      June 30, 2005 (Unaudited) and December 31, 2004                                                                          F-26

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
       For the Six and Three Months Ended June 30, 2005 and 2004 (Unaudited)                                                   F-27

Condensed Consolidated Statements of Changes in Stockholders' Equity
      Six Months Ended June 30, 2005 and 2004 (Unaudited)                                                                      F-28

Condensed Consolidated Statements of Cash Flows
      Six Months Ended June 30, 2005 and 2004 (Unaudited)                                                                      F-29

Notes to Condensed Consolidated Financial Statements                                                                        F-31/40

AUDITED FINANCIAL STATEMENTS OF CHAMELEON COMMUNICATIONS TECHNOLOGY, INC.

Independent Auditors' Report                                                                                                   F-41

Balance Sheets
      December 31, 2004 and 2003                                                                                               F-42

Statements of Operations
      Years Ended December 31, 2004 and 2003                                                                                   F-43

Statements of Stockholders' Equity
      Years Ended December 31, 2004 and 2003                                                                                   F-44

Statements of Cash Flows
      Years Ended December 31, 2004 and 2003                                                                                   F-45

Notes to Financial Statements                                                                                               F-46/51

INTERIM FINANCIAL STATEMENTS OF CHAMELEON COMMUNICATIONS TECHNOLOGY, INC.
                                                                                                                               PAGE
Condensed Consolidated Balance Sheets
      March 31, 2005 (Unaudited) and December 31, 2004 (Audited)                                                               F-52

Condensed Consolidated Statement of Operations
      Three Months Ended March 31, 2005 and 2004 (Unaudited)                                                                   F-53

Condensed Consolidated Statement of Changes in Stockholders' Equity
      Three Months Ended March 31, 2005 (Unaudited)                                                                            F-54

Condensed Consolidated Statement of Cash Flows
      Three Months Ended March 31, 2005 and 2004 (Unaudited)                                                                   F-55

Notes to Condensed Consolidated Financial Statements                                                                        F-56/60

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS OF SECURED SERVICES, INC. AND SUBSIDIARIES AND CHAMELEON
COMMUNICATIONS TECHNOLOGY, INC.

Introduction to the Unaudited Pro Forma Condensed Combined
Statements of Operations                                                                                                       F-61

Unaudited Pro Forma Condensed Combined Statement of Operations
     Six Months Ended June 30, 2005                                                                                            F-62

Unaudited Pro Forma Condensed Combined Statement of Operations
     Year Ended December 31, 2004                                                                                              F-63

Notes to the Unaudited Pro Forma Condensed Combined Statements of Operations                                                F-64/65

AUDITED AND UNAUDITED FINANCIAL STATEMENTS OF VACMAN ENTERPRISE LINE
OF BUSINESS OF VASCO DATA SECURITY INTERNATIONAL, INC.

Report of Independent Registered Public Accounting Firm                                                                        F-66

Balance Sheets
      December 31, 2002 (Audited) and June 30, 2003 (Unaudited)                                                                F-67

Statements of Operations
      Year Ended December 31, 2002 (Audited) and
      Six Months Ended June 30, 2003 and 2002 (Unaudited)                                                                      F-68

Statements of Business Net Worth (Deficit)
      Year Ended December 31, 2002 (Audited) and Six Months
      Ended June 30, 2003 (Unaudited)                                                                                          F-69

Statements of Cash Flows
      Year Ended December 31, 2002 (Audited) and Six Months
      Ended June 30, 2003 and 2002 (Unaudited)                                                                                 F-70

Notes to Financial Statements                                                                                               F-71/75

FINANCIAL STATEMENTS OF THE ACQUIRED BUSINESS AND SELECTED ASSETS OF DOLFIN.COM, INC.

Balance Sheets
      December 31, 2002 (Audited) and June 30, 2003 (Unaudited)                                                                F-76

Statements of Operations
      Year Ended December 31, 2002 (Audited) and
      Six Months Ended June 30, 2003 and 2002 (Unaudited)                                                                      F-77

Statements of Business Net Worth (Deficit)
      Year Ended December 31, 2002 (Audited) and Six Months
      Ended June 30, 2003 (Unaudited)                                                                                          F-78

Statements of Cash Flows
      Year Ended December 31, 2002 (Audited) and Six Months
      Ended June 30, 2003 and 2002 (Unaudited)                                                                                 F-79

Notes to Financial Statements                                                                                               F-80/81

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders Secured Services, Inc.

We have audited the accompanying consolidated balance sheet of Secured Services, Inc. and Subsidiaries as of December 31, 2004, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the year ended December 31, 2004 and the period from April 28, 2003 (Date of Inception) to December 31, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States) . Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Secured Services, Inc. and Subsidiaries as of December 31, 2004, and their results of operations and cash flows for the year ended December 31, 2004 and the period from April 28, 2003 (Date of Inception) to December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.


                                                           /s/ J.H. Cohn LLP

Roseland, New Jersey
March 31, 2005

                     SECURED SERVICES, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                                December 31, 2004

                                     ASSETS

Current assets:
     Cash and cash equivalents                                                        $  1,607,777
     Certificate of deposit                                                                218,051
     Accounts receivable, net of allowance for doubtful
         accounts of $93,750                                                               518,183
     Note receivable - employee                                                             38,000
     Due from stockholders                                                                  32,800
     Prepaid expenses and other current assets                                             123,357
                                                                                      ------------
              Total current assets                                                       2,538,168

Loans receivable from related parties                                                      945,281
Computer  equipment, net of accumulated depreciation of $61,258                            146,656
Goodwill                                                                                 2,808,429
Other intangible assets, net of accumulated amortization of $360,000                       717,465
                                                                                      ------------
              Total                                                                   $  7,155,999
                                                                                      ============
                       LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Current portion of note payable                                                  $    355,494
     Accounts payable                                                                      328,314
     Accrued expenses                                                                    1,123,480
     Deferred revenues                                                                     108,173
                                                                                      ------------
              Total current liabilities                                                  1,915,461

Dividends payable in common stock                                                           34,425
Note payable, net of current portion                                                       230,735
                                                                                      ------------
              Total liabilities                                                          2,180,621
                                                                                      ------------

Commitments and contingencies

Stockholders' equity:
     Preferred stock; par value $.0001 per share; 5,000,000 shares authorized;
         2,000,000 shares of Series A convertible preferred stock
         issued and outstanding                                                                200
     Common stock; par value $.0001 per share; 50,000,000 shares
         authorized; 17,378,836 shares issued and outstanding                                1,738
     Additional paid-in capital                                                         12,465,943
     Subscriptions receivable for 768,000 shares                                          (576,000)
     Accumulated deficit                                                                (6,953,151)
     Accumulated other comprehensive income                                                 36,648
                                                                                      ------------
              Total stockholders' equity                                                 4,975,378
                                                                                      ------------
         Total                                                                        $  7,155,999
                                                                                      ============

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                     SECURED SERVICES, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
         YEAR ENDED DECEMBER 31, 2004 AND THE PERIOD FROM APRIL 28, 2003
                    (DATE OF INCEPTION) TO DECEMBER 31, 2003

                                                                 Period From
                                                               April 28, 2003
                                               Year Ended    (date of inception)
                                             Dec. 31, 2004    to Dec. 31, 2003
                                             -------------   -------------------
Revenues - sales and services                 $2,193,999         $1,023,995

Cost of revenues                               1,036,617            334,480
                                             -----------        -----------

Gross profit                                   1,157,382            689,515
                                             -----------        -----------

Operating expenses:
         Selling, general and administrative   4,822,025          1,359,252
         Research and development              1,181,413            184,216
         Depreciation of computer equipment       47,200             13,103
         Amortization of intangible assets       267,778            120,000
         Charge for impairment of loans
         from related parties                    600,000                  0
                                             -----------        -----------

         Totals                                6,918,416          1,676,571
                                             -----------        -----------

Loss from operations                          (5,761,034)          (987,056)
                                             -----------        -----------
Interest income                                  (47,198)            (2,158)
Interest expense                                  43,370             31,047
                                             -----------        -----------
         Net interest (income) expense            (3,828)            28,889
                                             -----------        -----------

Net loss                                      (5,757,206)        (1,015,945)

Preferred stock dividend requirements            120,000             60,000
                                             -----------        -----------

Net loss applicable to common stock          $(5,877,206)       $(1,075,945)
                                             ===========        ===========

Loss per common share - basic and diluted         $(0.45)            $(0.17)
                                             ===========        ===========

Weighted average common shares outstanding    13,196,336          6,232,304
                                             ===========        ===========

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                     SECURED SERVICES, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
         YEAR ENDED DECEMBER 31, 2004 AND THE PERIOD FROM APRIL 28, 2003
                    (DATE OF INCEPTION) TO DECEMBER 31, 2003

                                          Series A
                                         Convertible
                                       Preferred Stock        Common Stock      Additional
                                      -----------------     ----------------     Paid-in    Subscriptions
                                      Shares     Amount     Shares    Amount     Capital      Receivable
                                      ------     ------     ------    ------    ----------  -------------
Proceeds from the issuance of
     shares to founders                                   3,900,000    $390    $      (90)

Shares issued in conjunction with
    acquisition of Vacman            2,000,000    $200                          1,999,800

Shares issued in conjunction with
    acquisition of Dolfin                                   500,000      50       374,950

Effects of reverse acquisition                              508,934      51      (128,749)

Shares sold through private place-
    ments, net of expenses of
    $210,341                                              3,968,766     397     2,105,837      $(525,000)

Shares issued in exchange for
    services                                                384,004      38       287,965

Dividends declared on preferred
    stock

Shares issued for partial payment
    of dividends on preferred stock                          16,305       2        26,575

Shares issued for charitable
    contributions                                            21,714       2        16,283

Net loss

Foreign currency translation
    adjustments
                                     ---------    ----    ---------    ----    ----------      ---------

Balance, December 31, 2003           2,000,000    $200    9,299,723    $930    $4,682,571      $(525,000)


                                                     Accumulated
                                                        Other
                                     Accumulated    Comprehensive
                                       Deficit          Income           Total
                                     -----------    -------------        -----
Proceeds from the issuance of
     shares to founders                                               $      300

Shares issued in conjunction with
    acquisition of Vacman                                              2,000,000

Shares issued in conjunction with
    acquisition of Dolfin                                                375,000

Effects of reverse acquisition                                          (128,698)

Shares sold through private place-
    ments, net of expenses of
    $210,341                                                           1,581,234

Shares issued in exchange for
    services                                                             288,003

Dividends declared on preferred
    stock                            $   (60,000)                        (60,000)

Shares issued for partial payment
    of dividends on preferred stock                                       26,577

Shares issued for charitable
    contributions                                                         16,285

Net loss                              (1,015,945)                     (1,015,945)

Foreign currency translation
    adjustments                                         $4,455             4,455
                                     -----------        ------        ----------

Balance, December 31, 2003           $(1,075,945)       $4,455        $3,087,211

                     SECURED SERVICES, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
         YEAR ENDED DECEMBER 31, 2004 AND THE PERIOD FROM APRIL 28, 2003
                    (DATE OF INCEPTION) TO DECEMBER 31, 2003
                                   (CONTINUED)

                                          Series A
                                         Convertible
                                       Preferred Stock         Common Stock      Additional
                                      -----------------      ----------------     Paid-in    Subscriptions
                                      Shares     Amount      Shares    Amount     Capital      Receivable
                                      ------     ------      ------    ------    ----------  -------------
Shares sold through private
    placements, net of costs
    of $934,980                                            7,831,090     783     7,413,097       (792,100)

Payment and offsets                                                                               741,100

Dividends declared on preferred
    stock

Shares issued for payment of
    accrued dividends on
    preferred stock                                           67,823       7        119,993

Shares issued in exchange
    for services                                              55,200       5         62,795

Shares issued in connection
    with business acquisition                                125,000      13       187,487

Net loss

Foreign currency translation
    adjustments
                                     ---------    ----    ----------  ------   -----------      ---------

Balance, December 31, 2004           2,000,000    $200    17,378,836  $1,738   $12,465,943      $(576,000)
                                     =========    ====    ==========  ======   ===========      =========


                                                     Accumulated
                                                        Other
                                     Accumulated    Comprehensive
                                       Deficit          Income           Total
                                     -----------    -------------        -----
Shares sold through private
    placements, net of costs
    of $934,980                                                        6,621,780

Payment and offsets                                                      741,100

Dividends declared on preferred
    stock                               (120,000)                       (120,000)

Shares issued for payment of
    accrued dividends on
    preferred stock                                                      120,000

Shares issued in exchange
    for services                                                          62,800

Shares issued in connection
    with business acquisition                                            187,500

Net loss                              (5,757,206)                     (5,757,206)

Foreign currency translation
    adjustments                                         32,193            32,193
                                     -----------       -------        ----------

Balance, December 31, 2004           $(6,953,151)      $36,648        $4,975,378
                                     ===========       =======        ==========

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                     SECURED SERVICES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                YEAR ENDED DECEMBER 31, 2004 AND THE PERIOD FROM
             APRIL 28, 2003 (DATE OF INCEPTION) TO DECEMBER 31, 2003

                                                                                    April 28, 2003
                                                                    Year Ended    (date of inception)
                                                                  Dec. 31, 2004    to Dec. 31, 2003
                                                                  -------------    ----------------
Operating activities:
     Net loss                                                      $(5,757,206)      $(1,015,945)
     Adjustments to reconcile net loss to net cash used in
         Operating activities:
         Depreciation                                                   47,200            13,103
         Amortization of intangible assets                             267,778           120,000
         Provision for bad debts                                        61,350            32,400
         Deferred revenues                                              69,801           (55,417)
         Common stock issued for services
           and charitable contribution                                  62,800           304,288
         Charge for impairment of loans receivable
           from related parties                                        600,000
         Changes in operating assets and liabilities:
                  Accounts receivable                                 (137,329)         (277,735)
                  Prepaid expenses and other current assets           (101,413)          (22,258)
                  Accounts payable                                     (15,563)           74,210
                  Accrued expenses                                   1,295,604           152,624
                                                                   -----------       -----------
                       Net cash used in operating activities        (3,606,978)         (674,730)
                                                                   -----------       -----------
Investing activities:
     Purchase of intangible asset                                     (200,000)
     Purchase of certificate of deposit                               (218,051)
     Loans to related parties, net                                  (1,082,879)         (471,112)
     Loan to employee                                                  (38,000)
     Loans to stockholders, net                                        (18,128)          (14,900)
     Purchases of computer equipment                                  (129,604)           (6,273)
                                                                   -----------       -----------
                       Net cash used in investing activities        (1,686,662)         (492,285)
                                                                   -----------       -----------
Financing activities:
     Repayments of note payable                                       (349,093)         (212,772)
     Proceeds from loan payable to stockholder                         250,050                 0
     Repayment of loan payable to stockholder                         (250,050)                0
     Proceeds from issuance of common stock to founders                                      300
     Proceeds from private placements of common stock, net           6,621,780         1,581,234
     Proceeds from subscriptions receivable for common stock           391,100                 0
                                                                   -----------       -----------
                    Net cash provided by financing activities        6,663,787         1,368,762
                                                                   -----------       -----------
Effect of foreign currency translation on cash                          33,953             1,930
                                                                   -----------       -----------
Net increase in cash and cash equivalents                            1,404,100           203,677
Cash and cash equivalents, beginning of period                         203,677
                                                                   -----------       -----------
Cash and cash equivalents, end of period                           $ 1,607,777       $   203,677
                                                                   ===========       ===========
Supplementary disclosure of cash flow information:
     Interest paid                                                 $    43,370       $    31,047
                                                                   ===========       ===========

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                     SECURED SERVICES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION:

On July 18, 2003, Secured Services, Inc. ("SSI") completed a merger (the "Merger") with Southern Software Group, Inc. ("SSGI"), a publicly-held company with no operating business activities as of that date. SSI was a privately-held company that had been formed on April 28, 2003 to acquire two operating businesses. SSI had no operating business activities until it completed those acquisitions on, effectively, July 18, 2003 as described below and in Note 3. The Merger was effected pursuant to an Agreement and Plan of Merger (the "Merger Agreement") that was also executed on July 18, 2003 by and between SSGI, SSGI Acquisition Corp. ("Newco"), a newly-formed, wholly-owned subsidiary of SSGI, and SSI. Pursuant to the Merger Agreement, Newco merged with and into SSI; SSI became the surviving corporation; SSI changed its name to SSI Operating Corp.; SSGI became authorized to issue shares of Series A Convertible Preferred Stock; and SSGI changed its name to Secured Services, Inc.

SSGI issued shares of common and voting preferred stock to the stockholders of SSI in order to complete the Merger. Prior to the completion of the Merger, SSGI had 508,934 outstanding shares of Common Stock. Following the closing of the Merger, the combined companies had 6,996,271 outstanding shares of Common Stock and 2,000,000 outstanding shares of Series A Convertible Preferred Stock, each of which has voting rights equivalent to a share of Common Stock. The stockholders of SSI before the Merger owned approximately 94% and the stockholders of SSGI before the Merger owned approximately 6% of the voting securities of the combined companies following the closing of the Merger.

As conditions for the completion of the Merger, SSI was required to have consummated the acquisition of the operating assets related to, and the business operations of, the VACMAN Enterprise product line ("Vacman") of Vasco Data Security International, Inc. ("Vasco"), the acquisition of certain assets related to, and the business operations of, Dolfin.com, Inc. ("Dolfin") and a private offering of its Common Stock from which it would have received at least $1,000,000. Those acquisitions and the private placement were also completed on or about July 18, 2003 (see Notes 3 and 7). Vacman designs, develops, markets and supports security products and services that manage user access and single sign-on to web, client/server and legacy applications in one integrated system for corporate and government customers. Dolfin markets and supports security products and services that manage data security across integrated systems of corporate customers.

Since the stockholders of SSI received a substantial majority of the voting securities of the merged companies and SSI had acquired the operating businesses, the Merger was accounted for, effective as of July 18, 2003, as a "reverse acquisition" in which SSI (the legal acquiree) was the accounting acquirer and SSGI (the legal acquirer) was the accounting acquiree. Since SSGI was inactive, the reverse acquisition was accounted for effectively, as a recapitalization of SSI as of July 18, 2003 with SSGI's assets and liabilities recorded at their historical carrying values which approximated their fair values.

                     SECURED SERVICES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED):

The acquisitions of the businesses of Vacman and Dolfin were also accounted for as purchases by SSI under accounting principles generally accepted in the United States of America and, accordingly, their assets and liabilities were recorded as of the acquisition date at their respective fair values. Under the purchase method of accounting, the results of operations of SSGI, Vacman and Dolfin were combined with the results of operations of SSI commencing on July 1, 2003, which was deemed to be the effective date for the completion of the acquisitions for accounting purposes. Accordingly, the results of operations prior to July 1, 2003 only reflect the results of SSI from its inception on April 28, 2003.

On November 1, 2004 SSI completed the acquisition of Cybrix Corporation ("Cybrix"), a company registered in Minnesota, operating as a security services company (see Note 3). The acquisition of this business was also accounted for as purchase by SSI and the results of operations of Cybrix were combined with the results of operations of SSI commencing on November 1, 2004, which was deemed to be the effective date for the completion of the acquisition for accounting purposes.

As used herein, the "Company" refers to SSI prior to July 1, 2003 and to SSI and its subsidiaries thereafter.

The Company is an information security company which provides Secured User Management Software for the entire enterprise. The Company's customers manage complex application access for employees, suppliers, and their customers. Customers must manage operational risk and meet regulatory compliance requirements. Customers work within a complex IT infrastructure developed over decades and made up of mainframe, client/server and web-based applications.

The Company's revenues are derived primarily from its core product, IDENTIPRISE(TM). The IDENTIPRISE(TM) Suite was designed from its inception to provide comprehensive Secured User Management across the corporation. The IDENTIPRISE Suite enables users to have secure access to corporate applications with one unique organizational identifier while providing a detailed audit of all their activities. Functionality of the Suite includes:

      o Consolidated user account creation or deletion to assigned applications.
      o     Simplified and distributed administration.
      o     Detailed usage logs for risk management and compliance reporting.
      o Rapid installation and implementation without impact to applications.
      o     Significantly reduced user management costs.

The Company's Advanced User Security Group provides project management, training and services to ensure a non-disruptive, on-time and on-budget installation of the Secured User Management solution. Services include:

      o     Understanding their regulatory and security requirements.
      o     Setting appropriate policies.
      o Developing plans and budgets to support the implementation of an enterprise wide Secured User Management solution.

                     SECURED SERVICES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND BUSINESS OPERATIONS (CONCLUDED):

The Company's products are generally sold on a perpetual license basis. Customers enter into an annual support agreement for their software license at the time of initial purchase and typically renew this support agreement annually. The support agreement entitles customers to software upgrades and support. The Company's professional services group provides customers with project management, architecture and design, custom development services and training.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Principles of consolidation:

The accompanying consolidated financial statements include the accounts of SSI and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Cash equivalents:

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Software development cost:

Pursuant to the Statement of Financial Accounting Standards No. 86, "Accounting for the Cost of Computer Software to be Sold, Leased or Otherwise marketed," the Company is required to charge the costs of creating a computer software product to research and development expense as incurred until the technological feasibility of the product has been established; thereafter, all related software development and production costs are required to be capitalized.

Commencing upon the initial release of a product, capitalized software development costs and any costs of related purchased software are generally required to be amortized over the estimated economic life of the product on the basis of current and estimated future revenue. Thereafter, capitalized software development costs and costs of purchased software are reported at the lower of unamortized cost or estimated net realizable value. Due to the inherent technological changes in the software development industry, estimated net realizable values or economic lives may decline and, accordingly, the amortization period may have to be accelerated.

The Company did not capitalize any software development costs during the year ended December 31, 2004 and the period from April 28, 2003 (date of inception) to December 31, 2003.

                     SECURED SERVICES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

Computer equipment:

Computer equipment is stated at cost. Deprecation is provided using the straight-line method over the estimated useful life of such computer equipment of three years.

Goodwill:

Goodwill is comprised of the excess of the costs of acquired businesses over the fair value of their net assets at the dates of acquisition. Pursuant to the provisions of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). Under SFAS 142, goodwill is deemed to have an indefinite useful life and is no longer systematically amortized. Instead it is tested at least annually for impairment.

Other intangible assets:

Costs of acquiring customer lists, technology and license agreements are capitalized. Amortization is provided using the straight-line method over the estimated useful lives of such assets of three years.

Recognition of impairment:

Goodwill represents the excess of cost over the fair value of net assets of an acquired business. Under SFAS 142, goodwill is deemed to have an indefinite life and is no longer subject to amortization but is tested instead for impairment annually under a two-step approach, or more frequently, if events or changes in circumstances indicate that the asset might be impaired.

Impairment is assessed at the "reporting unit" level by applying a fair value-based test. A reporting unit is defined as the same as, or one level below, the operating segment level as described in Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"). Under the two-step approach, the carrying amount of the reporting unit is compared with its fair value. If the carrying amount exceeds its fair value, the "implied" fair value (as defined in SFAS 142) of the reporting unit's goodwill is compared with its carrying amount to measure the amount of the impairment loss, if any. When the carrying amount of the reporting unit's goodwill exceeds the implied fair value, an impairment loss is recognized in an amount equal to such excess.

Impairment losses on long-lived tangible and intangible assets which do not have indefinite useful lives, such as computer equipment, customer lists and technology, are recognized when events indicate that the undiscounted cash flows estimated to be generated by such assets are less than their carrying value and all or a portion of such carrying value may not be recoverable. Impairment losses are then measured by comparing the fair value of assets to their carrying amounts.

                     SECURED SERVICES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

Foreign currency translation:

The financial statements of the foreign division of the Company have been translated into U.S. dollars in accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation" ("SFAS 52"). Under SFAS 52, all balance sheet accounts are translated at year-end rates of exchange, except for equity accounts which are translated at historical rates. Income and expense accounts are translated at the average of the exchange rates in effect during the period. The resulting translation adjustment is included as a separate component of stockholders' equity and accumulated other comprehensive income or loss. Realized foreign exchange transaction gains and losses, which are not material, are included in the results of operations.

Revenue recognition:

The Company applies the provisions of AICPA Statement of Position 97-2, "Software Revenue Recognition," as amended, which specifies the following four criteria that must be met prior to recognizing revenue: (1) there must be persuasive evidence of the existence of an arrangement, (2) delivery must be completed, (3) fees must be fixed or determinable and (4) collection amounts due must be probable. In addition, revenue earned on software arrangements involving multiple elements is allocated to each element based on the relative fair value of the elements. When applicable, revenue allocated to software products (including specified upgrades/enhancements) is recognized upon delivery of the products.

Income taxes:

The Company accounts for income taxes pursuant to the asset and liability method which requires deferred income tax assets and liabilities to be computed annually for temporary differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The income tax provision or credit is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Concentrations of credit risk:

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company maintains its deposits of cash and cash equivalents with high-quality financial institutions. At times, the Company's cash balances exceed the amount insured by the Federal Deposit Insurance Corporation of $100,000. At December 31, 2004, the Company had cash and cash equivalents on deposit that exceeded the amount insured by approximately $1,627,000.

At December 31, 2004, the Company's trade accounts receivable were concentrated with four major customers representing approximately 99% of the total accounts receivable balance. Revenues from these four customers accounted for approximately 99% of total revenues for the year ended December 31, 2004, and three customers accounted for approximately 85% of total revenues for the period from April 28, 2003 (date of inception) to December 31, 2003.

                     SECURED SERVICES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

The Company generally extends credit to its customers without obtaining collateral. The Company reduces its exposure to credit risk by closely monitoring the extension of credit to its customers while maintaining appropriate allowances for potential credit losses based on its history of past write-offs (including periods prior to the acquisitions of Vacman and Dolfin), current economic conditions and its evaluation of the credit risk related to specific customers. Accordingly, management does not believe that the Company was exposed to significant credit risk at December 31, 2004.

Earnings (loss) per common share:

The Company presents "basic" earnings (loss) per common share and, if applicable, "diluted" earnings per common share pursuant to the provisions of Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share". Basic earnings (loss) per common share is calculated by dividing net income or loss applicable to Common Stock by the weighted average number of common shares outstanding during each period. The calculation of diluted earnings per common share is similar to that of basic earnings per common share, except that the weighted average number of common shares outstanding is increased to include the number of additional common shares that would have been outstanding if all potentially dilutive common shares, such as those issuable upon the exercise of stock options and warrants and the conversion of outstanding convertible preferred stock, were issued during the period, with appropriate adjustments for the application of the treasury stock method with respect to options and warrants assumed to have been exercised and the elimination of any dividends on the preferred shares assumed to have been converted from net income or loss.

Since the Company had net losses for the year ended December 31, 2004 and the period from April 28, 2003 (date of inception) to December 31, 2003, the assumed effects of the exercise of options and warrants outstanding at December 31, 2004 and 2003 for the purchase of 4,289,118 shared of Common Stock at December 31, 2004 and 1,515,095 shares of Common Stock at December 31, 2003 and the conversion of 2,000,000 shares of Series A convertible preferred stock into an equivalent number of shares of Common Stock December 31, 2004 and 2003 would have been anti-dilutive.

Advertising:

The Company expenses the cost of advertising and promotions as incurred. Advertising cost charged to operations were immaterial for the year ended December 31, 2004 and the period from April 28, 2003 (date of inception) to December 31, 2003

Research and development costs:

The Company expenses research and development costs as incurred.

                     SECURED SERVICES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

Stock-based compensation:

SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), provides for the use of a fair value based method of accounting for employee stock compensation. However, SFAS 123 also allows an entity to continue to measure compensation cost for stock options granted to employees using the intrinsic value method of accounting prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), which only requires charges to compensation expense for the excess, if any, of the fair value of the underlying stock at the date a stock option is granted (or at an appropriate subsequent measurement date) over the amount the employee must pay to acquire the stock, if such amounts differ materially from the historical amounts. The Company has elected to continue to account for employee stock options using the intrinsic value method under APB 25. By making that election, it is required by SFAS 123 and SFAS No. 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure" ("SFAS 148"), to provide pro forma disclosures of net loss and loss per common share as if a fair value based method of accounting had been applied.

Since the Company has elected to continue to use the intrinsic value method of accounting prescribed by APB 25 in accounting for its stock options granted to employees and the exercise price of all of the options granted to employees has been equal to or greater than the fair market value at the date of grant, no earned or unearned compensation cost has been recognized in the accompanying consolidated financial statements for stock options granted to employees. The Company's historical net loss and net loss per share and pro forma net loss and net loss per share applicable to common stockholders assuming compensation cost had been determined based on the fair value of the options at the date of grant and amortized over the vesting period consistent with the provisions of SFAS 123 is set forth below:

                                                                                    Period from
                                                                                   April 28, 2003
                                                                   Year Ended    (date of inception)
                                                                  Dec. 31, 2004   to Dec. 31, 2003
                                                                  -------------   ----------------
Net loss applicable to common stockholder - as reported            $(5,877,206)      $(1,075,945)
Deduct total stock-based employee compensation
            expense determined under a fair value based
            method for all awards, net of related tax effects           77,500            10,500
                                                                   -----------       -----------
Net loss applicable to common stockholder - pro forma              $(5,954,706)      $(1,086,445)
                                                                   ===========       ===========
Net loss per common share:
            Basic - as reported                                    $      (.45)      $      (.17)
                                                                   ===========       ===========
            Basic - pro forma                                      $      (.45)      $      (.17)
                                                                   ===========       ===========

                     SECURED SERVICES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONCLUDED):

To determine pro forma net loss applicable to common stock, the fair value of each option granted was estimated on the date of grant using the Black-Scholes option-pricing model. The following weighted-average assumptions were used for determining the fair value of options granted during the year ended December 31, 2004 and the period from April 28, 2003 (date of inception) to December 31, 2003:

                                                                 Period from
                                                               April 28, 2003
                                          Year Ended        (date of inception)
                                         Dec. 31, 2004        to Dec. 31, 2003
                                         -------------      ------------------
Risk-free interest rates                     5.25%                4%
Expected options lives                       10 years             10 years
Expected volatility                          35%                  41%
Expected dividend yields                     0%                   0%

As a result of amendments to SFAS 123, the Company will be required to expense the fair value of employee stock options over the vesting period beginning with its fiscal quarter ending March 31, 2006.

In accordance with the provisions of SFAS 123, all other issuances of common stock, stock options or other equity instruments to employees and nonemployees as consideration for goods or services received by the Company are accounted for based on the fair value of the equity instruments issued (unless the fair value of the consideration received can be more reliably measured). The fair value of any options or similar equity instruments issued will be estimated based on the Black-Scholes option-pricing model, which meets the criteria set forth in SFAS 123, and the assumption that all of the options or other equity instruments will ultimately vest. Such fair value is measured as of an appropriate date of pursuant to the guidance in the consensus of the emerging Issues Task Force (`EITR") for EITF Issues No. 96-18 (generally, the earlier of the date of other party becomes committed to provide goods or services or the date performance by the other party is complete) and capitalized or expenses as if the Company had paid cash of the goods or services.

                     SECURED SERVICES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - BUSINESS ACQUISITIONS:

As explained in Note 1, SSI completed the acquisition of certain assets and the business of Vacman and the acquisition of Dolfin on, effectively, July 1, 2003. The acquisitions were accounted for as purchases. Accordingly, the accompanying consolidated statements of operations include the results of operations of Vacman and Dolfin from the date of acquisition. The total cost for the purchase of Vacman was $3,073,094, which was comprised of (i) a note issued to Vasco in the principal amount of $1,073,094 payable in 36 monthly installments, including interest at 6%, and (ii) 2,000,000 shares of Series A convertible preferred stock issued to Vasco with an approximate fair value of $2,000,000, or $1.00 per share. The total cost for the purchase of Dolfin was $375,000, which was comprised of the fair value of 500,000 shares of common stock issued to the owners of Dolfin with an estimated fair value of $.75 per share.

The total cost of the acquisitions of Vacman and Dolfin was $3,448,094 which was allocated to the identifiable assets acquired (including the identifiable intangible assets of Vacman comprised of customer lists and technology) and liabilities assumed of the acquired businesses based on their fair values with the excess of the cost over the fair value of the identifiable net assets allocated to goodwill as shown below:

                                       VACMAN         DOLFIN           TOTAL
                                     -----------     ---------      -----------
Allocation of purchase price:
    Accounts receivable               $  104,546     $  82,137       $  186,683
    Computer equipment                    65,698         4,745           70,443
    Goodwill                           2,287,396       521,033        2,808,429
    Customer lists                       540,000                        540,000
    Technology                           180,000                        180,000
    Accounts payable                                  (214,702)        (214,702)
    Accrued expenses                     (10,757)      (18,213)         (28,970)
    Deferred revenues                    (93,789)                       (93,789)
                                      ----------     ---------       ----------

       Net assets acquired            $3,073,094     $ 375,000       $3,448,094
                                      ==========     =========       ==========

As explained in Note 1, the Company effectively completed the acquisition of the business of Cybrix on November 1, 2004. The acquisition was accounted for as a purchase and, accordingly, the accompanying consolidated statements of operations include the results of Cybrix from the date of acquisition. The total cost for the purchase of Cybrix was $187,500, which was paid by the issuance of 125,000 shares of common stock with an estimated fair value of $1.50 per share.

In connection with services rendered, the Company issued 10,000 warrants to purchase common stock exercisable at $1.96 per share to a consultant who assisted in the acquisition of Cybrix. The fair value of the warrants was immaterial.

The purchase prices is subject to future upward adjustment from earnout provisions based on certain revenue and income target levels and the achievement of certain agreed upon management objectives. A maximum of 175,000 additional shares of the Company's common stock could potentially be issued as a result of the earnout provisions.

                     SECURED SERVICES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - BUSINESS ACQUISITIONS (CONTINUED):

The total cost of the acquisition of Cybrix was allocated to the identifiable tangible and intangible assets acquired based on their fair values as shown below:

                                                         Total
                                                      -----------
           Allocation of purchase price:
               Customer list                          $   185,243
               Computer equipment                           2,257
                                                      -----------
                  Net assets acquired                 $   187,500
                                                      ===========

Vacman, Dolfin and Cybrix were acquired for noncash consideration omprised of notes payable and shares of preferred and common stock. Accordingly, the acquisitions were noncash transactions that are not reflected in the accompanying consolidated statements of cash flows.

The summarized unaudited pro forma financial information for the year ended December 31, 2004 and the period from April 28, 2003 (date of inception) to December 31, 2003 that follows assumes the acquisitions of Cybrix, Vacman and Dolfin, the Merger and the private placement of 1,333,333 shares of common stock from which SSI received gross proceeds of $1,000,000 as required by the Merger Agreement were all consummated on April 28, 2003:

                                                                  Period from
                                                                April 28, 2003
                                               Year Ended    (date of inception)
                                             Dec. 31, 2004     to Dec. 31, 2003
                                             -------------   -------------------

Revenues                                      $ 3,255,738        $ 2,817,500
Cost of revenues                                1,739,735          1,168,400
                                              -----------        -----------
Gross profit                                    1,516,003          1,649,100
Operating expenses                              7,364,460          3,363,000
                                              -----------        -----------
Loss from operations                           (5,848,457)        (1,713,900)
Interest income (expense), net                      3,829            (89,700)
                                              -----------        -----------
Net loss                                      $(5,844,628)       $(1,803,600)
                                              ===========        ===========
Net loss applicable to common stock           $(5,877,000)       $(1,866,000)
                                              ===========        ===========
Loss per common share - basic and diluted           $(.44)             $(.26)
                                              ===========        ===========
Weighted average common shares outstanding     13,290,503          7,246,600
                                              ===========        ===========

The unaudited pro forma results of operations for the year ended to December 31, 2004 and for the period from April 28, 2003 (date of inception) to December 31, 2003, are not necessarily indicative of what the actual results of operations of the Company would have been had the acquisitions been consummated on April 28, 2003.

                     SECURED SERVICES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - OTHER INTANGIBLE ASSETS:

Other intangible assets consisted of the following as of December 31, 2004:

                                                  Estimated
                                                 Useful Lives           Amount
                                                 ------------         ----------
              Customer lists                         3 years            $725,243
              Technology                             3 years             180,000
              License agreement                      3 years             200,000
                                                                       ---------
                                                                       1,105,243
              Less accumulated amortization                              387,778
                                                                       ---------

                  Total                                                 $717,465
                                                                       =========

On September 9, 2004, the Company entered into a license agreement to become a value added reseller of a software product and paid a one-time fee of $200,000 to the software developer. The other intangible assets arose through the acquisitions described in Note 3.

The estimated amortization expense, based on the net carrying value of the intangible assets as of December 31, 2004, for each of the three subsequent years is as follows: $378,706 in 2005, $248,415 in 2006 and $90,344 in 2007.

NOTE 5 - NOTE PAYABLE:

As explained in Note 3, the Company issued a note to VASCO Data International as part of the consideration for the purchase of Vacman (now re-branded as IDENTIPRISE) in the original principal amount of $1,073,094 that was payable in 36 monthly installments, including interest at 6%, through July 2006. The note is secured by the purchased assets. The note had a remaining principal balance of $586,229 at December 31, 2004 which is payable in subsequent years as follows:

$355,494 in 2005 and $230,735 in 2006.

NOTE 6 - RELATED PARTY TRANSACTIONS AND BALANCES:

As of December 31, 2004, the Company has made aggregate cash advances of $1,545,281 to related companies in which a founder/director of the Company has an ownership interest. The related companies have used the funds to pursue litigation to regain certain technology consulting contracts which they believe were misappropriated from them. The Company owns rights to purchase the contracts from the related companies in exchange for its common stock. The Company believes that the contracts in question are lucrative, and if the related companies prevail in the litigation, the Company would seek to exercise its rights to obtain the contracts.

The advances of $1,545,281 are evidenced by two notes receivable bearing interest at the rate of 6% per annum. Interest only is payable monthly with the entire principal balance and all accrued and unpaid interest due on April 1, 2006. The notes are collateralized by 500,000 shares of the Company's stock as well as certain other proprietary intangible assets of the related companies.

                     SECURED SERVICES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - RELATED PARTY TRANSACTIONS AND BALANCES (CONTINUED):

At December 31, 2004, the Company has made an assessment that the related companies do not have sufficient resources to continue pursuing the litigation, and possibly will not have sufficient resources to continue operating if the litigation in process is not decided in their favor. Based on the status of the litigation, the Company has also estimated that subsequent to December 31, 2004, the related companies may require additional funds of approximately $300,000 to carry the litigation to its conclusion.

Consequently, at December 31, 2004, the Company has written down the notes receivable by $600,000 to $945,281, an amount which approximates the estimated fair value of the collateral that secures the notes. In addition, the Company discontinued the accrual of interest.

During the year ended December 31, 2004, the Company had sales of $238,752 to the related companies referred to above. Sales to the related companies during the period from April 28, 2003 (date of inception) to December, 31, 2003 were $161,925.

During the year ended December 31, 2004, a principal stockholder charged a consulting fee to the Company in the amount of $350,000 for services performed in connection with the private placement completed by the Company on May 10, 2004 (see Note 7).

A loan payable to a stockholder of $250,050 that arose from borrowings during the three months ended March 31, 2004 was repaid during the three months ended June 30, 2004 together with interest at 6%.

During the year ended December 31, 2004 the Company loaned $38,000 to an employee. The loan is evidenced by a promissory note and is scheduled to be repaid on September 30, 2005. The loan bears interest at 6%.

NOTE 7 - STOCKHOLDERS' EQUITY:

Preferred stock:

As of December 31, 2004, the Company was authorized to issue up to 5,000,000 shares of preferred stock with a par value of $.0001 per share. Under the Company's Articles of Incorporation, the Board of Directors, within certain limitations and restrictions, can fix or alter preferred stock dividend rights, dividend rates, conversion rights, voting rights and terms of redemption, including redemption prices and liquidation preferences.

                     SECURED SERVICES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 - STOCKHOLDERS' EQUITY (CONTINUED):

During the period from April 28, 2003 (date of inception) to December 31, 2003, the Company issued 2,000,000 shares of Series A convertible preferred stock as part of the consideration for the purchase of a business (see Note 3). Each share can be converted to one share of common stock and has voting rights similar to common stock.

In addition, each share of Series A convertible preferred stock earns a quarterly dividend of 6% which is payable in shares of the Company's common stock based on the average trading price of the common stock over a specified period.

The Company declared dividends of $120,000 and $60,000 on the outstanding preferred shares and issued a total of 67,823 shares of common stock with a fair value of $120,000 and 16,305 shares of common stock with a fair value of $26,577 to pay dividends during the year ended December 31, 2004 and the period from April 28, 2003 (date of inception) to December 31, 2003, respectively. Accordingly, dividends of $34,425 remained payable in common shares as of December 31, 2004.

Private placements of common stock and warrants:

As a condition of the consummation of the Merger (see Note 1), the Company completed the sale of 1,333,333 shares of common stock at $.75 per share in July 2003 and received gross proceeds of $1,000,000 through a private placement intended to be exempt from registration under the Securities Act of 1933. In addition, the investors received warrants to purchase 333,333 shares of common stock that are exercisable at $1.50 per share through July 2006.

The Company incurred $145,716 of costs in connection with, and issued 580,000 shares of common stock and warrants for the purchase of common stock to consultants who assisted in, this private placement. The warrants are for the purchase of 170,000 shares of common stock at prices ranging from $1.00 to $6.00 per share that are exercisable through July 2006.

On December 23, 2003, the Company sold 1,155,433 shares of common stock at $.75 per share through a private placement for gross proceeds of $866,571. In addition, the investors received warrants to purchase 385,143 shares of common stock that are exercisable through December 2006 at $1.50 per share. The Company incurred $64,625 of costs in connection with this private placement. The Company received proceeds of $791,571 from the sale prior to December 31, 2003. The receivable for the remaining balance of $75,000 was included in subscriptions receivable at December 31, 2003 and paid in January 2004.

On December 29, 2003, the Company sold 900,000 shares of common stock at $.50 per share through a private placement and for gross proceeds of $450,000. In addition, the investors received warrants to purchase 300,000 shares of common stock that are exercisable through December 2006 at $1.50 per share. The Company did not received any of the proceeds from the sale prior to December 31, 2003 and, accordingly, the receivable for the entire balance of $450,000 was included in subscriptions receivable at December 31, 2003. A total of $100,000 was paid in February 2004. The Company obtained a note receivable for $350,000 for the balance of the proceeds. The note bore interest at 4% and was originally due on June 30, 2004.

                     SECURED SERVICES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 - STOCKHOLDERS' EQUITY (CONTINUED):

During the year ended December 31, 2004 the Company sold common stock and warrants through two private placements intended to be exempt from registration under the Securities Act of 1933 (the "Act").

The Company sold 599,489 units at $2.25 per unit, consisting of three shares of common stock and one warrant to purchase one share of common stock, exercisable at $1.50 per share through March 2006. The Company also sold 1,346,156 units at $5.20 per unit, consisting of four shares of common stock and one warrant to purchase one share of common stock, exercisable at $1.96 per share through May 2009.

In connection with the private placements, 648,000 shares of common stock and 51,868 warrants to purchase one share of common stock, exercisable at $1.50 per share through March 2006, were issued to consultants who assisted in the private placements.

In connection with the purchase of Cybrix the Company issued 125,000 shares of common stock in exchange for certain assets at a fair market value of $1.50 per share.

The Company also issued 67,823 shares of common stock in payment of $90,000 of dividends payable to Vasco and 60,000 shares of common stock as compensation to certain employees.

As a result of the transactions during the year ended December 31, 2004, the Company issued a total of 7,831,090 shares of common stock and warrants to purchase 1,997,513 shares of common stock in connection with the private placements from which the gross proceeds were $8,348,860. The gross proceeds were reduced to initial net proceeds of $6,621,780 by consulting fees and other costs of $934,980, of which $350,000 was charged by a principal stockholder of the Company and paid through an offset against an equivalent balance of a previously outstanding subscription receivable and by additional subscriptions receivable from purchasers of units of $792,100.

Subscriptions receivable of $525,000 as of December 31, 2003 were increased by $792,100 from sales of units and reduced by $741,100 ($391,100 through cash payments and $350,000 through the offset against offering costs) during the year ended December 31, 2004. As a result, the Company had subscriptions receivable of $576,000 at December 31, 2004, which are offset against stockholders' equity in the accompanying consolidated balance sheet.

Shares issued for services:

During the year ended December 31, 2004, the Company issued 55,200 shares of common stock to key employees for services and recognized compensation expense of $62,800 based on the fair value of the shares issued.

During the period from April 28, 2003 to December 31, 2003, the Company issued 384,004 shares of common stock to key employees for services and 21,714 shares of common stock to charities and recognized compensation and contribution expenses of $288,003 and $16,285, respectively, based on the fair value of the shares issued.

The issuances of the above shares were noncash transactions and, accordingly, they are not reflected in the accompanying consolidated statements of cash flows.

                     SECURED SERVICES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - STOCK OPTIONS AND WARRANTS:

In June 2003, the Company's Board of Directors adopted, subject to stockholder approval, a stock option plan (the "Plan") which provides for the issuance of incentive stock options and nonincentive stock options to employees of the Company for the purchase of up to 1,000,000 shares of common stock at a price not less than the fair market value of the shares on the date of grant, provided that the exercise price of any incentive stock option granted to an employee owning more than 10% of the outstanding common shares of the Company is not less than 110% of the fair market value of the shares on the date of grant. The term of each option and the manner of exercise are determined by the Board of Directors. Employees are fully vested in the options three years after the date of grant and the options are exercisable up to 10 years after the date of the grant.

During the period from April 28, 2003 (date of inception) to December 31, 2003, options to purchase 54,393 shares of common stock that were outstanding as of July 18, 2003 under an option plan of one of the acquired businesses (see Note
1) became options for the purchase of an equivalent number of shares of the Company without any change in their exercise prices or expiration dates.

A summary of stock option activity for the year ended December 31, 2004 and the period from April 28, 2003 (date of inception) to December 31, 2003 related to options issued under the Plan and options assumed from the acquired business follows:

                                                              Period from                    April 28, 2003
                                                               Year Ended                  (date of inception)
                                                            December 31, 2004               December 31, 2003
                                                         ------------------------       ------------------------
                                                                         Weighted                      Weighted-
                                                                         Average                       Average
                                                                         Exercise                      Exercise
                                                         Shares           Price         Shares          Price
                                                         ------          --------       ------         ---------
Outstanding, beginning of period                         326,619           $2.34

Options of acquired companies
assumed on July 18, 2003                                                                  54,393         $5.27

Granted at fair value                                    888,500           $1.72         273,000         $1.75

Forfeited                                               (117,722)          $2.56            (774)        $5.81
                                                       ---------                        --------

Outstanding, end of period                             1,097,397           $1.81         326,619         $2.34
                                                       =========                        ========

Exercisable, end of period                               281,053           $2.11          53,619         $5.35
                                                       =========                        ========

                     SECURED SERVICES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - STOCK OPTIONS AND WARRANTS (CONCLUDED):

The weighted average fair value of options granted during the year ended December 31, 2004 and the period from April 28, 2003 (date of inception) to December 31, 2003, was $1.72 and $1.75, respectively.

The following table summarizes information about the options outstanding on December 31, 2004:

                   Options Outstanding                                        Options Exercisable
-------------------------------------------------------------------        ------------------------
                                          Weighted
                                          Average
                                          Years of          Weighted                       Weighted
    Range of                              Remaining         Average                        Average
    Exercise                             Contractual        Exercise                       Exercise
     Prices                Shares           Life            Price             Shares         Price
----------------          ---------      -----------        --------          -------      --------
$1.00 to $2.00              979,500         9.46             $1.67            243,156        $1.72
$2.00 to $4.00              109,285         4.18              3.26             29,285         3.56
$4.00 to $6.00                3,428         8.45              4.12              3,428         4.12
$12.00 to $14.00              5,184         3.00             13.13              5,184        13.13
                          ---------                                           -------

$1.00 to $14.00           1,097,397                          $1.81            281,053        $4.81
===============           =========                          =====            =======        =====

A summary of warrant activity for the year ended December 31, 2004 and the period from April 28, 2003 (date of inception) to December 31, 2003 follows:

                                                               Period from                 April 28, 2003
                                                               Year Ended                (date of inception)
                                                            December 31, 2004             December 31, 2003
                                                         -----------------------      -------------------------
                                                                        Weighted                      Weighted-
                                                                        Average                       Average
                                                                        Exercise                      Exercise
                                                         Warrants         Price       Warrants          Price
                                                         --------       --------      --------        ---------
Outstanding, beginning of period                         1,188,476        $1.79

Issued for services in connection with
 acquisition                                                10,000        $1.96

Issues in connection with private
    placement (Note 7)                                   1,997,513        $1.81       1,188,476         $1.79

Cancelled                                                   (4,268)       $1.50          -0-
                                                         ---------                    ---------

Outstanding, end of period                               3,191,721        $1.81       1,188,476         $1.79
                                                         =========                    =========

                     SECURED SERVICES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 - INCOME TAXES:

As of December 31, 2004, the Company had potential future income tax benefits from net deferred tax assets which were attributable to the effects of net operating loss carryforwards and temporary differences as follows:

         Deferred tax assets:
             Net operating loss carry forwards:
                  United States                           $2,188,000
                  Canada                                     115,000
             Amortization of intangible assets                40,000
             Bad debts                                        24,000
                                                          ----------
                      Total                                2,367,000

         Deferred tax liabilities:
             Depreciation                                    (20,000)
                                                          ----------

         Net deferred tax assets                           2,347,000
         Less valuation allowance                         (2,347,000)
                                                          ----------

                      Total                               $       --
                                                          ==========

The Company had pre-tax losses for Federal and Canadian income tax purposes for the year ended December 31, 2004 of approximately $5,470,000 and $287,000, respectively, which generated Federal and Canadian net operating loss carryforwards as of December 31, 2004 of approximately $2,188,000 and $115,000, respectively. For the period from April 28, 2003 (date of inception) to December 31, 2003, the pre-tax losses for Federal and Canadian income tax purposes were $982,000 and $63,000, respectively. The net operating loss carryforwards are available to reduce future Federal and Canadian taxable income through their expiration in 2024 and 2010, respectively.

Due to the uncertainties related to the extent and timing of its future taxable income, the Company offsets the potential income tax benefits from its net deferred tax assets by an equivalent valuation allowance of $2,347,000 as of December 31, 2004 and $407,000 as of December 31, 2003. As a result of the increases in the valuation allowance of $1,940,000 in the year ended December 31, 2004 and $407,000 for the period from April 28, 2004 (date of inception) to December 31, 2003, there are no credits for income taxes reflected in the accompanying consolidated statements of operations to offset the Company's pre-tax loss.

NOTE 10- FAIR VALUE OF FINANCIAL INSTRUMENTS:

The Company's financial instruments at December 31, 2004 consisted of its cash and cash equivalents, trade accounts receivable and payable and notes receivable and payables from (to) related parties. In the opinion of management, the current instruments described were carried at their approximate fair values due to their liquidity and short-term maturities.

The noncurrent instruments, primarily loans receivable from related parties, in the opinion of management were carried at their fair value after being written down to an amount equal to the estimated fair value of their underlying collateral.

                     SECURED SERVICES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11- OPERATING LEASES:

The Company utilizes office and storage space under several operating leases that expire at various dates from July 31, 2006 to April 30, 2010.

Future minimum lease payments in years subsequent to December 31, 2004 and thereafter are as follows:

                 Year Ending
                 December 31,                       Amount
                 ------------                     ----------
                 2005                             $  280,949
                 2006                                310,460
                 2007                                289,134
                 2008                                212,631
                 2009                                147,137
                 Thereafter                           43,636
                                                  ----------

                   Total                          $1,283,947
                                                  ==========

NOTE 12- OTHER COMPREHENSIVE INCOME:

The Company's comprehensive loss for the year ended December 31, 2004 was $5,725,013 which was comprised of its net loss of $5,757,206 and its other comprehensive income of $32,193 which was attributable to foreign currency translation adjustments.

The Company's comprehensive loss for the period from April 28, 2003 to December 31, 2003 was $1,011,490 which was comprised of its net loss of $1,015,945 and its other comprehensive income of $4,455 which was attributable to foreign currency translation adjustments.

NOTE 13- SEGMENT AND RELATED INFORMATION:

The Company's operations consist principally of marketing and supporting security products across integrated systems and, accordingly, it operates in one industry segment. The Company derived revenues of approximately $685,000 and $404,000 through the provision of services in Canada during year ended December 31, 2004 and for the period from April 28, 2003 to December 31, 2003, respectively. However, it had no material Canadian assets as of December 31, 2004 and 2003.

                     SECURED SERVICES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14- LETTER OF INTENT:

As of March 31, 2005, we had entered into non-binding Letters of Intent to acquire the businesses and certain assets of two companies which our management believes will compliment the Company's current products and service offerings. If successful, the acquisitions will involve the issuance of stock and cash.

One of the Letters of Intent is for the purchase of a security software product company for an initial purchase price of approximately $17,000,000 which is to be paid in cash and stock. The purchase price will be subject to additionally payments based on an earnout calculation that is contingent upon the fulfillment of all of the seller's financial projections.

The second Letter of Intent is for the purchase of a software security product company relating to wireless technology for a purchase price of approximately $6,250,000 which is to be paid in cash and stock.

Consummation of both acquisitions will be subject to, among other things, the determination of the final terms of the agreements, the final approval of the Boards of Directors of both companies and the completion of our financing.

As of March 31, 2005, the current structure of the aggregate purchase price for the two acquisitions will require us to pay $8,500,000 in cash with the remainder to be paid by the issuance of shares of common in stock. To finance the cash portion of the two acquisitions, the Company has obtained a non-binding commitment from a number of institutional investors to purchase shares of the Company's convertible preferred stock which we project will raise approximately $10,000,000 in cash, $7,000,000 of which will be used to fund the two acquisitions with the balance to be used for working capital purposes. In addition, we have an on-going private placement of units (described below) to raise an additional $2,400,000 million in cash. If the Company is unsuccessful in obtaining all of the funds from these two proposed financing transactions and no other cash is raised, the Company believes that it will be able to renegotiate the structure of the acquisitions to take into account the actual cash raised.

On March 7, 2005, we commenced a private placement whereby we were offering 400,000 units at $6.00 per unit, each unit consisting of four shares of common stock and one warrant to purchase one share of common stock, exercisable at $2.00 per share for the first year and for $2.50 per share for the subsequent two years. Through March 31, 2005, the Company sold approximately 69,000 units from which it will receive proceeds, net of estimated offering costs, of approximately $414,000. We cannot assure that we will be able to sell any additional units.

                     SECURED SERVICES, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                 JUNE 30, 2005 (Unaudited) AND DECEMBER 31, 2004

                                                                                                      June 30,         December 31
                                            ASSETS                                                      2005               2004
                                                                                                   ------------        ------------
Current assets:
     Cash and cash equivalents                                                                     $  1,134,101        $  1,607,777
     Certificate of deposit                                                                             294,301             218,051
     Cash held in escrow                                                                              3,000,000
     Accounts receivable, net of allowance for doubtful
         accounts of $133,944 and $93,750                                                               604,006             518,183
     Note receivable - employee                                                                          38,000              38,000
     Due from stockholder                                                                                32,400              32,800
     Prepaid expenses and other current assets                                                          188,311             123,357
                                                                                                   ------------        ------------
              Total current assets                                                                    5,291,119           2,538,168

Loans receivable from related parties                                                                   251,075             945,281
Computer equipment, net of accumulated depreciation of $155,715 and
            $61,258                                                                                     168,526             146,656
Goodwill                                                                                              7,535,776           2,808,429
Other intangible assets, net of accumulated amortization of $546,019
            and $387,777                                                                              3,525,223             717,465
                                                                                                   ------------        ------------

              Totals                                                                               $ 16,771,719        $  7,155,999
                                                                                                   ============        ============

                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Current portion of notes payable                                                              $  1,377,420        $    355,494
     Accounts payable                                                                                   736,693             328,314
     Accrued expenses                                                                                 1,069,824           1,127,905
     Deferred revenues                                                                                   20,468             108,173
     Loans payable to stockholders                                                                      346,679
                                                                                                   ------------        ------------
              Total current liabilities                                                               3,551,084           1,919,886

Convertible debentures, net of debt discount of $564,671                                              6,435,329
Dividends payable in common stock                                                                        30,000              30,000
Notes payable, net of current portion                                                                    32,483             230,735
                                                                                                   ------------        ------------

              Total liabilities                                                                      10,048,896           2,180,621
                                                                                                   ------------        ------------

Commitments and contingencies
Stockholders' equity:
     Preferred stock; par value $.0001 per share; 5,000,000 shares authorized;
         2,000,000 shares of Series A convertible preferred
         stock issued and outstanding                                                                       200                 200
         4,170 shares of Series B convertible preferred
         stock issued and outstanding at June 30, 2005                                                       --
     Common stock, par value $.0001 per share; 50,000,000 shares
         authorized; 18,179,865 and 17,378,836 shares issued and outstanding                              1,818               1,738
     Additional paid-in capital                                                                      19,509,792          12,465,943
     Subscriptions receivable for 768,000 shares                                                       (456,000)           (576,000)
     Accumulated deficit                                                                            (12,307,056)         (6,953,151)
     Accumulated other comprehensive income  (loss)                                                     (25,931)             36,648
                                                                                                   ------------        ------------
              Total stockholders' equity                                                              6,722,823           4,975,378
                                                                                                   ------------        ------------

              Totals                                                                               $ 16,771,719        $  7,155,999
                                                                                                   ============        ============

See Notes to Condensed Consolidated Financial Statements.

                     SECURED SERVICES, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                         AND COMPREHENSIVE INCOME (LOSS)
                SIX AND THREE MONTHS ENDED JUNE 30, 2005 and 2004
                                   (Unaudited)

                                                    Six Months        Six Months       Three Months      Three Months
                                                       Ended             Ended             Ended             Ended
                                                   June 30, 2005     June 30, 2004     June 30, 2005     June 30, 2004
                                                   -------------     -------------     -------------     -------------
Revenues - sales and services                      $  1,845,128      $    936,928      $    967,492      $    405,863

Cost of revenues                                      1,160,187           347,547           526,725           200,045
                                                   ------------      ------------      ------------      ------------

Gross profit                                            684,941           589,381           440,767           205,818
                                                   ------------      ------------      ------------      ------------

Operating expenses:
     Selling, general and administrative              3,524,735         1,879,117         1,637,474         1,136,558
     Research and development                           968,247           333,988           429,929           207,079
     Depreciation of computer equipment                  34,104            16,807            17,180             7,185
     Amortization of intangible assets                  158,242           120,000            66,137            60,000
     Charge for impairment of loans to
         related parties                                745,642                --           745,642                --
                                                   ------------      ------------      ------------      ------------
     Totals                                           5,430,970         2,349,912         2,896,362         1,410,822
                                                   ------------      ------------      ------------      ------------


Loss from operations                                 (4,746,029)       (1,760,531)       (2,455,595)       (1,205,004)

Other income (expense):
     Cost of terminated acquisition                    (522,517)                           (522,517)
     Other income                                        58,092            13,738            55,379            12,519
     Interest expense                                   (83,451)          (24,980)          (70,963)          (12,114)
                                                   ------------      ------------      ------------      ------------

Net loss                                             (5,293,905)       (1,771,773)       (2,993,696)       (1,204,599)
Preferred stock dividend requirements                    60,000            60,000            30,000            30,000
                                                   ------------      ------------      ------------      ------------


Net loss applicable to common stock                $ (5,353,905)     $ (1,831,773)     $ (3,023,696)     $ (1,234,599)
                                                   ============      ============      ============      ============

Loss per common share - basic and diluted          $      (0.30)     $      (0.16)     $      (0.17)     $      (0.08)
                                                   ============      ============      ============      ============

Weighted average common shares outstanding           17,689,120        11,677,534        17,934,621        14,633,458
                                                   ============      ============      ============      ============

Comprehensive income (loss)
     Net loss                                      $ (5,293,905)     $ (1,771,773)     $ (2,993,696)     $ (1,204,599)
     Other comprehensive income (loss) --
       Foreign currency translation adjustment          (62,579)           (3,543)               50                --
                                                   ------------      ------------      ------------      ------------

Comprehensive income (loss)                        $ (5,356,484)     $ (1,175,316)     $ (2,993,646)     $ (1,204,599)
                                                   ============      ============      ============      ============



See Notes to Condensed Consolidated Financial Statements.

                     SECURED SERVICES, INC. AND SUBSIDIARIES
       CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                         SIX MONTHS ENDED JUNE 30, 2005
                                   (Unaudited)

---------------------------------------------------------------------------------------------------------------------------

                                 Series a             Series B
                               Convertible           Convertible
                             Preferred Stock       Preferred Stock          Common Stock       Additional
---------------------------------------------------------------------------------------------   Paid-in     Subscriptions
                            Shares    Amount     Shares     Amount      Shares     Amount        Capital      Receivable
---------------------------------------------------------------------------------------------------------------------------
Balance, January 1, 2005   2,000,000   $200                           17,378,836    $1,738    $12,465,943    $(576,000)
---------------------------------------------------------------------------------------------------------------------------
Preferred stock and
warrants issued in
connection with
acquisition                                       4,170                                        5,204,539
---------------------------------------------------------------------------------------------------------------------------

Subscriptions paid                                                                                            120,000
---------------------------------------------------------------------------------------------------------------------------
Shares issued upon
exercise of warrants                                                     4,000                   6,000
---------------------------------------------------------------------------------------------------------------------------

Dividends declared on
preferred stock
---------------------------------------------------------------------------------------------------------------------------
Warrants issued in
exchange for services                                                                            6,450
---------------------------------------------------------------------------------------------------------------------------
Warrants issued in
connection with debt
financing, including
charge for beneficial
conversion rights of
$286,312                                                                                        626,069
---------------------------------------------------------------------------------------------------------------------------
Shares issued for payment
of accrued dividends on
preferred stock                                                         36,021         4        59,996
---------------------------------------------------------------------------------------------------------------------------
Shares issued in exchange
for services                                                            185,000       18        276,841
---------------------------------------------------------------------------------------------------------------------------
Shares sold through
private placement, net of
expenses                                                                576,008       58        863,954
---------------------------------------------------------------------------------------------------------------------------

Net loss
---------------------------------------------------------------------------------------------------------------------------
Foreign currency
translation adjustments
                           ---------   ----       -----       --      ----------    ------    -----------    ---------
---------------------------------------------------------------------------------------------------------------------------

Balance, June 30, 2005     2,000,000   $200       4,170       $-      18,179,865    $1,818    $19,509,792    $(456,000)
                           =========   ====       =====       ==      ==========    ======    ===========    =========
---------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------
                                           Accumulated
                                              Other
                            Accumulated   Comprehensive
                              Deficit     Income (Loss)      Total
------------------------------------------------------------------------
Balance, January 1, 2005  $(6,953,151)      $36,648        $4,975,378
------------------------------------------------------------------------
Preferred stock and
warrants issued in
connection with
acquisition                                                 5,204,539
------------------------------------------------------------------------

Subscriptions paid                                           120,000
------------------------------------------------------------------------
Shares issued upon
exercise of warrants                                          6,000
------------------------------------------------------------------------

Dividends declared on
preferred stock             (60,000)                        (60,000)
------------------------------------------------------------------------
Warrants issued in
exchange for services                                         6,450
------------------------------------------------------------------------
Warrants issued in
connection with debt
financing, including
charge for beneficial
conversion rights of
$286,312                                                     626,069
------------------------------------------------------------------------
Shares issued for payment
of accrued dividends on
preferred stock                                               60,000
------------------------------------------------------------------------
Shares issued in exchange
for services                                                 276,859
------------------------------------------------------------------------
Shares sold through
private placement, net of
expenses                                                     864,012
------------------------------------------------------------------------

Net loss                   (5,293,905)                      (5,293,905)
------------------------------------------------------------------------
Foreign currency
translation adjustments                    (62,579)           (62,579)
                         -------------     --------           --------
------------------------------------------------------------------------

Balance, June 30, 2005   $(12,307,056)    $(25,931)         $6,722,823
                         =============    ========          ==========
------------------------------------------------------------------------

See Notes to Condensed Consolidated Financial Statements.

                     SECURED SERVICES, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                     SIX MONTHS ENDED JUNE 30, 2005 and 2004
                                   (Unaudited)

                                                                                                    June 30, 2005      June 30, 2004
                                                                                                    -------------      -------------
Operating activities:
     Net loss                                                                                       $(5,293,905)        $(1,771,773)
     Adjustments to reconcile net loss to net cash used in operating activities:
         Depreciation of computer equipment                                                              34,104              16,807
         Amortization of intangible assets                                                              158,242             120,000
         Amortization of debt discount                                                                    8,694
         Charge for impairment of loans from related parties                                            745,642
         Provision for bad debts                                                                         40,237              26,250
         Deferred revenues                                                                              (87,705)            184,844
         Common stock and warrants issued for services                                                  283,309              27,200
         Changes in operating assets and liabilities:
                  Accounts receivable                                                                   (86,622)           (121,059)
                  Prepaid expenses and other current assets                                               2,788             (27,590)
                  Accounts payable                                                                      (25,834)            (40,771)
                  Accrued expenses                                                                      (58,081)            576,981
                                                                                                    -----------         -----------
                       Net cash used in operating activities                                         (4,279,131)         (1,009,111)
                                                                                                    -----------         -----------

Investing activities:
     Cash paid for acquisition of Chameleon Communications
       Technology Inc.                                                                               (1,147,000)
     Purchase of certificate of deposit                                                                 (76,250)
     Loans to related parties, net                                                                      (31,436)           (548,873)
     Loan to employee                                                                                                       (38,000)
     Purchases of computer equipment                                                                    (37,646)            (53,170)
                                                                                                    -----------         -----------
                      Net cash used in investing activities                                          (1,292,332)           (640,043)
                                                                                                    -----------         -----------


Financing activities:
     Proceeds from issuance of convertible debentures, net of
          amounts held in escrow                                                                      4,000,000
     Repayments of note payable                                                                        (176,325)           (171,609)
     Proceeds from loan payable to stockholders                                                         346,679             250,050
     Repayment of loan payable to stockholder                                                                              (250,050)
     Proceeds from exercise of warrants                                                                   6,000
     Proceeds from subscriptions receivable for common stock                                            120,000             665,000
     Proceeds from private placements of common stock, net                                              864,012           6,621,780
                                                                                                    -----------         -----------
                       Net cash provided by financing activities                                      5,160,366           7,115,171
                                                                                                    -----------         -----------

Effect of foreign currency translation on cash                                                          (62,579)             (3,543)
                                                                                                    -----------         -----------

Net increase (decrease) in cash and cash equivalents                                                   (473,676)          5,462,474

                     SECURED SERVICES, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                     SIX MONTHS ENDED JUNE 30, 2005 and 2004
                                   (Unaudited)

                                                   June  30, 2005  June 30, 2004
                                                   --------------  -------------
Cash and cash equivalents, beginning of period       $1,607,777     $  203,677
                                                     ----------     ----------

Cash and cash equivalents, end of period             $1,134,101     $5,666,151
                                                     ==========     ==========

Supplementary disclosure of cash flow information:
         Interest paid                               $   50,766     $   24,980
                                                     ==========     ==========



See Notes to Condensed Consolidated Financial Statements.

                     SECURED SERVICES, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Basis of presentation and going concern matters:

              In the opinion of management, the accompanying unaudited condensed consolidated financial statements reflect all adjustments, consisting of normal recurring accruals, necessary to present fairly the financial position of Secured Services, Inc. ("SSI") and its subsidiaries (the "Company") as of June 30, 2005, and the Company's results of operations for the six and three months ended June 30, 2005 and 2004, changes in stockholders' equity for the six months ended June 30, 2005 and cash flows for the six months ended June 30, 2005 and 2004. Information included in the condensed consolidated balance sheet as of December 31, 2004 has been derived from the audited balance sheet of the Company as of December 31, 2004 included in the Company's audited consolidated financial statements as of December 31, 2004 and for the year ended December 31, 2004 and the period from April 28, 2003 (Date of Inception) to December 31, 2003 (the "Audited Financial Statements") included elsewhere in this prospectus. Pursuant to the rules and regulations of SEC, certain information and disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed in or omitted from these financial statements. Accordingly, these unaudited condensed consolidated financial statements should be read in conjunction with the Audited Financial Statements included elsewhere herein.

              The results of operations for the six and three months ended June 30, 2005 are not necessarily indicative of the results to be expected for the year ending December 31, 2005 or any other subsequent period.

              Going Concern

              The accompanying condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern. However, as shown in the accompanying condensed consolidated financial statements, the Company only generated revenues of approximately $1,845,000 and $937,000 and it incurred net losses of approximately $5,354,000 and $1,832,000 and had cash flow deficiencies from operating activities of approximately $4,279,000 and $1,009,000 for the six months ended June 30, 2005 and 2004, respectively. These matters raise substantial doubt about the Company's ability to continue as a going concern.

              Management believes that, in the absence of a substantial increase in revenues from sales and services, it is probable that the Company will continue to incur losses and negative cash flows from operating activities through at least June 30, 2006 and that the Company will require new capital funding to maintain a required minimum level of operations and continue as a going concern. If the Company is unable to meet its revenue and cash goals, renegotiate the terms of its outstanding debt or obtain new equity or debt funding before it can market its products, expand its customer base and achieve profitability and positive cash flows, it may have to curtail or terminate some, or all, of its planned operations. The accompanying condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification or recorded assets, or the amounts and classifications of liabilities that might be necessary in the event the Company cannot continue as a going concern.


Note 2 - Business operations:

              The Company is an information security company, which provides Secured User Management Software for the entire enterprise. The Company's customers manage complex application access for employees, suppliers, and their customers. Customers must manage operational risk and meet regulatory compliance requirements. Customers work within a complex IT infrastructure developed over decades and made up of mainframe, client/server and web-based applications.

Note 2 - Business operations (concluded):

              The Company's revenues are derived primarily from its core product, Identiprise(TM) and associated services. The Identiprise(TM) software platform was designed from its inception to provide comprehensive Secured User Management across the corporation. The Identiprise software platform enables users to have secure access to corporate applications with one unique organizational identifier while providing a detailed audit of all their activities. Functionality of the software platform includes:

              o Consolidated user account creation or deletion to assigned applications.

              o      Simplified and distributed administration.

              o Detailed usage logs for risk management and compliance reporting.

              o Rapid installation and implementation without impact to applications.

              o      Significantly reduced user management costs.

              The Company's Advanced User Security Group provides project management, training and services to ensure a non-disruptive, on-time and on-budget installation of the Secured User Management solution. Services include:

              o      Understanding their regulatory and security requirements.

              o      Setting appropriate policies.

              o Developing plans and budgets to support the implementation of an enterprise wide Secured User Management solution.

              As part of the Company's overall operations described above, Chameleon Communications Technology, Inc. ("Chameleon"), which was acquired on June 14, 2005 (see Note 3 herein) and is located in Seattle, Washington, enables the secure convergence of wired and wireless IP networks, supplying a secure network operating platform to broadband service providers and enterprises which enables the integration of WiFi/WiMAX into their networks and service delivery platforms for data, VoIP and video. The software provides a comprehensive collection of services to secure, manage and simplify the use of wireless communications across disparate networks.

              By deploying the Chameleon Broadband Suite, telecommunications service providers leverage Chameleon's software to use emerging wireless broadband technologies to cost effectively extend service areas, and to tightly integrate wireless broadband services with existing back office systems to enable seamless operations and customer support. Enterprises and government agencies leverage Chameleon Technology software to secure inherently insecure wireless networks for local and remote access to sensitive, mission critical data, enabling mobility of data resources and the accompanying gains in productivity.

              The Company's products are generally sold on a perpetual license basis. Customers enter into an annual support agreement for their software license at the time of initial purchase and typically renew this support agreement annually. The support agreement entitles customers to software upgrades and support. The Company's professional services group provides customers with project management, architecture and design, custom development services and training.

Note 3 - Business acquisitions:

              On June 14, 2005 (the "Effective Date"), the Company acquired all of the business and assets of Chameleon by merger (the "Chameleon Merger Transaction") and closed on the private placement of

              $7,000,000 of debentures and warrants to Midsummer Investment, Ltd. and Islandia L.P., both institutional buyers and accredited investors (each an "Investor") (the "Debenture Transaction") pursuant to a Securities Purchase Agreement (the "Debenture Agreement") dated as of June 13, 2005 (see Notes 6 and 8 herein). Initially, the Company received $4,000,000 in cash from Midsummer Investment Ltd., and paid $1,000,000 to the stockholders of Chameleon.

              The consideration for the Chameleon Merger Transaction consisted of $1,147,000 in cash, 1-year non-interest bearing promissory notes (the "Chameleon Merger Notes") in the aggregate principal amount of $1 million convertible at the option of the holders into 834,000 shares of our common stock after 360 days, $5 million of our Series B Shares, consisting of 4,170 Series B Shares convertible into 4,170,000 shares of common stock (the "Chameleon Merger Shares"), and four-year common stock purchase warrants to purchase 1,876,500 shares of our common stock at an exercise price of approximately $1.28 per share (the "Chameleon Merger Warrants"). The Chameleon Merger Notes, the Chameleon Merger Warrants and the Chameleon Merger Shares are all subject to anti-dilution adjustments. The consideration for the Chameleon Merger Transaction was determined in "arms-length" negotiations and the transaction was unanimously approved by the Boards of Directors of the parties involved.

              The components of the purchase price and the preliminary allocation of the purchase price to the acquired assets and liabilities is summarized below:

              Purchase price:

              Estimated fair value of preferred stock
                and warrants issued                          $5,204,539
              Notes payable                                   1,000,000
              Cash                                            1,147,000
                                                             ----------
                  Total consideration                        $7,351,539
                                                             ==========

              Allocation of purchase price:

              Contracts and customer relationships           $  556,000
              Developed technology                            2,410,000
              Goodwill                                        4,727,347
              Accounts receivable                                39,438
              Other current assets                               34,639
              Equipment                                          18,328
              Accounts payable                                 (434,213)
              ---------------------------------------------------------
                  Net assets acquired                        $7,351,539
              =========================================================

              As explained above, the Company completed the merger, which was accounted for as a purchase on June 14, 2005. The purchase price allocation was based on preliminary information as to, among other things, the fair value of the preferred stock and warrants issued by the Company and the fair value of the identifiable assets acquired. The final valuations may differ and, accordingly, the amounts actually allocated to the identifiable assets, goodwill and certain other assets and liabilities may differ from those shown above.

              The summarized unaudited pro forma financial information for the six and three months ended June 30, 2005 and 2004 that follows assumes the acquisitions of Cybrix Corporation ("Cybrix") on November 1, 2004 (see Note 3 of the Audited Financial Statements included elsewhere herein) and Chameleon on June 14, 2005 were consummated on January 1, 2004.

                     SECURED SERVICES, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                                      For the                                       For the
                                                 Six Months Ended                              Three Months Ended
                                                      June 30,                                      June 30,
                                             2005                 2004                     2005                     2004
                                        -----------------------------------------------------------------------------------
Revenues                                 $ 1,888,523          $ 1,501,333                $ 968,430               $ 656,451
Cost of revenues                           1,162,286              682,437                  526,725                 366,732
                                        -----------------------------------------------------------------------------------
Gross profit                                 726,237              818,896                  441,705                 289,719
Operating expenses                         5,908,470            3,392,755                3,113,847               2,055,971
                                        -----------------------------------------------------------------------------------
Loss from operations                      (5,182,233)          (2,573,859)              (2,672,142)             (1,766,252)
Other expense, net                           978,178              224,830                  613,037                  84,298
                                        -----------------------------------------------------------------------------------
Net loss                                $ (6,160,411)        $ (2,798,689)            $ (3,285,179)           $ (1,850,550)
                                        ===================================================================================
Net loss applicable to common stock     $ (6,220,411)        $ (2,858,685)            $ (3,315,179)           $ (1,880,547)
                                        ===================================================================================

Loss per share - basic and diluted      $      (0.35)        $      (0.24)            $      (0.18)           $      (0.13)
                                        ===================================================================================
Weighted average common shares
   outstanding                            17,689,120           11,677,534               17,934,621              14,633,458
                                        ===================================================================================

              The acquisitions were accounted for as purchases and, accordingly, the Company's condensed consolidated financial statements have only included the results of operations of Cybrix from November 1, 2004 and Chameleon from June 14, 2005, the dates of acquisition. The identifiable intangible assets that arose from the Chameleon acquisition are being amortized on the straight-line method over three years.


Note 4 - Earnings (loss) per common share:

              The Company presents "basic" earnings (loss) per common share and, if applicable, "diluted" earnings per common share pursuant to the provisions of Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share". Basic earnings (loss) per common share is calculated by dividing net income or loss applicable to common stock by the weighted average number of common shares outstanding during each period. The calculation of diluted earnings per common share is similar to that of basic earnings per common share, except that the weighted average number of common shares outstanding is increased to include the number of additional common shares that would have been outstanding if all potentially dilutive common shares, such as those issuable upon the exercise of stock options and warrants and the conversion of outstanding convertible debentures and preferred stock, were issued during the period, with appropriate adjustments for the application of the treasury stock method with respect to options and warrants assumed to have been exercised and the elimination of any dividends and interest on the preferred shares and convertible debentures assumed to have been converted from net income or loss.

              Since the Company had net losses for the six and three months ended June 30, 2005 and 2004, the assumed effects of the issuance of the potentially dilutive securities shown below into an equivalent number of shares of common stock would have been anti-dilutive.

                     SECURED SERVICES, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                                           June 30,
                                                  2005                 2004
                                                ---------            ---------
Exercise of options and warrants outstanding    9,755,220            3,804,551
Series A convertible preferred stock            2,000,000            2,000,000
Series B convertible preferred stock                4,170                    -
7.5% convertible debentures                     6,671,114                    -
                                               ----------           ----------
                              Totals           18,430,504            5,804,551
                                               ==========           ==========

Note 5 - Related Party Transactions and Balances

              As of December 31, 2004, the Company has made aggregate cash advances of $1,545,281 to related companies in which a founder/director of the Company has an ownership interest. The related companies have used the funds to pursue litigation to regain certain technology consulting contracts, which they believe were misappropriated from them. The Company owns rights to purchase the contracts from the related companies in exchange for its common stock. Management believes that the contracts in question are lucrative, and if the related companies prevail in the litigation, the Company would seek to exercise its rights to obtain the contracts.

              The advances of $1,545,281 are evidenced by two notes receivable bearing interests at the rate of 6% per annum. Interest only is payable monthly with the entire principal balance and all accrued and unpaid interest due on April 1, 2006. The notes are collateralized by 500,000 shares of the Company's common stock as well as certain other proprietary intangible assets of related companies.

              At December 31, 2004, management made an assessment that the related companies did not have sufficient resources to continue pursuing the litigation, and possibly would not have sufficient resources to continue operating if the litigation process is not decided in their favor. Based on the status of the litigation, management had estimated that subsequent to December 31, 2004, the related companies could require additional funds of approximately $300,000 to carry the litigation to its conclusion.

              At December 31, 2004, the Company wrote down the notes receivable by $600,000 to $945,281. The balance approximated the estimated fair value of the collateral that secures the notes at that date. In addition, the Company discontinued the accrual of interest. In May 2005, the Company learned that they were not successful in all aspects of their case and in June 2005 the Company has decided to suspend the pursuit of the litigation until they can obtain further legal advice. Based on the status of the litigation at June 30, 2005, the Company recorded an additional write down of $725,625 reducing the receivable balance to a total of $219,656 which represents the estimated fair value of the collateral that secures the notes at that date.

              As of June 30, 2005, there are additional related party balances of $31,419.

Note 6 - Stockholders' equity:

              Preferred stock:

                As of June 30, 2005, the Company was authorized to issue up to 5,000,000 shares of preferred stock with a par value of $.0001 per share. Under the Company's Articles of Incorporation, the Board of Directors, within certain limitations and restrictions, can fix or alter preferred stock dividend rights, dividend rates, conversion rights, voting rights and terms of redemption, including redemption prices and liquidation preferences.

                     SECURED SERVICES, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                As of June 30, 2005, the Company had designated and issued 2,000,000 shares of Series A convertible preferred stock ("Series A Shares"). Each share can be converted to one share of common stock and has the voting rights similar to common stock. In addition, each of the Series A Shares earns a quarterly dividend of 6% which is payable in shares of the Company's common stock based on the average trading price of the common stock over a specified period.

                As of June 30, 2005, the Company has designated and issued 4,170 shares as Series B convertible preferred stock (the "Series B Shares") in connection with the Chameleon acquisition. These shares and related warrants were valued initially and preliminary at $5,204,539. The Series B Shares: (i) rank pari passu with the Series A Shares, except that the Series A Shares are entitled to a preference on liquidation with respect to certain property; (ii) are entitled to cumulative dividends at 7.5% per annum payable in common stock, calculated

                     SECURED SERVICES, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 6 - Stockholders' equity continued:

                based on 90% of the average of the daily volume weighted average price for the 20 days prior to the quarterly dividend payment date; (iii) vote: (a) as a single class with the holders of the common stock, on all matters submitted to a vote of, or the consent of, the holders of the common stock, except that for as long as 51% of the initial number of Series B Shares are outstanding, the holders also have the right to vote as a separate class for the election of three members of our Board of Directors, provided however that while the Series B Shares have such separate class voting rights the holders thereof do not have the right to vote on the election of the remaining members of the Board; and (b) that number of votes equal to the number of whole shares of the common stock as to which such shares are then convertible; (iv) have preference on liquidation over any junior rank security; and (v) subject to anti-dilution adjustment, are each convertible into 1,000 shares of common stock at the option of the holder.

         Common shares issued to consultants:

              During the six and three months ended June 30, 2005, the Company issued a total of 165,000 and 56,000 shares, respectively, of its common stock with an aggregate fair value of $246,859 and $83,360, respectively, in exchange for services. For the six and three months ended June 30, 2004 the Company issued 132,000 shares of common stock in exchange for services having an aggregate value of $ 99,000.

         Common shares issued to employees:

              During the six months ended June 30, 2005 and 2004, the Company issued a total of 20,000 and 40,000 shares of its common stock having an aggregate fair value of $30,000 and $27,200, as compensation to a key employee.

         Common shares issued as payment of preferred dividends:

              During the six and three months ended June 30, 2005, the Company issued 36,021 and 17,751 shares of its common stock as payment of $60,000 and $30,000 of dividends, respectively, on its Series A Shares.

         Common shares and warrants issued through private placements:

              On March 7, 2005, we commenced private placement offerings of up to 400,000 units at $6.00 per unit, each unit consisting of four shares of common stock and one warrant to purchase one share of common stock, exercisable at $2.00 per share for the first year and for $2.50 per share for the subsequent two years. Through June 30, 2005, the Company issued approximately 576,000 shares and warrants to purchase 288,000 shares upon the sale of approximately 144,000 units from which it received proceeds, net of estimated offering costs, of approximately $864,000. The private offering is closed.


Note 7 - 7.5% CONVERTIBLE DEBENTURES DUE JUNE 13, 2008

         On June 14, 2005, the Company sold 3-year convertible debentures in the aggregate principal amount of $7,000,000, with a maturity date of June 13, 2008, bearing interest at 7.5% per annum (the "Debentures") and four year warrants to purchase 2,626,716 shares of common stock at an exercise price of approximately $1.28 per share. Subject to anti-dilution adjustment, the Debentures are convertible into a total of 5,837,225 shares of common stock at anytime following issuance at a price of $1.1992 per share provided, however, no conversion can be effected if upon giving effect to such conversion, the holder would beneficially own in excess of 4.99% of the number of shares of common stock outstanding immediately after giving effect to such conversion. The interest on the Debentures is payable in arrears quarterly on March 31, June 30, September 30 and

                     SECURED SERVICES, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

         December 31, in cash or shares of common stock if certain conditions are met, including the effectuation of a registration statement registering, among other shares, 130% of the shares underlying the Debentures, the warrants, an estimated 1,515,808 shares covering the interest and an estimated 3,326,250 shares covering the impact of the anti-dilution features.

         The Company accounts for the intrinsic value of beneficial conversion rights arising from the issuance of convertible debt instruments with nondetachable conversion options that are in-the-money at the commitment date pursuant to the consensuses for EITF Issue No. 98-5 and EITF Issue No. 00-27. Such value is allocated to additional paid-in capital and the resulting debt discount is amortized to interest expense using the effective yield method over the period to the debt instrument's earliest conversion date. Such value is determined after first allocating an appropriate portion of the proceeds received to any other detachable instruments included in the exchange. The beneficial conversion rights attributable to the issuance of the Debentures had a fair value of $286,312, which equaled the excess of the aggregate proceeds the investors would have received, over the face value of the Debentures, if the investors had converted the Debentures, exercised the warrants issued to the investors in connection with the Debentures and sold the resulting shares on June 14, 2005.

         Of the $7,000,000 raised from the sale of the Debentures, the Company received $4,000,000 on June 14, 2005 with the remaining $3,000,000 placed in escrow and released in September 2005 when the Company engaged a new Chief Executive Officer.

         In connection with the sale of Debentures, the Company paid commission to the sole placement agent, consisting of $420,000 of cash and warrants for 490,320 shares of common stock.


Note 8 - Stock options and warrants:

         Information related to the Company's stock options is included in Note 8 of the Audited Financial Statements included elsewhere herein. A summary of stock option activity during the six months ended June 30, 2005 follows:

                                                                      Weighted-
                                                                      Average
                                                                      Exercise
                                                       Shares           Price
                                                      ---------       --------
                    Outstanding January 1, 2005       1,097,397         $1.81

                    Granted to employees                 80,000         $1.96

                    Forfeited                           (55,907)        $1.96
                                                      ---------

                    Outstanding, June 30, 2005        1,121,490         $2.12
                                                      =========

                    Exercisable, June 30, 2005          514,640         $2.11
                                                      =========         =====

         SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), provides for the use of a fair value based method of accounting for employee stock compensation. However, SFAS 123 also allows an entity to continue to measure compensation cost for stock options granted to employees using the intrinsic value method of accounting prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), which only requires charges to compensation expense for the excess, if any, of the fair value of the underlying stock at the date a stock option is granted (or at an appropriate subsequent measurement date) over the amount the employee must pay to acquire the stock, if such amounts differ materially from the historical amounts. The Company has elected to continue to account for employee stock options using the intrinsic value method under APB
         25. By making that election, it is required by SFAS 123 and SFAS No. 148, "Accounting for Stock-Based Compensation --

                     SECURED SERVICES, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

         Transition and Disclosure" ("SFAS 148"), to provide pro forma disclosures of net loss and loss per common share as if a fair value based method of accounting had been applied.

         Since the Company has elected to continue to use the intrinsic value method of accounting prescribed by APB 25 in accounting for its stock options granted to employees and the exercise price of all of the options granted to employees has been equal to or greater than the fair market value at the date of grant, no earned or unearned compensation cost has been recognized in the accompanying consolidated financial statements for stock options granted to employees. However, there was no material difference between the company's historical net loss applicable to common stock and loss per common share and pro forma loss applicable to common stock and loss per share for the six and three months ended June 30, 2005 and 2004 assuming compensation cost had been determined based on the fair value of the options at the date of grant and amortized over the vesting period consistent with the provisions of SFAS 123.

         As a result of amendments to SFAS 123, the Company will be required to expense the fair value of employee stock options over the vesting period beginning with the quarter ending March 31, 2006.

         A summary of warrant activity for the six months ended June 30, 2005 follows:

                                                                                                                   Weighted
                                                                                                                   Average
                                                                                                                   Exercise
                                                                                                   Amount           Price
                                                                                                 ---------        ----------
                     Outstanding, January 1, 2005                                                3,191,721          $1.81

                     Issued in conjunction with:

                        Private placements of units                                                144,004           2.25
                        Consulting services (A)                                                    100,000           1.96
                        Financing fees (B)                                                         698,790           1.28
                        Acquisition of Chameleon (C)                                             1,876,500           1.28
                        7.5% Debentures (D)                                                      2,626,715           1.28

                     Exercised                                                                      (4,000)           1.5
                                                                                                 ---------

                     Outstanding, June 30, 2005                                                  8,633,730          $1.48
                                                                                                 =========          =====

(A) A charge of $6,450 related to the fair value of the warrants is included in selling, general and administrative expenses.

(B) The fair value of prepaid financing costs of $53,445 is being amortized over the term of the related loans.

(C)  The fair value of $204,539 is included in the cost of the acquisition (see
     Note 3 herein).

(D) The fair value of $286,312 was recorded as debt discount and consequently gave rise to beneficial conversion rights of equal value (see Note 7 herein).

Note 9 -  Income taxes:

          As of June 30, 2005, the Company had Federal and Canadian net operating loss carryforwards of approximately $9,515,400 and $772,800, respectively. The net operating loss carryforwards are available to reduce future Federal and Canadian taxable income through their expiration in 2024 and 2010, respectively. Due to uncertainties related to, among other things, the timing and amount of future taxable income and potential changes in control, the Company offset net deferred tax assets of $2,419,200 arising primarily from the benefits of net operating loss carryforwards by an equivalent valuation allowance as of June 30, 2005. The Company had also offset such benefits through a valuation allowance during the year ended December 31, 2004 (see Note 9 of the Audited Financial Statements included elsewhere herein). Accordingly, the Company did not recognize any credits for income taxes in the accompanying condensed consolidated statements of operations to offset its pre-tax losses.

Note 10 - Segment and related information:

              The Company's operations consist principally of marketing and supporting security products across integrated systems and, accordingly, it operates in one industry segment. The Company derived revenues from Canada of approximately $224,000 and $94,000 for the six months and three months

                     SECURED SERVICES, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

              ended June 30, 2005 and $379,000 and $143,000 for the six and three months ended June 30, 2004, respectively. However, it had no material Canadian assets as of June 30, 2005 and 2004.

Note 11 - Terminated acquisition:

              In December 2004, the Company signed a letter of intent to purchase Allegent Inc., for cash and stock. As of June 30, 2005, the letter of intent has expired and negotiations have been suspended. As a result, during the three months ended June 30, 2005, the Company recorded a $522,517 charge associated with costs expensed towards this potential acquisition.

INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Chameleon Communications Technology, Inc.
Seattle, Washington

We have audited the accompanying balance sheets of Chameleon Communications Technology, Inc. as of December 31, 2004 and 2003, and the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Chameleon Communications Technology, Inc. as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated positive cash flows from operations and has an accumulated deficit at December 31, 2004. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plan regarding those matters is also described in Note 1. The financial statements do not include any result from the outcome of this uncertainty.


/s/ Peterson Sullivan PLLC

April 26, 2005, except for Note 5 which is as of June 14, 2005

                    CHAMELEON COMMUNICATIONS TECHNOLOGY, INC.

                                 BALANCE SHEETS
                           December 31, 2004 and 2003

                 ASSETS                                                 2004            2003
                                                                    -----------     -----------
Current Assets
      Cash                                                          $    18,960     $   122,114
      Accounts receivable                                                41,136          14,601
      Prepaid expenses and other                                         17,949           4,347
                                                                    -----------     -----------
                 Total current assets                                    78,045         141,062

Property and equipment, net of accumulated depreciation of
      $49,893 and $22,484, respectively                                  30,509          35,807
Deposits                                                                 15,819           4,383
                                                                    -----------     -----------
                                                                    $   124,373     $   181,252
                                                                    ===========     ===========
                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
      Accounts payable                                              $    50,870     $    92,875
      Convertible notes payable and accrued interest, net of
          discount of $146,323 and $101,897, respectively             1,604,108         925,208
      Other current liabilities                                          12,051          36,689
                                                                    -----------     -----------
                 Total current liabilities                            1,667,029       1,054,772
                                                                    -----------     -----------

Commitments and Contingencies

Stockholders' Equity (Deficit)
      Mandatorily redeemable convertible preferred stock,
          $0.001 par value; authorized 20,000,000 shares; issued
          and outstanding 9,177,535 shares and 6,082,755 shares
          at December 31, 2004 and 2003, respectively; aggregate
          liquidation preference of $3,666,473 and $2,335,612,
          at December 31, 2004 and 2003, respectively                 6,217,986       3,512,858
      Common stock, $0.001 par value, authorized
          31,000,000 shares; issued and outstanding
          7,280,208 shares and 7,900,000 shares at
          December 31, 2004 and 2003, respectively,
          and additional paid-in capital
      Accumulated deficit                                            (7,760,642)     (4,386,378)
                                                                    -----------     -----------
                 Total stockholders' deficit                         (1,542,656)       (873,520)
                                                                    -----------     -----------
                                                                    $   124,373     $   181,252
                                                                    ===========     ===========

                        See Notes to Financial Statements

                    CHAMELEON COMMUNICATIONS TECHNOLOGY, INC.
                            STATEMENTS OF OPERATIONS
                 For the Years Ended December 31, 2004 and 2003

                                                             2004            2003
                                                         -----------     -----------
Revenue
      Software licenses                                  $     4,488     $   590,000
      Professional services                                   76,933          59,466
      Other                                                      572          17,268
                                                         -----------     -----------
                 Total revenue                                81,993         666,734
Costs and expenses
      Cost of revenue                                         31,087          34,808
      Selling, general, and administrative expenses          966,843       1,714,576
      Research and development                               744,009         963,956
                                                         -----------     -----------
                 Total costs and expenses                  1,741,939       2,713,340
                                                         -----------     -----------
                 Loss from operations                     (1,659,946)     (2,046,606)
Other expense
      Interest expense                                      (428,979)       (101,026)
                                                         -----------     -----------
                 Net loss                                $(2,088,925)    $(2,147,632)
                                                         ===========     ===========

                        See Notes to Financial Statements

                    CHAMELEON COMMUNICATIONS TECHNOLOGY, INC.
                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                 For the Years Ended December 31, 2004 and 2003

                                                    Mandatorily Redeemable     Common Stock, Additional                   Total
                                                 Convertible Preferred Stock       Paid-in Capital                     Stockholders
                                                 ---------------------------   -----------------------  Accumulated       Equity
                                                   Shares          Amount        Shares      Amount       Deficit       (Deficit)
                                                 ---------      -----------    ---------   ----------   -----------    ------------
Balances at December 31, 2002                    6,039,877      $ 2,479,089    8,275,000   $       --   $(1,415,374)   $ 1,063,715

      Issuance of preferred stock for rent          42,878           14,364                                                 14,364
      Warrants issued for services and rent                                                    18,606                       18,606
      Warrants issued with convertible debt                                                   175,762                      175,762
      Stock options issued for services                                                         2,040                        2,040
      Amortization of preferred stock discount                        7,605                                  (7,605)            --
      Repurchase common stock                                                   (375,000)        (375)                        (375)
      Cumulative dividend and accretion of
          mandatorily redeemable convertible
          preferred stock                                         1,011,800                  (196,033)     (815,767)            --
      Net loss                                                                                           (2,147,632)    (2,147,632)
                                                 ---------      -----------    ---------   ----------   -----------    -----------

Balances at December 31, 2003                    6,082,755        3,512,858    7,900,000           --    (4,386,378)      (873,520)
      Debt converted into preferred stock        3,094,780        1,032,110                                              1,032,110
      Repurchase of common stock                                                (619,792)        (620)                        (620)
      Warrants issued with convertible debt                                                   385,199                      385,199
      Stock options issued for services                                                         3,100                        3,100
      Amortization of preferred stock discount                        7,605                                  (7,605)            --
      Cumulative dividend and accretion of
          mandatorily redeemable convertible
          preferred stock                                         1,665,413                  (387,679)   (1,277,734)            --
      Net loss                                                                                           (2,088,925)    (2,088,925)
                                                 ---------      -----------    ---------   ----------   -----------    -----------
Balances at December 31, 2004                    9,177,535      $ 6,217,986    7,280,208   $       --   $(7,760,642)   $(1,542,656)
                                                 =========      ===========    =========   ==========   ===========    ===========

                        See Notes to Financial Statements

                    CHAMELEON COMMUNICATIONS TECHNOLOGY, INC.
                            STATEMENTS OF CASH FLOWS
                 For the Years Ended December 31, 2004 and 2003

                                                                        2004            2003
                                                                    -----------     -----------
Cash Flows From Operating Activities
      Net loss                                                      $(2,088,925)    $(2,147,632)
      Adjustments to reconcile net loss to
          net cash flows used in operating activities
          Depreciation of property and equipment                         29,691          19,126
          Amortization of debt discount                                 345,777          73,865
          Preferred stock issued for services and rent                                   14,364
          Stock options issued for services                               3,100          20,646
          Changes in operating assets and liabilities
              Accounts receivable                                       (26,535)         (2,834)
              Other assets                                              (25,038)         20,104
              Accounts payable and other current liabilities             13,788          43,084
                                                                    -----------     -----------
                 Net cash flows used in operating activities         (1,748,142)     (1,959,277)
                                                                    -----------     -----------
Cash Flows Used in Investing Activities
      Purchase of property and equipment                                (24,392)        (22,727)
                                                                    -----------     -----------
Cash Flows From Financing Activities
      Proceeds from issuance of convertible notes                     1,670,000       1,000,000
      Repurchase of common stock                                           (620)           (375)
                                                                    -----------     -----------
                 Net cash flows provided by financing activities      1,669,380         999,625
                                                                    -----------     -----------
Net decrease in cash and cash equivalents                              (103,154)       (982,379)

Cash at beginning of the year                                           122,114       1,104,493
                                                                    -----------     -----------
Cash at end of the year                                             $    18,960     $   122,114
                                                                    ===========     ===========

Cash paid for income taxes                                          $        --     $        --
                                                                    ===========     ===========
Cash paid for interest                                              $        --     $        --
                                                                    ===========     ===========
Supplementary information for noncash transactions
      Note payable converted to preferred stock                     $ 1,032,110     $        --
      Debt discount for note payable                                   (385,199)       (175,762)

                        See Notes to Financial Statements

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS OPERATIONS

Chameleon Communications Technology, Inc. (the "Company") was incorporated on August 21, 2001, in the State of Delaware and is headquartered in Seattle, Washington. The Company provides software to manage high-speed wireless, mobility, and security activities for broadband providers, government agencies, and private enterprises in the United States. The Company operates and is treated as a single business segment.

GOING CONCERN

As shown in the financial statements, the Company has not generated positive cash flows from operations and has incurred significant net losses, resulting in a net accumulated deficit of $7,760,642 at December 31, 2004. At December 31, 2004, the Company's current liabilities exceed their current assets. These factors raise substantial doubt about the Company's ability to continue as a going concern.

The Company will need additional working capital to be successful in future business activities and to be able to continue to pay its liabilities as they become due. Therefore, continuation of the Company as a going concern is dependent upon obtaining the additional working capital necessary to accomplish its objective. Management is presently engaged in seeking additional working capital. See Note 5.

The accompanying financial statements do not include any adjustments to the recorded assets or liabilities that might be necessary should the Company fail in any of the above objectives and be unable to operate for the coming year.

CASH

Cash consists of checking and savings accounts held at a financial institution. The Company may have amounts in excess of federally insured limits from time to time.

ACCOUNTS RECEIVABLE

Accounts receivable consists of amounts due from customers in the United States. At December 31, 2004 and 2003, almost all of the accounts receivable is due from one customer. The Company considers accounts more than 30 days old to be past due. The Company uses the allowance method for recognizing bad debts. When an account is deemed uncollectible, it is written off against the allowance. The Company generally does not require collateral for its receivables. As of December 31, 2004 and 2003, management believes no allowance for uncollectible accounts is necessary.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost and are depreciated using the straight-line method over the estimated useful lives of the related assets. Maintenance and repairs are charged to expense as incurred.

CONVERTIBLE NOTES PAYABLE

During 2004, the Company executed a total of 18 subscription agreements under which the Company issued 8% secured convertible notes (nine notes to each of two separate limited partnerships) in exchange for a total of $1,670,000 ($835,000 from each limited partnership). The notes are due one year from the date of issuance and are convertible into shares of the Company's preferred stock at $.3335 per share. The notes are secured by substantially all of the Company's assets.

During 2003, the Company executed two subscription agreements under which the Company issued two 8% secured convertible notes for proceeds of $500,000 each. These notes were converted to shares of preferred stock in January 2004.

With each convertible note, the Company issued warrants to purchase equity securities of the Company. The fair value of the warrants issued was determined using the Black-Scholes valuation model, and the debt discount has been recorded in proportion to the value of the warrants to the proceeds of the notes. The debt discount is being amortized over the term of the notes using the effective interest method.

                          NOTES TO FINANCIAL STATEMENTS

FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial instruments consist of cash, accounts receivable, accounts payable and convertible notes payable. The fair value of these financial instruments approximates the carrying amounts due to the short-term nature.

REVENUE RECOGNITION

The Company derives revenue from the licensing of the Company's proprietary software and professional services relating to the installation and maintenance of its wireless connectivity software.

The Company recognizes software revenue in accordance with the provision of Statement of Position 97-2, SOFTWARE REVENUE RECOGNITION ("SOP 97-2"). Therefore, revenue is recognized when persuasive evidence of an arrangement exists and delivery has occurred, provided the fee is fixed and determinable, collectibility is probable, and the arrangement does not require significant customization of the software. The Company's revenue from professional services is provided under time-and-material price arrangements. Revenue under these arrangements is recognized as services are performed and costs are incurred.

In 2004, two customers comprised 90% of the Company's total revenue. In 2003, two different customers comprised 94% of the Company's total revenue.

COMPREHENSIVE INCOME

The Company had no items of other comprehensive income in 2004 or 2003.

STOCK-BASED COMPENSATION

The Company accounts for stock options issued to its employees under the recognition and measurement principles of Accounting Principles Board ("APB") Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and related interpretations. As such, compensation expense related to employee stock options is recorded only if, on the date of grant, the fair value of the underlying stock exceeded the exercise price. The Company adopted the disclosure-only requirements of Statement of Financial Accounting Standards ("SFAS") No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, which allows entities to continue to apply the provisions of APB Opinion No. 25 for transactions with employees and provide pro forma net income disclosures as if the Company had recognized compensation expense based on the fair value of the options at the grant date as prescribed by SFAS No. 123.

The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation.

                                                                                   2004            2003
                                                                               -----------     -----------
Net loss as reported                                                           $(2,088,925)    $(2,147,632)
Deduct:  Total stock-based  employee  compensation expense determined under
    fair value based methods, net of any related tax effects                       (17,588)        (24,583)
                                                                               -----------     -----------

Pro forma net loss                                                             $(2,106,513)    $(2,172,215)
                                                                               ===========     ===========

The Company accounts for stock options to non-employees in accordance with the provisions of SFAS No. 123 and related pronouncements. Compensation for stock options and warrants to purchase stock granted to non-employees is measured using the Black-Scholes valuation model at the date of grant multiplied by the number of options or warrants granted. The issuance of common shares for services is recorded at the estimated market price of the shares on the date the services are rendered or at the stated value of the services.

ADVERTISING

Advertising costs are expensed as incurred.

                          NOTES TO FINANCIAL STATEMENTS

RESEARCH AND DEVELOPMENT COSTS

Research and development costs of software products are expensed as incurred until the product has established technological feasibility. SFAS 86, ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE TO BE SOLD, LEASED, OR OTHERWISE MARKETED, requires capitalization of certain software development costs subsequent to the establishment of technological feasibility. Based on the Company's product development process, technological feasibility is established when a detailed development plan is in place and the Company has the necessary skills, hardware, and software technology available to produce the product. Capitalization of software product costs ceases once the product is available for general release to customers.

The Company has not capitalized any production development costs because the primary software product the Company is developing achieved technological feasibility simultaneously with the product's availability for general release to customers.

INCOME TAXES

The Company accounts for income taxes under an asset and liability approach that requires recognition of deferred tax assets and liabilities for expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, the Company generally considers all expected future events other than enactments of changes in the tax laws or rates.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could materially differ from those estimates.

NEW ACCOUNTING PRONOUNCEMENTS

SFAS No. 151, INVENTORY COSTS, is effective for fiscal years beginning after June 15, 2005. This statement amends the guidance in Accounting Research Bulletin No. 43, Chapter 4, INVENTORY PRICING, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). The adoption of SFAS No. 151 is expected to have no impact on the Company's financial statements.

SFAS No. 152, ACCOUNTING FOR REAL ESTATE TIME-SHARING TRANSACTIONS, is effective for fiscal years beginning after June 15, 2005. This statement amends SFAS No. 66, ACCOUNTING FOR SALES OF REAL ESTATE, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in American Institute of Certified Public Accountants Statement of Position 04-2, ACCOUNTING FOR REAL ESTATE TIME-SHARING TRANSACTIONS. The adoption of SFAS No. 152 is expected to have no impact on the Company's financial statements.

SFAS No. 123(R), SHARE-BASED PAYMENT, replaces SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, and supersedes APB Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES. This statement requires that the compensation cost relating to share-based payment transactions be recognized at fair value in the financial statements. The Company is required to apply this statement in the first interim period that begins after December 15, 2005. The Company is currently analyzing the requirements of the adoption of SFAS No. 123(R).

SFAS No. 153, EXCHANGES OF NONMONETARY ASSETS - an amendment of APB Opinion No. 29, is effective for fiscal years beginning after June 15, 2005. This statement addresses the measurement of exchange of nonmonetary assets and eliminates the exception from fair-value measurement for nonmonetary exchanges of similar productive assets in paragraph 21(b) of APB Opinion No. 29, ACCOUNTING FOR NONMONETARY TRANSACTIONS, and replaces it with an exception for exchanges that do not have commercial substance. The adoption of SFAS No. 153 is not expected to have a significant impact on the Company's financial statements.

Financial Accounting Standards Board Interpretation ("FIN") No. 46(R) revised FIN No. 46, CONSOLIDATION OF VARIABLE INTEREST ENTITIES, requiring the consolidation by a business of variable interest entities in which it is the primary beneficiary. The adoption of FIN No. 46(R) is expected to have no impact on the Company's financial statements.

                          NOTES TO FINANCIAL STATEMENTS

The Emerging Issues Task Force ("EITF") reached consensus on Issue No. 03-1, THE MEANING OF OTHER-THAN-TEMPORARY IMPAIRMENT AND ITS APPLICATION TO CERTAIN INVESTMENTS, which provides guidance on determining when an investment is considered impaired, whether that impairment is other than temporary and the measurement of an impairment loss. The FASB issued FSP EITF 03-1-1, EFFECTIVE DATE OF PARAGRAPHS 10-20 OF EITF ISSUE NO. 03-1, THE MEANING OF OTHER-THAN-TEMPORARY IMPAIRMENT AND ITS APPLICATION TO CERTAIN INVESTMENTS, which delays the effective date for the measurement and recognition criteria contained in EITF 03-1 until final application guidance is issued. The adoption of this consensus or FSP is expected to have no impact on the Company's financial statements.

The EITF reached a consensus on Issue No. 04-8, THE EFFECT OF CONTINGENTLY CONVERTIBLE DEBT ON DILUTED EARNINGS PER SHARE, which addresses when the dilutive effect of contingently convertible debt instruments should be included in diluted earnings (loss) per share. Upon ratification by the Financial Accounting Standards Board, EITF 04-8 will become effective for reporting periods ending after December 15, 2004. The adoption of EITF 04-8 did not have an impact on diluted earnings (loss) per share of the Company.

NOTE 2. INCOME TAXES

The Company is liable for taxes in the United States. As of December 31, 2004 and 2003, the Company did not have any income for income tax purposes and therefore, no tax liability or expense has been recorded in these financial statements.

At December 31, 2004, the Company has accumulated tax losses of approximately $4,690,000 available to reduce future taxable income. The tax losses expire in years between 2022 and 2024.

The deferred tax asset associated with the accumulated tax losses is approximately $1,594,000. The Company has provided a valuation allowance against the deferred tax asset. The valuation allowance increased by $575,000 and $704,500 for 2004 and 2003, respectively.

NOTE 3. MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK

SERIES A-1, A-2

In June 2002, the Board of Directors approved the designation of 8,000,000 shares of authorized preferred stock as Series A-1 Preferred stock and 3,000,000 shares of authorized preferred stock as Series A-2 Preferred stock. The Series A-1 and A-2 will be referred to as "Series A Preferred." Each share of Series A-1 and A-2 Preferred stock is convertible into one share of common stock at the option of the holder, subject to certain antidilution provisions. The Series A-1 and A-2 Preferred shares accrue cumulative dividends at the rate of 10% per annum of the stated value of $0.33 per share, respectively, whether or not declared by the Board of Directors.

The Series A-1 Preferred stock may be redeemed, at the option of the holders, subsequent to approval of the holders of two-thirds interest of the Series A Preferred, on or after June 24, 2007. The Company shall have the obligation to redeem for cash, out of legally available funds, all of the issued and outstanding shares of Series A-1 Preferred at a price per share equal to $1.67, plus accrued and unpaid dividends.

The Series A-2 Preferred stock may be redeemed, at the option of the holders, subsequent to approval of the holders of two-thirds interest of the Series A Preferred, on or after June 24, 2007. The Company shall have the obligation to redeem for cash a sum per share equal to the greater of: (A) $0.3335 per share; provided, however, that the holders of Series A-2 Preferred shall not be entitled to receive any accrued but unpaid dividends, or (B) any accrued but unpaid dividends plus the result of multiplying the Series A-2 Preferred holder's ownership percentage by the greater of: (x) the Book Value, (y) the Fair Market Value as of the Redemption Date, and (z) the EBITDA Value as of the Redemption Date provided, however, that in no event shall the amounts payable per share of Series A-2 Preferred be greater than the amounts payable per share of Series A-1 Preferred.

Conversion into common stock of Series A Preferred stock is automatic upon (i) the closing of an Initial Public Offering (IPO) raising at least $25,000,000 with a post offering market capitalization of $100,000,000, or (ii) if more than 66 2/3% of the then outstanding Series A Preferred stock vote to convert.

                          NOTES TO FINANCIAL STATEMENTS

In the event of liquidation, dissolution, or winding up of the Company, the Series A preferred are entitled to be paid out of the assets of the Company before the common stock holders, if that amount is greater than participating on an if-converted basis, a liquidation preference of $0.33 per share, plus declared or accumulated but unpaid dividends payable.

Series A Preferred stock carries voting rights of one vote for each share of common stock into which it is convertible.

STOCK OPTIONS

In 2002, the Company adopted the 2002 Stock Incentive Option Plan (the "Plan") as amended in 2004, and reserved 4,169,550 shares of common stock thereunder. Options granted under the Plan may be designated as incentive or nonqualified at the discretion of the Board of Directors. Generally, the options have a maximum ten-year term and vest over four years.

A summary of stock option activity under the Plan is as follows:

                                                                Weighted Average
                                            Number of Shares     Exercise Price
                                            ----------------     --------------
Outstanding, December 31, 2002                       370,000         $    .04
    Granted                                          666,000              .04
    Exercised
    Forfeited
                                                ------------
Outstanding, December 31, 2003                     1,036,000              .04
    Granted                                          517,500              .04
    Exercised
    Forfeited                                       (462,500)             .04
                                                ------------

Outstanding, December 31, 2004                     1,091,000              .04
                                                ============

Options exercisable at December 31, 2004             504,750              .04
                                                ============

All options granted to nonemployees have an exercise price of $0.04, which management has determined is the fair value of the underlying shares. Based on the fair value of the options, the Company recognized compensation expense of $3,100 in 2004 and $2,040 in 2003, in relation to the grant of these options, which represents the vested portion of such options, which expire 10 years from the date of grant. The average remaining contractual life approximates nine years at December 31, 2004. Expense recorded was determined using a Black-Scholes valuation model with the following assumptions: risk-free interest rate of 4%, expected life of two years, volatility of 372%, and expected dividend yield of zero.

NOTE 4. LEASE

At December 31, 2004, the Company is committed to an operating lease for office space which expires August 1, 2005. This lease contains a renewal option for up to three years and requires the Company to pay all executory costs such as maintenance and insurance. Rental expense during 2004 and 2003 was $56,708 and $55,261, respectively.

Future minimum lease payments under this lease for the year ending December 31, 2005, are approximately $34,000.

                          NOTES TO FINANCIAL STATEMENTS

NOTE 5. SUBSEQUENT EVENTS

On June 14, 2005, all of the business and operating assets and assumed certain of the Company were acquired by Secured Services, Inc. pursuant to a merger agreement by and among Secured Services, Inc. and Secured Mobile, Inc., a wholly-owned subsidiary of Secured Services, Inc. Since this transaction results in a change in ownership in excess of 50%, the predecessor company's ability to utilize net operating loss carryforwards may be limited.

                     CHAMELEON COMMUNICATIONS TECHNOLOGY INC
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                 MARCH 31, 2005 (Unaudited) AND DECEMBER 31, 2004

                 ASSETS                                           March 31, 2005   December 31, 2004
                                                                  --------------   -----------------
Current Assets
      Cash                                                          $                 $    18,960
      Accounts receivable                                                41,598            41,136
      Prepaid expenses and other                                         20,823            17,949
                                                                    -----------       -----------
                 Total current assets                                    62,421            78,045
Property and equipment, net of accumulated depreciation of
      $49,893 and $22,484, respectively                                  23,595            30,509
Deposits                                                                 15,235            15,819
                                                                    -----------       -----------
                                                                    $   101,251       $   124,373
                                                                    ===========       ===========
                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
      Accounts payable                                              $    73,404       $    50,870
      Convertible notes payable and accrued interest, net of
          discount of $146,323 and $101,897, respectively             1,879,443         1,604,108
      Other current liabilities                                           6,155            12,051
                                                                    -----------       -----------
                 Total current liabilities                            1,959,002         1,667,029
Commitments and Contingencies
Stockholders' Equity (Deficit)
      Mandatorily redeemable convertible preferred stock,
          $0.001 par value; authorized 20,000,000 shares; issued
          and outstanding 9,177,535 shares and 6,082,755 shares
          at December 31, 2004 and 2003, respectively; aggregate
          liquidation preference of $3,666,473 and $2,335,612,
          at December 31, 2004 and 2003, respectively                 6,649,612         6,217,986
      Common stock, $0.001 par value, authorized
          31,000,000 shares; issued and outstanding
          7,280,208 shares and 7,900,000 shares at
          December 31, 2004 and 2003, respectively,
          and additional paid-in capital
      Accumulated deficit                                            (8,507,363)       (7,760,642)
                                                                    -----------       -----------
                 Total stockholders' deficit                         (1,857,751)        1,542,656)
                                                                    -----------       -----------
                                                                    $   101,251       $   124,373
                                                                    ===========       ===========

                        See Notes to Financial Statements

                     CHAMELEON COMMUNICATIONS TECHNOLOGY INC
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    THREE MONTHS ENDED MARCH 31, 2005 AND 2004
                                   (Unaudited)

                                                         Three Months Ended  Three Months Ended
                                                           March 31, 2005      March 31, 2004
                                                         ------------------   -----------------
Revenue                                                      $  42,458           $  11,722
                                                             ---------           ---------
Costs and expenses
      Cost of revenue                                            2,099               3,409
      Selling, general, and administrative expenses            132,599             302,406
      Research and development                                 127,416             240,592
                                                             ---------           ---------
                 Total costs and expenses                      262,113             546,406
                                                             ---------           ---------
                 Loss from operations                         (219,656)           (543,406)
Other expense
      Interest expense                                        (116,199)           (162,470)
                                                             ---------           ---------
                 Net loss                                    $(335,854)          $(697,470)
                                                             =========           =========

                        See Notes to Financial Statements

                    CHAMELEON COMMUNICATIONS TECHNOLOGY, INC.
                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                    FOR THE THREE MONTHS ENDED MARCH 31, 2005

                                                   Mandatorily Redeemable    Common Stock, Additional                      Total
                                                Convertible Preferred Stock      Paid-in Capital                       Stockholders
                                               ----------------------------  ------------------------    Accumulated      Equity
                                                Shares             Amount      Shares         Amount       Deficit       (Deficit)

Balances at December 31, 2004                  9,177,535         $6,217,986  7,280,208     $       --    $(7,760,642)   $(1,542,656)
                                               ---------        -----------  ---------     ----------    -----------   ------------
      Debt converted into preferred stock

      Repurchase of common stock                                                               20,759                       (20,759)
      Warrants issued with convertible debt
      Stock options issued for services
      Amortization of preferred stock discount                        1,901                                   (1,901)            --
      Cumulative dividend and accretion of
          mandatorily redeemable convertible
          preferred stock                                           429,726                   (20,759)      (408,966)            --
      Net loss                                                                                              (335,854)      (335,854)
                                               ---------        -----------  ---------     ----------    -----------   ------------
Balances at March 31, 2005                     9,177,535        $ 6,649,612  7,280,208     $       --    $(8,507,363)  $ (1,857,751)
                                               =========        ===========  =========     ==========    ===========   ============

                        See Notes to Financial Statements

                    CHAMELEON COMMUNICATIONS TECHNOLOGY, INC.
                            STATEMENTS OF CASH FLOWS
               FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004
                                   (Unaudited)

                                                                        2005           2004
                                                                     ---------      ---------
Cash Flows From Operating Activities
      Net loss                                                       $(335,854)     $(697,470)
      Adjustments to reconcile net loss to
          net cash flows used in operating activities
          Depreciation of property and equipment                          6914          5,548
          Amortization of debt discount                                 81,667        121,719
          Preferred stock issued for services and rent                                  3,100
          Stock options issued for services                                            20,646
          Changes in operating assets and liabilities
              Accounts receivable                                         (461)         7,926
              Other assets                                              (2,290)       (49,028)
              Accounts payable and other current liabilities            51,065        (23,608)
                                                                     ---------      ---------
                 Net cash flows used in operating activities          (198,960)      (631,813)
Cash Flows Used in Investing Activities
      Purchase of property and equipment
Cash Flows From Financing Activities
      Proceeds from issuance of convertible notes                      180,000        612,500
      Repurchase of common stock
                                                                     ---------      ---------
                 Net cash flows provided by financing activities       180,000        612,500
                                                                     ---------      ---------
Net decrease in cash and cash equivalents                              (18,960)       (19,313)

Cash at beginning of the period                                         18,960        122,114
                                                                     ---------      ---------
Cash at end of the period                                            $      --      $ 102,801
                                                                     =========      =========

Cash paid for income taxes                                           $      --      $      --
                                                                     =========      =========

Cash paid for interest                                               $      --      $      --
                                                                     =========      =========
Supplementary information for noncash transactions

      Note payable converted to preferred stock                      $              $      --
      Debt discount for note payable

                        See Notes to Financial Statements

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS OPERATIONS

Chameleon Communications Technology, Inc. (the "Company") was incorporated on August 21, 2001, in the State of Delaware and is headquartered in Seattle, Washington. The Company provides software to manage high-speed wireless, mobility, and security activities for broadband providers, government agencies, and private enterprises in the United States. The Company operates and is treated as a single business segment.

GOING CONCERN

As shown in the financial statements, the Company has not generated positive cash flows from operations and has incurred significant net losses, resulting in a net accumulated deficit of $8,507,363 at March 31, 2005. At March 31, 2005, the Company's current liabilities exceed their current assets. These factors raise substantial doubt about the Company's ability to continue as a going concern.

The Company will need additional working capital to be successful in future business activities and to be able to continue to pay its liabilities as they become due. Therefore, continuation of the Company as a going concern is dependent upon obtaining the additional working capital necessary to accomplish its objective. Management is presently engaged in seeking additional working capital. See Note 5.

The accompanying financial statements do not include any adjustments to the recorded assets or liabilities that might be necessary should the Company fail in any of the above objectives and be unable to operate for the coming year.

CASH

Cash consists of checking and savings accounts held at a financial institution. The Company may have amounts in excess of federally insured limits from time to time.

ACCOUNTS RECEIVABLE

Accounts receivable consists of amounts due from customers in the United States. At march 31, 2005 , almost all of the accounts receivable is due from two customer. The Company considers accounts more than 30 days old to be past due. The Company uses the allowance method for recognizing bad debts. When an account is deemed uncollectible, it is written off against the allowance. The Company generally does not require collateral for its receivables. As of march 31, 2005 management believes no allowance for uncollectible accounts is necessary.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost and are depreciated using the straight-line method over the estimated useful lives of the related assets. Maintenance and repairs are charged to expense as incurred.

CONVERTIBLE NOTES PAYABLE

During the three months to march 31,2005, the Company executed a total of 2 subscription agreements under which the Company issued 8% secured convertible notes (one note to each of two separate limited partnerships) in exchange for a total of $90,000 ($45,000 from each limited partnership). The notes are due one year from the date of issuance and are convertible into shares of the Company's preferred stock at $.3335 per share. The notes are secured by substantially all of the Company's assets. .

                          NOTES TO FINANCIAL STATEMENTS

FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial instruments consist of cash, accounts receivable, accounts payable and convertible notes payable. The fair value of these financial instruments approximates the carrying amounts due to the short-term nature.

REVENUE RECOGNITION

The Company derives revenue from the licensing of the Company's proprietary software and professional services relating to the installation and maintenance of its wireless connectivity software.

The Company recognizes software revenue in accordance with the provision of Statement of Position 97-2, SOFTWARE REVENUE RECOGNITION ("SOP 97-2"). Therefore, revenue is recognized when persuasive evidence of an arrangement exists and delivery has occurred, provided the fee is fixed and determinable, collectibility is probable, and the arrangement does not require significant customization of the software. The Company's revenue from professional services is provided under time-and-material price arrangements. Revenue under these arrangements is recognized as services are performed and costs are incurred.

In 2004, two customers comprised 97% of the Company's total revenue.

COMPREHENSIVE INCOME

The Company had no items of other comprehensive income in 2005.

ADVERTISING

Advertising costs are expensed as incurred

RESEARCH AND DEVELOPMENT COSTS

Research and development costs of software products are expensed as incurred until the product has established technological feasibility. SFAS 86, ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE TO BE SOLD, LEASED, OR OTHERWISE MARKETED, requires capitalization of certain software development costs subsequent to the establishment of technological feasibility. Based on the Company's product development process, technological feasibility is established when a detailed development plan is in place and the Company has the necessary skills, hardware, and software technology available to produce the product. Capitalization of software product costs ceases once the product is available for general release to customers.

The Company has not capitalized any production development costs because the primary software product the Company is developing achieved technological feasibility simultaneously with the product's availability for general release to customers.

INCOME TAXES

The Company accounts for income taxes under an asset and liability approach that requires recognition of deferred tax assets and liabilities for expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, the Company generally considers all expected future events other than enactments of changes in the tax laws or rates.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could materially differ from those estimates.

                          NOTES TO FINANCIAL STATEMENTS

NEW ACCOUNTING PRONOUNCEMENTS

SFAS No. 151, INVENTORY COSTS, is effective for fiscal years beginning after June 15, 2005. This statement amends the guidance in Accounting Research Bulletin No. 43, Chapter 4, INVENTORY PRICING, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). The adoption of SFAS No. 151 is expected to have no impact on the Company's financial statements.

SFAS No. 152, ACCOUNTING FOR REAL ESTATE TIME-SHARING TRANSACTIONS, is effective for fiscal years beginning after June 15, 2005. This statement amends SFAS No. 66, ACCOUNTING FOR SALES OF REAL ESTATE, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in American Institute of Certified Public Accountants Statement of Position 04-2, ACCOUNTING FOR REAL ESTATE TIME-SHARING TRANSACTIONS. The adoption of SFAS No. 152 is expected to have no impact on the Company's financial statements.

SFAS No. 123(R), SHARE-BASED PAYMENT, replaces SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, and supersedes APB Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES. This statement requires that the compensation cost relating to share-based payment transactions be recognized at fair value in the financial statements. The Company is required to apply this statement in the first interim period that begins after December 15, 2005. The Company is currently analyzing the requirements of the adoption of SFAS No. 123(R).

SFAS No. 153, EXCHANGES OF NONMONETARY ASSETS - an amendment of APB Opinion No. 29, is effective for fiscal years beginning after June 15, 2005. This statement addresses the measurement of exchange of nonmonetary assets and eliminates the exception from fair-value measurement for nonmonetary exchanges of similar productive assets in paragraph 21(b) of APB Opinion No. 29, ACCOUNTING FOR NONMONETARY TRANSACTIONS, and replaces it with an exception for exchanges that do not have commercial substance. The adoption of SFAS No. 153 is not expected to have a significant impact on the Company's financial statements.

Financial Accounting Standards Board Interpretation ("FIN") No. 46(R) revised FIN No. 46, CONSOLIDATION OF VARIABLE INTEREST ENTITIES, requiring the consolidation by a business of variable interest entities in which it is the primary beneficiary. The adoption of FIN No. 46(R) is expected to have no impact on the Company's financial statements.

The Emerging Issues Task Force ("EITF") reached consensus on Issue No. 03-1, THE MEANING OF OTHER-THAN-TEMPORARY IMPAIRMENT AND ITS APPLICATION TO CERTAIN INVESTMENTS, which provides guidance on determining when an investment is considered impaired, whether that impairment is other than temporary and the measurement of an impairment loss. The FASB issued FSP EITF 03-1-1, EFFECTIVE DATE OF PARAGRAPHS 10-20 OF EITF ISSUE NO. 03-1, THE MEANING OF OTHER-THAN-TEMPORARY IMPAIRMENT AND ITS APPLICATION TO CERTAIN INVESTMENTS, which delays the effective date for the measurement and recognition criteria contained in EITF 03-1 until final application guidance is issued. The adoption of this consensus or FSP is expected to have no impact on the Company's financial statements.

The EITF reached a consensus on Issue No. 04-8, THE EFFECT OF CONTINGENTLY CONVERTIBLE DEBT ON DILUTED EARNINGS PER SHARE, which addresses when the dilutive effect of contingently convertible debt instruments should be included in diluted earnings (loss) per share. Upon ratification by the Financial Accounting Standards Board, EITF 04-8 will become effective for reporting periods ending after December 15, 2004. The adoption of EITF 04-8 did not have an impact on diluted earnings (loss) per share of the Company.

NOTE 2. INCOME TAXES

The Company is liable for taxes in the United States. As of march 31, 2005 , the Company did not have any income for income tax purposes and therefore, no tax liability or expense has been recorded in these financial statements.

At March 31, 2005, the Company has accumulated tax losses of approximately $4,940,000 available to reduce future taxable income. The tax losses expire in years between 2022 and 2025.

The deferred tax asset associated with the accumulated tax losses is approximately $1,680,000. The Company has provided a valuation allowance against the deferred tax asset. The valuation allowance increased by $86,000 for 2005

                          NOTES TO FINANCIAL STATEMENTS

NOTE 3. MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK

SERIES A-1, A-2

In June 2002, the Board of Directors approved the designation of 8,000,000 shares of authorized preferred stock as Series A-1 Preferred stock and 3,000,000 shares of authorized preferred stock as Series A-2 Preferred stock. The Series A-1 and A-2 will be referred to as "Series A Preferred." Each share of Series A-1 and A-2 Preferred stock is convertible into one share of common stock at the option of the holder, subject to certain antidilution provisions. The Series A-1 and A-2 Preferred shares accrue cumulative dividends at the rate of 10% per annum of the stated value of $0.33 per share, respectively, whether or not declared by the Board of Directors.

The Series A-1 Preferred stock may be redeemed, at the option of the holders, subsequent to approval of the holders of two-thirds interest of the Series A Preferred, on or after June 24, 2007. The Company shall have the obligation to redeem for cash, out of legally available funds, all of the issued and outstanding shares of Series A-1 Preferred at a price per share equal to $1.67, plus accrued and unpaid dividends.

The Series A-2 Preferred stock may be redeemed, at the option of the holders, subsequent to approval of the holders of two-thirds interest of the Series A Preferred, on or after June 24, 2007. The Company shall have the obligation to redeem for cash a sum per share equal to the greater of: (A) $0.3335 per share; provided, however, that the holders of Series A-2 Preferred shall not be entitled to receive any accrued but unpaid dividends, or (B) any accrued but unpaid dividends plus the result of multiplying the Series A-2 Preferred holder's ownership percentage by the greater of: (x) the Book Value, (y) the Fair Market Value as of the Redemption Date, and (z) the EBITDA Value as of the Redemption Date provided, however, that in no event shall the amounts payable per share of Series A-2 Preferred be greater than the amounts payable per share of Series A-1 Preferred.

Conversion into common stock of Series A Preferred stock is automatic upon (i) the closing of an Initial Public Offering (IPO) raising at least $25,000,000 with a post offering market capitalization of $100,000,000, or (ii) if more than 66 2/3% of the then outstanding Series A Preferred stock vote to convert.

In the event of liquidation, dissolution, or winding up of the Company, the Series A preferred are entitled to be paid out of the assets of the Company before the common stock holders, if that amount is greater than participating on an if-converted basis, a liquidation preference of $0.33 per share, plus declared or accumulated but unpaid dividends payable.

Series A Preferred stock carries voting rights of one vote for each share of common stock into which it is convertible.

STOCK OPTIONS

In 2002, the Company adopted the 2002 Stock Incentive Option Plan (the "Plan") as amended in 2004, and reserved 4,169,550 shares of common stock thereunder. Options granted under the Plan may be designated as incentive or nonqualified at the discretion of the Board of Directors. Generally, the options have a maximum ten-year term and vest over four years.

None were issued in the three months ended March 31, 2005.

NOTE 4. LEASE

At March 31, 2004, the Company is committed to an operating lease for office space which expires August 1, 2005. This lease contains a renewal option for up to three years and requires the Company to pay all executory costs such as maintenance and insurance. Rental expense during the three months ended March 31, 2005 was $14,532

Future minimum lease payments under this lease for the three months ending March 31, 2005, are approximately $19,500.

                          NOTES TO FINANCIAL STATEMENTS

NOTE 5. SUBSEQUENT EVENTS

On June 14, 2005, all of the business and operating assets and assumed certain of the Company were acquired by Secured Services, Inc. pursuant to a merger agreement by and among Secured Services, Inc. and Secured Mobile, Inc., a wholly-owned subsidiary of Secured Services, Inc. Since this transaction results in a change in ownership in excess of 50%, the predecessor company's ability to utilize net operating loss carryforwards may be limited.

INTRODUCTION TO THE UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS OF SECURED SERVICES, INC. AND SUBSIDIARIES AND CHAMELEON COMMUNICATIONS TECHNOLOGY, INC.

         On June 14, 2005, Secured Services, Inc. ("Secured Services") acquired all of the business and operating assets of, and assumed certain liabilities of Chameleon Communications Technology, Inc. ("Chameleon"). The accompanying unaudited pro forma condensed combined statements of operations combine the historical statements of operations of Secured Services for the six months ended June 30, 2005 and Chameleon for the period from January 1, 2005 to June 13, 2005 as if Secured Services had consummated the acquisition of Chameleon and issued $7,000,000 of convertible debt (of which a portion of the proceeds was used to finance the acquisition) on January 1, 2004. The accompanying unaudited pro forma condensed combined statements of operations also combine the historical statements of operations of Secured Services and Chameleon for the year ended December 31, 2004, as if Secured Services had consummated the acquisition of Chameleon and issued $7,000,000 of convertible debt on January 1, 2004.

         We have presented the accompanying unaudited pro forma statements of operations for informational purposes only. The accompanying unaudited pro forma condensed combined statements of operations are not necessarily indicative of what our results of operations actually would have been had we completed the acquisition of Chameleon and issued $7,000,000 of convertible debt on Janauary 1, 2004. In addition, the unaudited pro forma condensed combined statements of operations do not purport to project the future operating results of the combined companies.

SECURED SERVICES INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2005

                                                                   CHAMELEON
                                                                COMMUNICATIONS
                                                  SECURED      TECHNOLOGY, INC.
                                                  SERVICES      FOR THE PERIOD
                                                 SIX MONTHS          FROM                                               PRO FORMA
                                                   ENDED        JANUARY 1, 2005                       PRO FORMA          COMBINED
                                               JUNE 30, 2005    TO JUNE 13, 2005     COMBINED        ADJUSTMENTS       (UNAUDITED)
                                               -------------   -----------------   -------------     -----------       -----------
Revenues - sales and services                    $ 1,845,128          $  43,395       1,888,523                        $ 1,888,523
Cost of revenues                                   1,160,187              2,099       1,162,286                          1,162,286
                                               -------------      -------------    ------------                       -------------

Gross profit                                         684,941             41,296         726,237                             726,237

Operating expenses                                 5,430,970            477,500       5,908,470                           5,908,470
                                               -------------      -------------    ------------                       -------------

Loss from operations                              (4,746,029)          (436,204)     (5,182,233)                         (5,182,233)
Other income (expense):
   Cost of terminated acquisition                   (522,517)                --        (522,517)                           (522,517)
   Other income                                       58,092                 --          58,092                              58,092
   Interest expense                                  (83,451)          (191,135)       (274,586)      $ (239,167)          (513,753)
                                               -------------      -------------    ------------       ----------      -------------

Net loss                                          (5,293,905)          (627,339)     (5,921,244)        (239,167)        (6,160,411)
Preferred stock dividend requirements                 60,000                 --          60,000               --             60,000
                                               -------------      -------------    ------------       ----------      -------------

Net loss applicable to common stock            $  (5,353,905)         $(627,339)   $(5,981,244)       $ (239,167)      $ (6,220,411)
                                               =============      =============    ============       ===========      =============

Loss per common share - basic and diluted            $ (0.30)                           $ (0.34)                             $(0.35)
                                                     =======                            =======                             =======
Weighted average number of shares
   outstanding                                    17,689,120                         17,689,120                          17,689,120
                                               =============                      =============                       =============


Note: Interest expense includes pro forma charge of $239,167 due to the inclusion of Debenture Interest for the period from January 1, 2005 to June 13, 2005.


See Notes to Unaudited Pro Forma Condensed Combined Statements of Operations.

SECURED SERVICES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2004

                                                                    CHAMELEON
                                                   SECURED        COMMUNICATIONS                      PRO FORMA          PRO FORMA
                                                   SERVICES      TECHNOLOGY, INC.      COMBINED      ADJUSTMENTS          COMBINED
                                                 -----------     ----------------    -----------     -----------        -----------
Revenues - sales and services                    $ 2,193,999       $    81,993       $ 2,275,992                        $ 2,275,992
Cost of revenues                                   1,036,617            31,087         1,067,704                          1,067,704
                                                 -----------       -----------       -----------                        -----------
GROSS PROFIT                                       1,157,382            50,906         1,208,288                          1,208,288
                                                 -----------       -----------       -----------                        -----------

Operating expenses:
     Research and development                      1,181,413           744,009         1,925,422                          1,925,422
     Selling, general and administrative           4,822,025           966,843         5,788,868                          5,788,868
     Depreciation and Amortization                   314,978                             314,978                            314,978
     Charge for loan impairment                      600,000                             600,000                            600,000
                                                 -----------       -----------       -----------                        -----------
          TOTALS                                   6,918,416         1,710,852         8,629,268                          8,629,268
                                                 -----------       -----------       -----------                        -----------

Loss from operations                              (5,761,034)       (1,659,946)       (7,420,980)                        (7,420,980)
Interest income                                       47,198                              47,198                             47,198
Interest expense                                     (43,370)         (428,979)         (472,349)      (733,690)         (1,206,039)
                                                 -----------       -----------       -----------     ----------         -----------

NET LOSS                                          (5,757,206)       (2,088,925)       (7,846,131)      (733,690)         (8,579,821)
Preferred stock dividend requirements                120,000                             120,000                            120,000
                                                 -----------       -----------       -----------     ----------         -----------

NET LOSS APPLICABLE TO COMMON STOCK              $(5,877,206)      $(2,088,925)      $(7,966,131)    $ (733,690)        $(8,699,821)
                                                 ===========       ===========       ===========     ==========         -----------

Loss per common share - basic and diluted        $     (0.45)                                                           $     (0.66)
                                                 ===========                                                            ===========

Weighted average common shares outstanding        13,196,366                                                             13,196,366
                                                 ===========                                                            ===========

Note: Interest expense includes pro forma charge of $733,690 due to the inclusion of Debenture Interest for the year ended December 31, 2004.

See Notes to Unaudited Pro Forma Condensed Combined Statements of Operations.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------

      (1)   DESCRIPTION OF THE TRANSACTIONS AND BASIS OF PRESENTATION:

      On June 14, 2005 (the "Effective Date"), Secured Services, Inc. ("Secured Services") acquired all of the business, and operating assets and assumed certain liabilities of Chameleon Communications Technology, Inc., a Delaware corporation ("Chameleon"), by merger (the "Chameleon Merger Transaction") and closed on the private placement of $7,000,000 of Debentures and warrants to Midsummer Investment, Ltd. and Islandia, L.P., both institutional buyers and accredited investors (each an "Investor") (the "Debenture Transaction") pursuant to a Securities Purchase Agreement (the "Debenture Agreement") dated as of June 13, 2005. A portion of the proceeds from the private placement was used to finance the acquisition of Chameleon.

      The consideration for the Chameleon Merger Transaction consisted of $1,147,000 in cash, 1-year non-interest bearing promissory notes (the "Chameleon Merger Notes") in the aggregate principal amount of $1,000,000 convertible at the option of the holders into 834,000 shares of Secured Services' common stock after 360 days, $5,000,000 of Secured Services' Series B Shares, consisting of 4,170 Series B Shares convertible into 4,170,000 shares of common stock, and four-year common stock purchase warrants to purchase 1,876,500 shares of Secured Services' common stock at an exercise price of approximately $1.28 per share (the "Chameleon Merger Warrants"). The Chameleon Merger Notes, the Chameleon Merger Warrants and the Series B Shares are all subject to anti-dilution adjustments.

      Chameleon develops networking software for providing, managing and securing communications across any wired or wireless broadband network.

      Secured Services accounted for the acquisition pursuant to the purchase method of accounting in its quarter ended June 30, 2005 (see Note 3 to the Condensed Consolidated Financial Statements of Secured Services included elsewhere in this prospectus).

      Prior to the Effective Date, neither Secured Services or any of its affiliates, nor any of its officers or directors or any associate of any such officers or directors, had any material relationship with Chameleon, except that in January 2005 Secured Services executed a letter of intent with Chameleon pursuant to which Secured Services paid $147,000 to cover its operating expenses for the period from February 1, 2005 to June 14, 2005.

      Under the terms of the Debenture Agreement, the Investors purchased $7,000,000 of the 7.5% Debentures and warrants to purchase 2,626,716 shares of common stock. Of the $7,000,000, $4,000,000 was received by Secured Services on the Effective Date with the remaining $3,000,000 deposited in escrow and released in September 2005 when Secured Services engaged a new Chief Executive Officer.

            The principal amount of the Debentures along with any outstanding interest are due and payable on June 13, 2008. Subject to anti-dilution adjustments, the Debentures are convertible into an aggregate of 5,837,226 shares of common stock at the option of the holders.

            In connection with the Debenture Transaction, Secured Services paid a commission to Merriman Curhan Ford & Co., sole placement agent, consisting of $420,000 of cash and warrants for 490,320 shares of common stock.

            The components of the purchase price for Chameleon and the preliminary allocation of the purchase price to the acquired assets and liabilities are summarized below:

            Purchase price:

            Estimated fair value of preferred stock
                and warrants issued                      $5,204,539
            Notes payable                                 1,000,000
            Cash                                          1,147,000
                                                         ----------
                Total consideration                      $7,351,539
                                                         ==========

            Allocation of purchase price:

            Contracts and customer relationships         $  556,000
            Developed technology                          2,410,000
            Goodwill                                      4,727,347
            Accounts receivable                              39,438
            Other current assets                             34,639
            Equipment                                        18,328
            Accounts payable                               (434,213)
                                                         ----------
               Net assets acquired                       $7,351,539
                                                         ==========

            As explained above, Secured Services completed the acquisition, which was accounted for as a purchase, on June 14, 2005. The purchase price allocation was based on preliminary information as to, among other things, the fair value of the preferred stock and warrants issued by Secured Services and the fair value of the identifiable assets acquired. The final valuations may differ and, accordingly, the amounts actually allocated to the identifiable assets and goodwill and certain other assets and liabilities may differ from those shown above.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
VASCO Data Security International, Inc.:

We have audited the accompanying balance sheets of VACMAN Enterprise Line of Business ("the Business") of VASCO Data Security International, Inc. as of December 31, 2002 and 2001, and the related statements of operations, business net worth (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Business' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of VACMAN Enterprise Line of Business of VASCO Data Security International, Inc. as of December 31, 2002 and 2001, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


/s/ KPMG LLP
Chicago, Illinois
September 5, 2003

VACMAN ENTERPRISE LINE OF BUSINESS OF VASCO DATA SECURITY INTERNATIONAL, INC.

BALANCE SHEET

                                                                         DECEMBER 31,
                                                                   -----------------------     JUNE 30,
                                                                      2002          2001         2003
                                                                   ---------     ---------     ---------
                                                                                              (UNAUDITED)
ASSETS
     Current assets
        Accounts receivable                                        $  10,722     $  31,233     $ 363,533
        Prepaid expenses                                              12,612        19,202         4,950
                                                                   ---------     ---------     ---------

TOTAL CURRENT ASSETS                                                  23,334        50,435       368,483
                                                                   ---------     ---------     ---------
        Property and equipment                                       640,043       640,043       640,043
        Accumulated depreciation                                    (507,718)     (344,054)     (574,345)
                                                                   ---------     ---------     ---------

NET PROPERTY AND EQUIPMENT                                           132,325       295,989        65,698
                                                                   ---------     ---------     ---------
             TOTAL ASSETS                                          $ 155,659     $ 346,424     $ 434,181
                                                                   =========     =========     =========
LIABILITIES AND BUSINESS NET WORTH (DEFICIT)
     Current liabilities
        Accounts payable                                           $     852     $   4,483     $     319
        Accrued expenses                                              31,071        24,764        52,339
        Deferred revenue                                              75,721       332,107       104,726
                                                                   ---------     ---------     ---------

TOTAL CURRENT LIABILITIES                                            107,644       361,354       157,384
                                                                   ---------     ---------     ---------
Business net worth (deficit)                                          48,015       (14,930)      276,797
                                                                   ---------     ---------     ---------
             TOTAL LIABILITIES AND BUSINESS NET WORTH (DEFICIT)    $ 155,659     $ 346,424     $ 434,181
                                                                   =========     =========     =========

See accompanying notes to financial statements.

VACMAN ENTERPRISE LINE OF BUSINESS OF VASCO DATA SECURITY INTERNATIONAL, INC.

STATEMENTS OF OPERATIONS

                                           FOR THE YEARS ENDED             FOR THE SIX MONTHS
                                               DECEMBER 31,                  ENDED JUNE 30
                                            2002           2001            2003           2002
                                        -----------    -----------     -----------    -----------
                                                                       (UNAUDITED)    (UNAUDITED)
Revenues
     License fees                       $        --    $ 2,018,596     $        --    $        --
     Support                              1,496,465      1,433,772         786,843        921,463
     Consulting and other                    46,710        584,506         202,341         21,594
                                        -----------    -----------     -----------    -----------
             TOTAL REVENUES               1,543,175      4,036,874         989,184        943,057
Cost of revenues                             10,850        250,312          81,904          6,264
                                        -----------    -----------     -----------    -----------
GROSS PROFIT                              1,532,325      3,786,562         907,280        936,793
                                        -----------    -----------     -----------    -----------
Operating costs:
     Sales and marketing                     49,769      3,414,872             102         38,191
     Research and development               638,028      1,618,856         212,247        401,855
     General and administrative             275,130        756,822         108,914        154,629
       Restructuring expense                     --        313,325              --             --
                                        -----------    -----------     -----------    -----------
TOTAL OPERATING COSTS                       962,927      6,103,875         321,263        594,675
                                        -----------    -----------     -----------    -----------
Income (loss) before income taxes           569,398     (2,317,313)        586,017        342,118
Provision (benefit) for income taxes        222,167       (898,304)        228,547        133,426
                                        -----------    -----------     -----------    -----------
NET INCOME (LOSS)                       $   347,231    $(1,419,009)    $   357,470    $   208,692
                                        ===========    ===========     ===========    ===========

See accompanying notes to financial statements.

VACMAN ENTERPRISE LINE OF BUSINESS OF VASCO DATA SECURITY INTERNATIONAL, INC.

STATEMENTS OF BUSINESS NET WORTH (DEFICIT)

Balance at December 31, 2000                                        $   376,708

     Net loss for the year                                           (1,419,009)
     Contributions from Parent                                        1,027,371
                                                                    -----------

Balance at December 31, 2001                                        $   (14,930)
                                                                    ===========

     Net income for the year                                            347,231
     Distributions to Parent                                           (284,286)
                                                                    -----------

Balance at December 31, 2002                                        $    48,015
                                                                    ===========

     Net income for the period (unaudited)                              357,470
     Distributions to Parent (unaudited)                               (128,688)
                                                                    -----------

Balance at June 30, 2003 (unaudited)                                $   276,797
                                                                    ===========

See accompanying notes to financial statements.

VACMAN ENTERPRISE LINE OF BUSINESS OF VASCO DATA SECURITY INTERNATIONAL, INC.

STATEMENTS OF CASH FLOWS

                                                            FOR THE YEARS                 FOR THE SIX MONTHS
                                                          ENDED DECEMBER 31,                ENDED JUNE 30,
                                                     ---------------------------     ---------------------------
                                                         2002            2001            2003            2002
                                                     -----------     -----------     -----------     -----------
                                                                                     (UNAUDITED)     (UNAUDITED)
Cash flows from operating activities:
     Net income (loss)                               $   347,231     $(1,419,009)    $   357,470     $   208,692
     Adjustments to reconcile net income (loss)
        to net cash provided by (used in)
        operating activities:
     Depreciation                                        163,664         187,627          66,627          81,832
     Changes in assets and liabilities:
          Accounts receivable, net                        20,511       2,323,499        (352,811)       (316,393)
          Prepaid expenses                                 6,590         (19,202)          7,662           6,590
          Accounts payable                                (3,631)          4,483            (533)             --
          Deferred revenue                              (256,386)     (1,522,282)         29,005         (88,459)
          Income taxes payable                                --        (533,128)             --              --
          Accrued expenses                                 6,307          24,763          21,268              --
                                                     -----------     -----------     -----------     -----------
     Net cash provided by (used in)
        operating activities                             284,286        (953,249)        128,688        (107,738)
                                                     -----------     -----------     -----------     -----------
Cash flows from investing activities:
     Additions to property and equipment                      --         (74,122)                             --
                                                     -----------     -----------     -----------     -----------

Net cash used in investing activities                         --         (74,122)             --              --
                                                     -----------     -----------     -----------     -----------
Cash flows from financing activities:
     Contributions from (distributions to) Parent       (284,286)      1,027,371        (128,688)        107,738
                                                     -----------     -----------     -----------     -----------
     Net cash provided by (used in)
        financing activities                            (284,286)      1,027,371        (128,688)        107,738
                                                     -----------     -----------     -----------     -----------

Net increase (decrease) in cash                               --              --              --              --

Cash, beginning of the period                                 --              --
                                                     -----------     -----------     -----------     -----------
Cash, end of the period                              $        --     $        --     $        --     $        --
                                                     ===========     ===========     ===========     ===========

See accompanying notes to financial statements.

VACMAN ENTERPRISE LINE OF BUSINESS OF VASCO DATA SECURITY INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES NATURE OF OPERATIONS

            The accompanying financial statements include the assets, liabilities, results of operations and cash flows of the VACMAN Enterprise Line of Business (the Business) of VASCO Data Security International, Inc. (the Parent). The Business designs, develops, markets and supports security products and services that manage user access and single sign-on to web, client/server and legacy applications in one integrated system for corporate and government customers.

      BASIS OF PRESENTATION

            Since the Business' inception, the Parent has provided funding to the Business for working capital. The Business participates in the Parent's cash management process. As part of the Parent's central cash management system, all cash generated from and cash required to support the Business' operations were deposited and received through the Parent's corporate operating cash accounts. As a result, there were no separate bank accounts or accounting records for these transactions. Accordingly, the amounts represented by the caption "Contributions from (distributions to) Parent" in the Business' Statements of Cash Flows and Statements of Business Net Worth (Deficit) represent the net effect of all cash transactions between the Business and the Parent. While the Parent incurred interest expense on debt outstanding during the periods presented, no interest expense has been allocated to the Business in the accompanying statements of operations. In addition, interest expense has not been charged to the Business related to its balance due to the Parent. This balance represents internal financing extended to the Business by the Parent to support the Business' operations. The average balance due to the Parent was approximately $1,299,000 and $918,000 for the years ended December 31, 2002 and 2001, respectively.

            The Parent provides various operational and general accounting services for the Business in the normal course of its business. These services include customer invoice processing, trade payables processing, general accounting functions and human resource services. In consideration for these services, the Parent has allocated a portion of its overhead costs related to such services to the Business. A portion of the Parent's professional fees incurred, such as accounting and legal, were also allocated to the Business. These allocations were estimated using proportional cost allocation methods. Operating costs included $217,454 and $466,505 of costs allocated from Parent during the years ended December 31, 2002 and 2001, respectively.

            Allocated costs for services provided by the Parent to the Business were determined by calculating an average percentage and applying that percentage to the personnel costs and professional fees incurred by the Parent. The average percentage included the following factors: headcount, operating costs and transaction counts.

            In management's opinion, the methods to identify and allocate costs to the Business for these services provided by the Parent are reasonable.

      REVENUE RECOGNITION

            LICENSE FEES. The Business applies the provisions of AICPA Statement of Position 97-2, "Software Revenue Recognition," as amended, which specifies the following four criteria that must be met prior to recognizing revenue: (1) persuasive evidence of the existence of an arrangement, (2) delivery, (3) fixed or determinable fee, and (4) probable collection. In addition, revenue earned on software arrangements involving multiple elements is allocated to each element based on the relative fair value of the elements. When applicable, revenue allocated to the Business' software products (including specified upgrades/enhancements) is recognized upon delivery of the products.

            SUPPORT AGREEMENTS. Support agreements generally call for the Business to provide technical support and software updates to customers. Revenue on technical support and software update rights is recognized ratably over the term of the support agreement.

            CONSULTING AND OTHER. The Business provides consulting and education services to its customers. Revenue from such services is generally recognized during the period in which the services are performed.

VACMAN ENTERPRISE LINE OF BUSINESS OF VASCO DATA SECURITY INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

      PROPERTY AND EQUIPMENT

            Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets ranging from three to seven years. Additions and improvements are capitalized, while expenditures for maintenance and repairs are charged to operations as incurred. Gains or losses resulting from sales or retirements are recorded as incurred, at which time related costs and accumulated depreciation are removed from the accounts.

      SOFTWARE COSTS

            The Business capitalizes software development costs in accordance with Statement of Financial Accounting Standards (SFAS) No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed". Research and development costs, prior to the establishment of technological feasibility, determined based upon the creation of a working model, are expensed as incurred. The Business's policy is to amortize capitalized costs by the greater of (a) the ratio that current gross revenues for a product bear to the total of current and anticipated future gross revenues for that product or (b) the straight-line method over the remaining estimated economic life of the product, generally two to five years, including the period being reported on. The Business did not capitalize any software costs during the years ended December 31, 2001 and 2002 as such costs were not significant.

      INCOME TAXES

            The Business is included in the Federal and state income tax returns of the Parent. The provision for income taxes for the Business has been calculated as if the Business were a stand-alone corporation filing separate tax returns. Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Federal and state deferred tax assets and liabilities have been included in Business Net Worth (Deficit) as their ultimate realization is dependent upon the Parent's results of operations.

      FAIR VALUE OF FINANCIAL INSTRUMENTS

            The estimated fair value of the Business' financial instruments, which consist of receivables, accounts payable and accrued liabilities, approximates their carrying value.

      STOCK OPTIONS

            Certain employees of the Business participate in the Parent's employee stock option plan. The Parent accounts for its stock options under APB No. 25 "Accounting for Stock Issued to Employees". No compensation expense related to the issuance of stock options has been recognized by the Business, as all options granted by the Parent to the Business' employees were issued at the then fair market value of the Parent's common stock.

      USE OF ESTIMATES

            The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

VACMAN ENTERPRISE LINE OF BUSINESS OF VASCO DATA SECURITY INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 2 - PROPERTY AND EQUIPMENT

            Property and equipment are comprised of the following:

                                                             DECEMBER 31,
                                                      --------------------------
                                                        2002              2001
                                                      --------          --------
Furniture and fixtures                                $ 28,984          $ 28,984
Office equipment                                       611,059           611,059
                                                      --------          --------
Total property and equipment                          $640,043          $640,043
                                                      ========          ========

NOTE 3 - ACCRUED EXPENSES

            Accrued expenses are comprised of the following:

                                                             DECEMBER 31,
                                                      --------------------------
                                                        2002              2001
                                                      --------          --------
Accrued payroll                                       $ 10,338          $ 14,095
Accrued vacation                                        19,609            10,669
Other accrued expenses                                   1,124                --
                                                      --------          --------
Total accrued expenses                                $ 31,071          $ 24,764
                                                      ========          ========

VACMAN ENTERPRISE LINE OF BUSINESS OF VASCO DATA SECURITY INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 4 - INCOME TAXES

            If the Business had filed separate tax returns, at December 31, 2002, the Business would have had a net operating loss carryforward approximating $1,611,000. Such losses would have been available to offset future taxable income and expire in varying amounts through 2012.

            The provision for income taxes consists of the following:

                                                           FOR THE YEARS ENDED
                                                               DECEMBER 31,
                                                         ----------------------
                                                            2002         2001
                                                         ---------    ---------
Current:
     Federal                                             $      --    $(429,518)
     State                                                      --     (103,611)
Deferred:
     Federal                                             $ 206,615    $(299,631)
     State                                                  15,552      (65,544)
                                                         ---------    ---------
Total provision                                          $ 222,167    $(898,304)
                                                         =========    =========

            The differences between income taxes computed using the statutory federal income tax rate of 34% and the provisions for income taxes reported in the statements of operations are as follows:

                                                           FOR THE YEARS ENDED
                                                              DECEMBER 31,
                                                         ----------------------
                                                            2002         2001
                                                         ---------    ---------
Expected tax expense (benefit) at statutory rate         $ 193,595    $(787,886)
Increase (decrease) in income taxes resulting from:
     State income taxes net of Federal benefit              28,486     (115,931)
     Nondeductible expenses                                     86        5,513
                                                         ---------    ---------
               TOTAL                                     $ 222,167    $(898,304)
                                                         =========    =========

            The deferred income tax balances, which have been included in Business Net Worth (Deficit), are comprised of the following:

                                                            AS OF DECEMBER 31,
                                                         ----------------------
                                                            2002         2001
                                                         ---------    ---------
Deferred tax assets:
     Net operating loss carryforwards                    $ 628,197    $ 756,556
     Accrued expenses                                       11,680        5,497
     Deferred revenue                                       29,530      129,521
                                                         ---------    ---------
          NET DEFERRED INCOME TAXES                      $ 669,407    $ 891,574
                                                         =========    =========

VACMAN ENTERPRISE LINE OF BUSINESS OF VASCO DATA SECURITY INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

            In assessing the realizability of deferred tax assets, the Business considers whether it is more likely than not that some portion or all of the deferred tax assets could have been realized if the Business were filing tax returns as a stand-alone entity. Although realization of the deferred tax assets is not assured, management believes that it is more likely than not that all of the deferred tax assets could be realized if the Business were filing tax returns as a stand-alone entity. The ultimate realization of the Business' deferred tax assets is dependent upon the Parent's ability to generate future taxable income during the period in which these temporary differences become deductible.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

            In 2001, the Business had a lease agreement for six suites of office space in Baltimore, Maryland expiring on March 31, 2003. On April 1, 2003, the Business entered into a month-to-month operating lease for one of the suites of office space in Baltimore. Under the terms of the new lease, the monthly payment is $2,704 and can be terminated with 30 days notice.

            Rent expense under the operating lease was approximately $71,000 and $155,000 for the years ended December 31, 2002 and 2001, respectively.

NOTE 6 - RESTRUCTURING

            As part of the Parent's corporate-wide restructuring in 2001, the Business incurred $313,325 of severance costs related to the reduction of 33 staff.

NOTE 7 - SUBSEQUENT EVENTS

            On July 7, 2003, the Parent sold the Business to SecureD Services, Inc., a newly-organized security consulting and managed security services business.

            Under the terms of the Agreement, the Parent received a senior secured promissory note of $1,073,000 and $2,000,000 of Convertible Preferred Stock from SecureD Services in exchange for the Business' net assets. The Parent's CEO and Chairman, Mr. T. Kendall Hunt, is one of the founders and organizers of SecureD Services.

                        DOLFIN.COM, INC., SELECTED ASSETS

                           BALANCE SHEETS (UNAUDITED)

                                                        31-DEC          30-JUN
                                                      ---------       ---------
                                                         2002            2003
                                                      ---------       ---------
Assets
   Accounts Receivable                                $  15,880       $  61,521
   Deferred Taxes
   Property and Equipment                                   165           4,500
   Accumulated Depreciation                                   0               0
   Net Property & Equipment                                 165           4,500
                                                      ---------       ---------
   Total Assets                                       $  16,045       $  66,021
                                                      =========       =========

Liabilities and Business Net Worth
Current Liabilities
   Accounts Payable                                     129,676         203,610
   Accrued Liabilities                                   11,033           9,420
                                                      ---------       ---------
Total Current Liabilities                               140,709         213,030

Business Net Worth                                     (124,664)       (147,009)
                                                      ---------       ---------

   Total Liabilities and Business Net Worth           $  16,045       $  66,021
                                                      =========       =========

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                        DOLFIN.COM, INC., SELECTED ASSETS
                            STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                           FOR THE
                                         YEAR ENDED       FOR THE SIX MONTHS
                                         DECEMBER 31,       ENDED JUNE 30,
                                            2002          2003           2002
                                            ----          ----           ----
Revenues

   Product                                $ 20,295      $ 52,725       $  5,030
   Services                                106,430        53,311
                                          --------      --------       --------
   Total Revenues                          126,725       106,036          5,030

   Cost of Sales                            44,716        70,267          5,125

                                          --------------------------------------
   Gross Profit                             82,009        35,769            (95)

   General and Administrative              122,593       102,588         80,465

                                          --------------------------------------
   Operating Loss                          (40,584)      (66,819)       (80,560)

   Other Income                                  0             0              0
                                          --------------------------------------
     Loss Before Taxes                     (40,584)      (66,819)       (80,560)

Tax Provision (benefit) for income tax           0             0              0

                                          --------------------------------------
Net Loss                                  $(40,584)     $(66,819)      $(80,560)
                                          ======================================

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                        DOLFIN.COM, INC., SELECTED ASSETS

                        STATEMENTS OF BUSINESS NET WORTH
                                   (UNAUDITED)

                                                                        BUSINESS
                                                                       NET WORTH

Balance at December 31, 2001                                          $ (20,949)

   Net income for the year                                              (40,584)
   Distributions to Parent                                              (63,131)

                                                                      ---------
Balance at December 31, 2002                                           (124,664)

   Net income for the period                                            (66,819)
   Distributions to Parent                                               44,474

                                                                      ---------
Balance at June 30, 2003                                              $(147,009)
                                                                      =========

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                        DOLFIN.COM, INC., SELECTED ASSETS

                            STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                          FOR THE       FOR THE SIX MONTHS ENDED
                                         YEAR ENDED              30-JUN
                                           31-DEC      -------------------------
                                           2002          2003            2002
                                           ----          ----            ----
Cash Flows from Operations
   Operating Loss                        $(40,584)     $(66,819)       $(80,560)
   Adjustments to net loss for
   non cash items
   Depreciation                                 0             0               0
   Accounts Receiveable                   (15,880)      (45,641)         15,880
   Deferred Income Taxes
   Accounts Payable                       122,420        73,934        (100,000)
   Accrued Liabilities                     (2,660)       (1,613)         (3,792)
                                          -------      --------       ---------

   Net Cash provided by (used
   in) operating activities                63,296       (40,139)       (168,472)

Cash Flows from Investments
   Additions to fixed assets                 (165)       (4,335)              0
                                         --------------------------------------
Net Cash used (generated)                  63,131       (44,474)       (168,472)
                                         --------------------------------------

Cash Flows from financing activities
   Contributions from (distributions
   to Parent)                             (63,131)       44,474         168,472
                                         --------------------------------------
   Financing Activities                   (63,131)       44,474         168,472
                                         --------------------------------------

   Net increase in cash                         0             0               0
   Cash at beginnning of the period             0             0               0
   Cash at the end of the period                0             0               0
                                         --------------------------------------
                                         $      0      $      0        $      0
                                         ======================================

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                        DOLFIN.COM, INC. SELECTED ASSETS
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

The accompanying financial statements include the assets, liabilities, results of operations and cash flows of the purchased assets of DOLFIN.COM, Inc. The Business markets and supports security products and services that manage data security across integrated systems of corporate customers.

BASIS OF PRESENTATION

Dolfin.com, Inc. has consistently accounted for its assets and liabilities as a single entity, consequently all cash management accounts payable and receivables were administered centrally. Only selected assets and liabilities of Dolfin.com, Inc. were purchased by SecureD Services. The financial information has been adjusted for costs not related to the selected assets sold where applicable.

Administrative costs were determined by calculating costs attributable to excluded assets and non recurring costs.

In management's opinion, the resulting information contains estimates which are considered reasonable in preparing this segmented data.

REVENUE RECOGNITION

Product Sales. Revenues from the sale of computer security software are recorded upon shipment or, if an acceptance period is allowed, at the later of shipment or customer acceptance. No significant obligations exist with regard to delivery or customer acceptance at the time of recognizing revenue.

Consulting Services. The Business provides consulting services to its customers. Revenue from such services is generally recognized during the period in which the services are performed.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets ranging from three to seven years. Additions and improvements are capitalized, while expenditures for maintenance and repairs are charged to operations as incurred. Gains or losses resulting from sales or retirements are recorded as incurred, at which time related costs and accumulated depreciation are removed from the accounts.

INCOME TAXES

The Selected assets are accounted for in the income tax return of Dolfin.com, Inc., consequently there is no provision for income tax payment of benefit.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The estimated fair value of the Business' financial instruments, which consist of receivables, accounts payable and accrued liabilities, approximates their carrying value.

EARNINGS PER COMMON SHARE

The Business' historical structure is not indicative of its prospective capital structure and, accordingly, historical earnings per share information has not been presented.

STOCK OPTIONS

Certain employees of the Business participate in the Parent's employee stock purchase plan. The Parent accounts for its stock options under APB No. 25 "Accounting for Stock Issued to Employees". No compensation expense related to the issuance of stock options has been recognized by the Business, as all options were issued at the then fair value of the Parent's common stock.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INTERIM FINANCIAL INFORMATION (UNAUDITED)

These financial statements are unaudited; however, in the opinion of management, all adjustments, consisting solely of normal recurring adjustments, necessary for a fair presentation of the financial statements for the interim periods have been included. The results of operations for the six months ended June 30, 2003 and 2002 are not necessarily indicative of the results to be achieved for the full fiscal year.

FURNITURE AND FIXTURES

Furniture and fixtures are shown at purchased cost with no depreciation charges. The amounts are not considered significant and total $165 at December 30, 2002.

COMMITMENTS AND CONTINGENCIES

In 1999 Dolfin.com, Inc., entered into a lease arrangement for their offices in Toronto. This lease expires in May, 2004. Rent expense under this lease approximates $36,000 in 2002.

================================================================================

            YOU MAY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR SALE OF COMMON SHARES MEANS THAT INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT AFTER THE DATE OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY OUR COMMON SHARES IN ANY CIRCUMSTANCES UNDER WHICH THE OFFER OR SOLICITATION IS UNLAWFUL.

                                  ------------

                                TABLE OF CONTENTS

                                                                            PAGE
Forward Looking Statements..............................................       2
Prospectus Summary......................................................       3
Risk Factors............................................................       9
Use of Proceeds.........................................................      14
Dividend Policy.........................................................      14
Capitalization..........................................................      14
Price Ranges of Our Common Stock........................................      15
Recent Developments.....................................................      16
Selected Consolidated Financial Data....................................      18
Management's Discussion and Analysis of
      Financial Condition and Results
      of Operations ....................................................      21
Business................................................................      29
Management..............................................................      36
Certain Relationships and Related
      Party Transactions................................................      41
Security Ownership of Certain
      Beneficial Owners and Management..................................      42
Description of Securities...............................................      45
Selling Stockholders....................................................      48
Plan of Distribution....................................................      56
Legal Matters...........................................................      58
Experts.................................................................      58
Where You Can Find More Information.....................................      59
Index to Financial Statements...........................................      60

================================================================================


================================================================================


                                24,692,955 SHARES
                                       OF
                                  COMMON STOCK


                             SECURED SERVICES, INC.

                                  ------------
                                   PROSPECTUS
                                  ------------


                                October ___, 2005


================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

            Section 145 of the Delaware General Corporation Law grants us the power to indemnify our directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation - a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification in which the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

            Our Certificate of Incorporation also provides that a director will not be personally liable to us or to our stockholders for monetary damages for breach of the fiduciary duty of care as a director. This provision does not eliminate or limit the liability of a director:

      o for breach of his or her duty of loyalty to us or to our stockholders;

      o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

      o under Section 174 of the Delaware General Corporation Law (relating to unlawful payments or dividends or unlawful stock repurchases or redemptions); or

      o     for any improper benefit.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to our Certificate of Incorporation, Bylaws and the Delaware General Corporation Law, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following are the fees and expenses we incurred in connection with the offering are payable by us. Other than the SEC registration fee all of such fees expenses are estimated.

Registration fee..................................................  $      3,650
Printing expenses.................................................  $         --
Accounting fees and expenses......................................  $     80,000
Legal fees and expenses...........................................  $     60,000
Transfer agent and registrar fees and expenses....................  $      1,000
Miscellaneous.....................................................  $      4,000
                                                                    ------------

         Total....................................................  $    148,650
                                                                    ============

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

            1) In July 2003, in connection with the July 2003 Merger, we issued an aggregate of 6,497,337 shares of Common Stock and 2,000,000 Series A Shares to eighteen accredited investor stockholders of SSI Operating Corp.

            2) In October 2003 we sold 20,000 shares of Common Stock to Houston Associates, in payment of approximately $13,600 of fees for providing the support services we needed to complete our regulatory filings prior to the July 2003 Merger transaction.

            3) From October 2003 through July 2004 we issued 96,000 shares of Common Stock to Capital Market Relations, for investor relations services valued at $91,992.

            4) From October 2003 through September 2005 we issued 144,679 shares of Common Stock to VASCO Data Security International, Inc. in payment of $30,000 quarterly dividends on the Series A Shares.

            5) In November 2003 we issued 20,000 shares of Common Stock to Oliver Meixner, in payment of approximately $13,600 in fees for general financial consulting services.

            6) In December 2003 we sold 385,000 units. Each unit consisted of three shares of Common Stock and one redeemable stock purchase warrant exercisable at $1.50 per share to eighteen investors raising gross proceeds of approximately $866,000 to provide additional working capital.

            7) In December 2003 we sold 900,000 shares of Common Stock and redeemable stock purchase warrants for 300,000 shares of Common Stock to an accredited investor for $450,000.


            8) From December 2003 through June 2004, pursuant to an amended Consulting Agreement with Corporate Capital Management, LLC, we issued an aggregate of 500,000 shares of Common Stock to Corporate Capital Management, LLC, Corporate Capital Partners, LLC, Corporate Capital Consultants, LLC and Daniel Ryweck in payment of $540,897 in fees due to Corporate Capital Management, LLC, primarily for identifying and introducing potential merger and/or acquisition candidates and assisting us in developing institutional sponsorship. The Consulting Agreement has been attached as Exhibit 10.20 to this Registration Statement.


            9) In January 2004 we issued 40,000 shares of Common Stock to our then Chief Financial Officer, in payment of $27,200 of accrued compensation.

            10) In March 2004, in our January 2004 private placement, we sold an aggregate of 595,223 units to twenty-two investors for approximately $1,339,000. Each unit consisted of three shares of Common Stock and one three-year Common Stock purchase warrant with an exercise price of $1.50 per share.

            11) In May 2004 we sold to 033 Asset Management, L.L.C. and 8 other institutional investors, 5,384,623 shares of Common Stock and five-year warrants to purchase 1,346,156 shares of Common Stock at $1.96 per share The proceeds of this financing were used for sales and marketing, research and development, government certification, finance and administration and working capital. In connection with this financing, we issued 100,000 shares of our Common Stock to Frank Fanzilli, in payment of $123,650 of fees for assistance with investor presentations and negotiations.

            12) In August 2004 we issued 20,000 shares of Common Stock to Bob Welling, an employee and a Canadian citizen, as an incentive bonus for services rendered to us as Director of Business Development.

            13) In November 2004 we issued 125,000 shares of Common Stock with an approximate value of $185,500 to Cybrix Corporation, for certain assets. For consulting services rendered in connection with this transaction by David Dent, an independent contractor we issued three-year warrants, valued at $2,500, to purchase 10,000 shares of Common Stock at an exercise price of $1.96 per share.


            14) In November 2004 we issued to Steven Sonnenberg, an employee, 50,000 shares of Common Stock, with a fair market value of $1.40 per share as an incentive bonus. In September 2005, Mr. Sonnenberg gave notice of his intention to resign from his employment with us effective November 9, 2005. Upon his termination, his shares will be forfeited to us.

            15) From January to September 2005, pursuant to a Consulting Agreement between Secured Services and Crosslink Resources, dated January 17, 2005, (a copy of which has been attached to this Registration Statement as Exhibit 10.11) we issued to them an aggregate of 124,000 shares of Common Stock in payment of $175,530 in fees for their investor relations services rendered. As an incentive bonus, we also issued to them warrants to purchase 50,000 shares of Common Stock at $1.96 per share until January 7, 2008 and warrants to purchase 50,000 shares of Common Stock at $1.199216 per share between January 7, 2007 and January 7, 2010 provided that the agreement between us is still in effect on January 7, 2007. The warrants had an aggregate Black-Scholes value of $35,750. Under the terms of our agreement, Crosslink can earn up to an additional 98,000 shares through January 7, 2007.


            16) From March 2005 through mid-May 2005, when we terminated this offering, we sold to twenty-four investors 144,002 units for which we received proceeds of approximately $864,000. Each unit consisted of four shares of Common Stock and one warrant to purchase one share of Common Stock, exercisable at $2.00 per share for the first year and for $2.50 per share for the subsequent two years. The proceeds of this financing will be used for sales and marketing, research and development, government certification, finance and administration and working capital.

            17) In April 2005 we issued 20,000 shares of Common Stock to George Kiang, an employee and a Canadian citizen, as an incentive bonus for services rendered to us as a Project Manager.

            18) In May 2005 we issued a $250,000 Senior Secured Promissory Note, maturing on June 29, 2005, and warrants exercisable at $1.279 shares, with an expiration date of May 27, 2009, for an aggregate of 208,470 shares of Common Stock, in connection with a $250,000 bridge loan financing transaction with MCF Corporation and Carter Management Group, LLC.

            19) In June 2005 we issued to two venture funds and other stockholders of Chameleon Notes in the aggregate principal amount of $1 million convertible at the option of the holders into 834,000 shares of our Common Stock after 360 days, 4,170 Series B Shares convertible into 4,170,000 shares of Common Stock, and Chameleon Merger Warrants for 1,876,500 shares of our Common Stock, all in connection with the Chameleon Merger Transaction. In September, 2005, we issued 200,645 shares of Common Stock in payment of the quarterly dividends due (with a fair market value of $81,260) on the Series B Shares.

            20) In June 2005 we issued to two institutions $7,000,000 of Debentures due June 13, 2008 and Warrants to purchase 2,626,715 shares of Common Stock at $1.2791 per share. The Debentures are initially convertible into an aggregate of 5,837,225 shares of Common Stock.

            21) In connection with the Debenture Transaction, we paid a commission to Merriman Curhan Ford & Co., sole placement agent, consisting of $420,000 cash and Warrants for 490,320 shares of Common Stock exercisable at $1.2791 per share, of which $240,000 cash and all the Warrants were issued at closing. The Warrants had an aggregate black-scholes value of $159,800.

            The sale of the foregoing securities was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Act"). In addition, (i) the sale of the securities in paragraphs (i) 2-16, 18 and 21 was made to accredited investors and also exempt from registration pursuant to
Section 4(6) of the Act; (ii) the sale of the securities in paragraphs 6, 7, 10, 11, 16 and 19 was made to accredited investors and also exempt from registration pursuant to Regulation D of the Act; and (iii) the sale of the securities in paragraphs 12 and 17 was also exempt from registration pursuant to Regulation S.

            All of certificates for shares of stock, warrants and Debentures set forth above, unless otherwise indicated, were imprinted with a legend restricting transfer unless pursuant to an effective registration statement or an available exemption under the Act. The stockholders were required to represent and warrant (i) that the securities were purchased entirely for their own account with no intention, at the time of purchase, of dividing the securities with others or of reselling or otherwise disposing of any portion of the securities unless covered by an effective registration statement or pursuant to an available exemption from such registration; (ii) that the securities will be held for investment purposes and not with a view toward further distribution or sale; and (iii) further agree that they will not engage in any short selling.

                              EXHIBIT TABLE INSERT

ITEM 27. EXHIBITS.

EXHIBIT
NUMBER           DESCRIPTION
------           ------------
2.1              Agreement and Plan of Merger, dated July 9, 2003 (1)

3.1              Certificate of Incorporation, as amended(1)

3.2              Certificate of Merger(1)

3.3              By-Laws of the Company(2)

3.4              Certificate of Designation for Series B Convertible Preferred
                 Stock(7)

4.1              Specimen of Common Stock(4)

4.2              Specimen of Series A Convertible Preferred Stock(4)


4.3              Specimen of Series B Convertible Preferred Stock(9)


4.4 7.5% Convertible Debenture, due June 13, 2008, in the principal amount of $4,000,000 issued to Midsummer Investment, Ltd.(7)

                      o An identical debenture in the principal amount of $3,000,000 was issued to Islandia L.P.



4.5 Four-year Common Stock Purchase Warrant issued in connection with the Chameleon Merger to NextPoint Partners II, L.P. with an exercise price of $1.279164 per share for the purchase of 925,650 shares (7)

                 Except as noted, an identical warrant was issued to:


                      o   Toucan Capital Fund II, L.P.;

                      o Dale Quick, exercisable for the purchase of 22,950 shares; and

                      o  Queen Anne Square LLC, exercisable for the purchase of
                          2,250 shares.

4.6 Four-year Common Stock Purchase Warrant issued in connection with the Debenture Transaction to Midsummer Investment, Ltd. with an exercise price of $1.2791 per share for the purchase of 1,500,980 shares (7)

                      o An identical warrant exercisable for the purchase of 1,125,735 shares was issued to Islandia L.P.



4.7 Four-year Common Stock Purchase Warrant issued in connection with the Debenture Transaction to MCF Corporation with an exercise price of $1.2791 per share for the purchase of 490,320 shares(9)


                      o An identical warrant exercisable for the purchase of 104,235 shares was issued to Carter Management Group, LLC.


5.1              Opinion of Morse, Zelnick, Rose & Lander, LLP*

10.1 Final form of Securities Purchase Agreement from November 2003 private placement of Units to accredited investors(4)

10.2             2003 Incentive Stock Option Plan(4)

10.3             Final form of Incentive Stock Option Agreement (included in
                 Exhibit 10.2)(4)

10.4             Final form of Non-Qualified Stock Option Agreement (included in
                 Exhibit 10.2)(4)

10.5 Final form of Warrant Agreement from November 2003 private placement of Units to accredited investors(4)

10.6 Final form of Subscription Agreement, dated as of May 7, 2004, among Secured and the investors(5)

10.7 Final form of Registration Rights Agreement, dated as of May 7, 2004, among Secured and the investors(5)


10.8 Final form of Securities Purchase Agreement from the January 2004 private placement of to accredited investors(6)


10.9 Final form of Securities Purchase Agreement from the March 2005 private placement of to accredited investors (a schedule of the investors for Exhibits 10.9 and 10.10 is included).(9)

10.10 Final form of Warrant Agreement the March 2005 private placement of to accredited investors(9)



10.11 Consulting Agreement, dated January 7, 2005, between Secured Services and Crosslink Resources, Inc.*


10.12 Final form of Warrant issued to Crosslink Resources, Inc. with an exercise price of $1.96 per share for the purchase of 50,000 shares of Common Stock until January 17, 2008.(9)

10.13 Final form of Warrant issued to Crosslink Resources, Inc. with an exercise price of $1.199216 per share for the purchase of 50,000 shares of Common Stock beginning on January 17, 2007 until January 17, 2010.(9)


10.14 Merger Agreement as of June 14, 2005 among Secured Services, Secured Mobile, Inc. and Chameleon Communications Technology, Inc. (7)

10.15 Securities Purchase Agreement as of June 13, 2005 among Secured Services, Midsummer Investment, Ltd. and Islandia L.P.(7)

10.16 Investor Rights Agreement dated as of June 14, 2005 among Secured Services and NextPoint Partners II, LP, Dale Quick, Toucan Capital Fund II, LP and Queen Anne Square LLC.(7)

10.17 Registration Rights Agreement dated as of June 13, 2005 among Secured Services, Midsummer Investment, Ltd. and Islandia L.P.(7)


10.18 Lock-Up Agreement dated June 14, 2005 between Secured Services and NextPoint Partners II, LP(9)


                      The identical agreement was also entered into between Secured Services and (i) Dale Quick; (ii) Toucan Capital Fund II, LP; and (iii) Queen Anne Square LLC.


10.19 Stockholder Representation Statement and Transfer Restriction Agreement dated as of June 14, 2005 between Secured Services and NextPoint Partners II, LP(9)

                      The identical agreement was also entered into between Secured Services and (i) Dale Quick; (ii) Toucan Capital Fund II, LP; and (iii) Queen Anne Square LLC.

10.20 Consulting Agreement, dated September 26, 2003, between Secured Services and Corporate Capital Management, LLC, as amended.*


16.1             Letter from Grant Thornton LLP dated August 14, 2003 (3)

21.1             Subsidiaries(8)


23.1             Consent of J.H. Cohn LLP*

23.2             Consent of KPMG LLP*

23.2             Consent of Peterson Sullivan PLLC*

23.4             Consent of Morse, Zelnick, Rose & Lander, LLP (included in
                 Exhibit 5.1)*

23.5             Power of Attorney (included in signature page)*


*Included herewith

(1) Previously filed as an Exhibit 2.1, on August 4, 2003 in the Registrant's initial Current Report on Form 8-K and incorporated herein by reference.

(2) Previously filed as an Exhibit with the same number, on the Registrant's Quarterly Report for the period ended September 30, 2003 and incorporated herein by reference.

(3) Previously filed as an Exhibit 16.1, on August 14, 2003 in the Registrant's initial Current Report on Form 8-K and incorporated herein by reference.

(4) Previously filed as an exhibit in the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003 and incorporated herein by reference.

(5) Previously filed as an exhibit, on May 14, 2004 in the Registrant's Current Report on Form 8-K and incorporated herein by reference.

(6) Previously filed as an exhibit with the same number to the Registration Statement on Form SB-2 (SEC No.333-116455) declared effective as of August 20, 2004 and incorporated herein by reference.

(7) Previously filed as an exhibit, on June 15, 2005 in the Registrant's initial Current Report on Form 8-K and incorporated herein by reference.

(8) Previously filed as an exhibit with the same number to this Registration Statement on Form SB-2 on July 28, 2005 and incorporated herein by reference.


(9) Previously filed as an exhibit with the same number to this Registration Statement on Form SB-2 on September 30, 2005 and incorporated herein by reference.

ITEM 28. UNDERTAKINGS

A. The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(i) include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) include any additional or changed material information with respect to the plan of distribution disclosed in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(5) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

B. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in New York, New York on October 27, 2005.

                                          SECURED SERVICES, INC.


                                          By: /s/ Robert Skinner
                                              ----------------------------------
                                              Robert Skinner, President and
                                              Executive Officer

            ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Skinner and Stephen A. Zelnick, individually, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

            In accordance with the requirements of the Securities Act of 1933, as amended, the following persons have signed this Registration Statement in the capacities indicated on the date set forth above.

       SIGNATURE                                 TITLE
       ---------                                 -----


/s/ Robert Skinner
------------------------
Robert Skinner              President and Chief Executive Officer and Director
                            (principal executive officer)

*
------------------------
Jane A. Dietze              Interim Chief Financial and Accounting Officer and
                            Chairman of the Board
                            (principal financial officer and principal accounting officer)


------------------------
Michael P. Dubreuil         Director


/s/ Kendall Hunt
------------------------
T. Kendall Hunt             Director


/s/ Michael Faber
------------------------
Michael Faber               Director


------------------------
Shawn Kreloff               Director


/s/ King T. Moore
------------------------
King T. Moore               Director


*By: /s/ Stephen A. Zelnick
    -----------------------
       Stephen A. Zelnick
        Attorney-in-Fact